As filed with the Securities and Exchange Commission on June 6, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
and
CMP SUSQUEHANNA CORP.
(Exact Name of Registrants as Specified in Their Charters)

(SEE TABLE OF ADDITIONAL REGISTRANTS)

Delaware	4832	20-4530834
Delaware	4832	20-4531045
(State or other jurisdiction of incorporation or organization) 7929	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14 Piedmont Center, Suite 1400
Atlanta, Georgia 30305
(404) 949-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lewis W. Dickey, Jr.
Chairman, President and Chief Executive Officer
14 Piedmont Center, Suite 1400
Atlanta, Georgia 30305
(404) 949-0700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark L. Hanson, Esq.
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
(404) 521-3939

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
9 7/8% Senior Subordinated Notes due 2014 of CMP Susquehanna Corp.	$250,000,000	100%(1)	$250,000,000(1)	$7,675(2)
Guarantees of 9 7/8% Senior Subordinated Notes due 2014(3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended.

(2)	The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act of 1933, as amended.

(3)	See inside facing page for table of additional registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Address, Including Zip Code and
	State of	IRS Employer	Telephone Number, Including Area
Exact Name of Registrant as	Incorporation or	Identification	Code of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices	Phone Number

CMP KC Corp.	Delaware	20-4531244	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
CMP Houston-KC, LLC	Delaware	20-3779032	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Susquehanna Pfaltzgraff Co.	Delaware	23-1139608	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Susquehanna Media Co.	Delaware	23-2722964	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Susquehanna Radio Corp.	Pennsylvania	23-2381976	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Susquehanna Radio Services, Inc.	Pennsylvania	02-0544269	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Sunnyside Communications, Inc.	Indiana	35-1518442	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
WSBA Lico, Inc.	Nevada	88-0379285	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Radio San Francisco, Inc.	California	23-2265690	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
WVAE Lico, Inc.	Nevada	23-2937065	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Susquehanna License Co., LLC	Pennsylvania	56-2324614	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
WNNX Lico, Inc.	Nevada	23-2937105	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Radio Metroplex, Inc.	Nevada	23-2868556	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Radio Cincinnati, Inc.	Ohio	31-0810263	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KRBE Broadcasting, Inc.	Nevada	88-0473024	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Radio Indianapolis, Inc.	Indiana	23-1882077	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Bay Area Radio Corp.	Delaware	23-2605614	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Indianapolis Radio License Co.	Indiana	23-2732077	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KLIF Broadcasting, Inc.	Nevada	23-2877208	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Texas Star Radio, Inc.	Texas	75-2555002	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
S.C.I. Broadcasting, Inc.	Indiana	35-1776674	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KFFG Lico, Inc.	Nevada	23-2937060	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KPLX Lico, Inc.	Nevada	23-2868552	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KPLX Limited Partnership	Texas	23-2877202	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KPLX Radio, Inc.	Texas	23-2869611	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
WRRM Lico, Inc.	Nevada	52-2149473	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700

Address, Including Zip Code and
	State of	IRS Employer	Telephone Number, Including Area
Exact Name of Registrant as	Incorporation or	Identification	Code of Registrant’s Principal
Specified in its Charter	Organization	Number	Executive Offices	Phone Number

WFMS Lico, Inc.	Nevada	52-2149467	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KNBR, Inc.	Delaware	23-2563449	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
Indy Lico, Inc.	Nevada	52-2149477	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KRBE Lico, Inc.	Nevada	23-2937063	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KNBR Lico, Inc.	Nevada	88-0379287	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KLIF Lico, Inc.	Nevada	23-2877199	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KLIF Radio, Inc.	Texas	23-2877204	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KRBE Limited Partnership	Texas	23-3055696	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KRBE Radio, Inc.	Texas	88-0473024	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700
KLIF Broadcasting Limited Partnership	Texas	23-2877226	14 Piedmont Center, Suite 1400 Atlanta, Georgia 30305	(404) 949-0700

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 6, 2007

PRELIMINARY PROSPECTUS

CMP Susquehanna Corp.

Offer to Exchange

$250,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding 9 7/8% Senior Subordinated Notes due 2014

The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by our direct parent, CMP Susquehanna Radio Holdings Corp., and each of our existing and future domestic subsidiaries that guarantees the obligations under our senior secured credit facility.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on [ • ], 2007, unless extended.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 17 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007

CERTAIN TERMS USED IN THIS PROSPECTUS	ii
MARKET AND INDUSTRY DATA AND FORECASTS	ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	17
USE OF PROCEEDS	27
CAPITALIZATION	28
THE TRANSACTIONS	29
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION	33
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	36
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	39
BUSINESS	55
MANAGEMENT	69
PRINCIPAL STOCKHOLDERS	71
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	71
DESCRIPTION OF OTHER INDEBTEDNESS	74
THE EXCHANGE OFFER	77
DESCRIPTION OF THE NOTES	87
EXCHANGE OFFER; REGISTRATION RIGHTS	139
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	141
CERTAIN ERISA CONSIDERATIONS	141
PLAN OF DISTRIBUTION	142
LEGAL MATTERS	142
EXPERTS	142
AVAILABLE INFORMATION	143
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
EX-3.1 CERTIFICATE OF INCORPORATION OF CMP SUSQUEHANNA RADIO HOLDINGS CORP.
EX-3.2 BYLAWS OF CMP SUSQUEHANNA GUARANTOR CORP.
EX-3.3 CERTIFICATE OF INCORPORATION CMP SUSQUEHANNA CORP.
EX-3.4 BYLAWS OF CMP SUSQUEHANNA CORP.
EX-3.5 CERTIFICATE OF INCORPORATION CMP KC CORP.
EX-3.6 BYLAWS OF CMP KC CORP.
EX-3.7 CERTIFICATE OF FORMATION OF CMP HOUSTON-KC, LLC
EX-3.8 LIMITED LIABILITY COMPANY DECLARATION
EX-3.9 CERTIFICATE OF INCORPORATION OF CMP MERGER CO.
EX-3.10 BYLAWS OF CMP MERGER CO.
EX-3.11 CERTIFICATE OF INCORPORATION OF SUSQUEHANNA MEDIA CO.
EX-3.12 BYLAWS OF SUSQUEHANNA MEDIA CO.
EX-3.13 ARTICLES OF INCORPORATION OF SUSQUEHANNA RADIO CORP.
EX-3.14 BYLAWS OF SUSQUEHANNA RADIO CORP.
EX-3.15 ARTICLES OF INCORPORATION OF SUSQUEHANNA RADIO SERVICES, INC.
EX-3.16 BYLAWS OF SUSQUEHANNA RADIO SERVICES, INC.
EX-3.17 ARTICLES OF INCORPORATION OF SUNNYSIDE COMMUNICATIONS, INC.
EX-3.18 BYLAWS OF SUNNYSIDE COMMUNICATIONS, INC.
EX-3.19 ARTICLES OF INCORPORATION OF WSBA LICO, INC.
EX-3.20 BYLAWS OF WSBA LICO, INC.
EX-3.21 ARTICLES OF INCORPORATION OF RADIO SAN FRANCISCO, INC.
EX-3.22 BYLAWS OF RADIO SAN FRANCISCO, INC.
EX-3.23 ARTICLES OF INCORPORATION OF WVAE LICO, INC.
EX-3.24 BYLAWS OF WVAE LICO, INC.
EX-3.25 CERTIFICATE OF ORGANIZATION OF SUSQUEHANNA LICENSE CO., LLC
EX-3.26 LIMITED LIABILITY COMPANY DECLARATION
EX.3.27 ARTICLES OF INCORPORATION OF WNNX LICO, INC.
EX-3.28 BYLAWS OF WNNX LICO, INC.
EX-3.29 CERTIFICATE OF INCORPORATION OF RADIO METROPLEX, INC.
EX-3.30 BYLAWS OF RADIO METROPLEX, INC.
EX-3.31 ARTICLES OF INCORPORATION OF RADIO CINCINNATI, INC.
EX-3.32 CODE OF REGULATIONS OF RADIO CINCINNATI, INC.
EX-3.33 ARTICLES OF INCORPORATION OF KRBE BROADCASTING, INC.
EX-3.34 BYLAWS OF KRBE BROADCASTING, INC.
EX-3.35 ARTICLES OF INCORPORATON OF RADIO INDIANAPOLIS, INC.
EX-3.36 CODE OF BYLAWS OF RADIO INDIANAPOLIS, INC.
EX-3.37 CERTIFICATE OF INCORPORATION OF BAY AREA RADIO CORP.
EX-3.38 BYLAWS OF BAY AREA RADIO CORP.
EX-3.39 ARTICLES OF INCORPORATION OF INDIANAPOLIS RADIO LICENSE CO.
EX-3.40 BYLAWS OF INDIANAPOLIS RADIO LICENSE CO.
EX-3.41 ARTICLES OF INCORPORATION OF KLIF BROADCASTING, INC.
EX-3.42 BYLAWS OF KLIF BROADCASTING, INC.
EX-3.43 ARTICLES OF INCORPORATON OF TEXAS STAR RADIO, INC.
EX-3.44 BYLAWS OF HISPANIC COALITION, INC.
EX-3.45 CERTIFICATE OF INCORPORATION OF S.C.I. BROADCASTING, INC.
EX-3.46 CODE OF BYLAWS OF S.C.I. BROADCASTING, INC.
EX-3.47 ARTICLES OF INCORPORATION OF KFFG LICO, INC.
EX-3.48 BYLAWS OF KFFG LICO, INC.
EX-3.49 ARTICLES OF INCORPORATION OF KPLX LICO, INC.
EX-3.50 BYLAWS OF KPLX LICO, INC.
EX-3.51 CERTIFICATE OF LIMITED PARTNERSHIP OF KPLX LIMITED PARTNERSHIP
EX-3.52 AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF KPLX LIMITED PARTNERSHIP
EX-3.53 ARTICLES OF INCORPORATION OF KPLX RADIO, INC.
EX-3.54 BYLAWS OF KPLX RADIO, INC.
EX-3.55 ARTICLES OF INCORPORATION OF WRRM LICO, INC.
EX-3.56 BYLAWS OF WRRM LICO, INC.
EX-3.57 ARTICLES OF INCORPORATION OF WFMS LICO, INC.
EX-3.58 BYLAWS OF WFMS LICO, INC.
EX-3.59 CERTIFICATE OF INCORPORATION OF KNBR, INC.
EX-3.60 BYLAWS OF GE SUBSIDIARY, INC. II
EX-3.61 ARTICLES OF INCORPORATION OF INDY LICO, INC.
EX-3.62 BYLAWS OF INDY LICO, INC.
EX-3.63 ARTICLES OF INCORPORATION OF KRBE LICO, INC.
EX-3.64 BYLAWS OF KRBE LICO, INC.
EX-3.65 ARTICLES OF INCORPORATION OF KNBR LICO, INC.
EX-3.66 BYLAWS OF KNBR LICO, INC.
EX-3.67 ARTICLES OF INCORPORATION OF KLIF LICO, INC.
EX-3.68 BYLAWS OF KLIF LICO, INC.
EX-3.69 ARTICLES OF INCORPORATION OF KLIF RADIO, INC.
EX-3.70 BYLAWS OF KLIF RADIO, INC.
EX-3.71 CERTIFICATE OF LIMITED PARTNERSHIP OF KRBE LIMITED PARTNERSHIP
EX-3.72 AGREEMENT OF LIMITED PARTNERSHIP OF KRBE LIMITED PARTNERSHIP
EX-3.73 ARTICLES OF INCORPORATION OF KRBE RADIO, INC.NC.
EX-3.74 BYLAWS OF KRBE RADIO, INC.
EX-3.75 CERTIFICATE OF LIMITED PARTNERSHIP OF KLIF BROADCASTING
EX-3.76 AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KLIF BROADCASTING
EX-4.1 INDENTURE, DATED MAY 5, 2006
EX-4.2 REGISTRATION RIGHTS AGREEMENT
EX-5.1 OPINION OF JONES DAY
EX-5.2 OPINION OF KRIEG DEVAULT
EX-5.3 OPINION OF KOLESAR & LEATHAM, CHTD.
EX-10.1 CREDIT AGREEMENT
EX-10.2 GUARANTEE AGREEMENT
EX-10.3 SECURITY AGREEMENT
EX-10.4 MANAGEMENT AGREEMENT
EX-10.5 AGREEMENT AND PLAN OF MERGER
EX-10.6 ASSET PURCHASE AGREEMENT
EX-12.1 COMPUTATION OF RATIOS
EX-21.1 SUBSIDIARIES
EX-23.2 CONSENT OF KPMG
EX-25.1 FORM T-1 STATEMENT OF ELIGIBILITY
EX-99.1 FORM OF LETTER OF TRANSMITTAL
EX-99.2 FORM OF LETTER TO BROKERS DEALERS
EX-99.3 FORM OF LETTER TO CLIENTS
EX-99.4 FORM OF NOTICE OF GUARANTEED DELIVERY

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

CERTAIN TERMS USED IN THIS PROSPECTUS

Unless otherwise noted or indicated by the context, in this prospectus:

•	The terms “we,” “our,” and “us” refer to CMP Susquehanna Corp. (“CMP”), the entity that acquired all of the capital stock of Susquehanna Pfaltzgraff Co. (“SPC”) in connection with the transactions described under “The Transactions,” and its consolidated subsidiaries. When the context so requires, we use these terms to refer to the historical radio broadcasting businesses of SPC and its subsidiaries that were acquired in those transactions for the periods prior to the consummation of those transactions. SPC is also referred to as “Predecessor” in the Consolidated Financial Statements and Notes thereto contained in this prospectus.

•	The term “Radio Holdings” refers to CMP Susquehanna Radio Holdings Corp., the direct owner of 100% of CMP’s capital stock, and its consolidated subsidiaries.

•	The term “Holdings” refers to CMP Susquehanna Holdings Corp., the direct owner of 100% of Radio Holdings’ capital stock and an indirect parent of CMP.

•	The term “market rank by revenue” means the ranking of the market revenue of the principal radio market served by a station among all radio markets in the United States.

•	The term “cluster rank by revenue” means the ranking of our revenues among all other radio operators in a given market.

•	The term “station rank by format” means the ranking of a specific station relative to other stations operating in that format in that market.

•	The term “EBI” refers to effective buying income, which means after-tax disposable income.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes certain market and industry data and forecasts, which are based on publicly available information, independent industry publications, including BIA’s Investing in Radio 2006 (1st Edition) (“BIA”), Arbitron’s Fall 2006 Market Report (“Arbitron”) and the Radio Advertising Bureau’s Radio Marketing Guide and Fact Book for Advertisers, 2006 (“Radio Advertising Bureau”), and on a report by LEK Consulting (dated August 2005), that was commissioned in connection with the Acquisition described in this prospectus, as well as on our own estimates based on our management’s knowledge of and experience in the markets and businesses in which we operate. We believe the market and industry data included in this prospectus to be accurate as of the date of this prospectus. However, such data may prove to be inaccurate because of the method by which some of the data was obtained or because such data cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that the market and industry data included in this prospectus, and our estimates and beliefs based on such data, may not be reliable.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified in the “Risk Factors” section and elsewhere

ii

in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

•	our substantial indebtedness;

•	our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our businesses;

•	interest rate movements;

•	general economic and business conditions, both nationally and in our markets;

•	expectations and estimates concerning future financial performance;

•	acquisition opportunities and our ability to successfully integrate acquired businesses, properties or other assets and realize anticipated benefits of such acquisitions;

•	financing plans and access to adequate capital on favorable terms;

•	the impact of competition from other radio stations, media forms and communication service providers;

•	the impact of existing and future regulations affecting our businesses, including radio licensing and ownership rules;

•	increases in programming costs;

•	the accuracy of our predictions of anticipated trends in our businesses;

•	advances in technology and our ability to adapt to and capitalize on such advances;

•	decreases in our customers’ advertising expenditures; and

•	our ability to achieve anticipated cost savings.

We caution you that the foregoing list of important factors may not contain all of the factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read the entire prospectus, including the consolidated financial statements and the related notes and the section entitled “Risk Factors,” included elsewhere in this prospectus.

On October 31, 2005, CMP, an entity controlled by affiliates of Bain Capital Partners, LLC, The Blackstone Group and Thomas H. Lee Partners, L.P. (collectively, the “Sponsors”) and Cumulus Media Inc. (“Cumulus”), and its wholly owned subsidiary, CMP Merger Co., entered into an agreement and plan of merger (the “SPC Merger Agreement”) with SPC pursuant to which, on May 5, 2006, CMP Merger Co. merged with and into SPC, with SPC being the surviving entity (the “SPC Merger”). As a result of the SPC Merger, we own all of the outstanding equity of SPC. Concurrent with the execution of the SPC Merger Agreement, CMP’s newly formed wholly owned subsidiary, CMP KC Corp. (“KC Corp”), entered into an asset purchase agreement (the “KC Asset Purchase Agreement”), pursuant to which, on May 3, 2006, it acquired a cluster of four radio stations (including related licenses and assets) in the Kansas City, Missouri market (the “KC assets”) from subsidiaries of SPC. In this prospectus, we refer to the SPC Merger and the related purchase of KC assets collectively as the “Acquisition,” and we refer to the Acquisition, along with related transactions regarding financing and the capitalization of our ultimate parent, Cumulus Media Partners, LLC (“Media Partners”), as the “Transactions.”

Our Company

We are the largest privately owned radio broadcasting company in the United States and the 11th largest radio broadcasting company overall in the United States based on 2006 revenues. We own 32 radio stations, of which we operate 20 FM and 7 AM revenue-generating stations in 8 metropolitan markets in the United States. Our stations serve four of the ten largest radio markets in the United States by revenue (San Francisco, Dallas, Atlanta and Houston) in addition to the Cincinnati, Kansas City, Indianapolis, and York, PA, markets. We believe our station portfolio includes a number of the highest revenue-grossing and most listened-to stations in our markets. In 2006, we had net revenues of $222.7 million and Station Operating Income of $80.5 million. Please see “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” for the definition of Station Operating Income.

We have followed a focused strategy of assembling and operating clusters of stations in some of the nation’s largest markets. According to BIA, our cluster rank by revenue is in the top three in six of the eight markets in which we operate. According to Arbitron, 22 of our stations have ratings ranking them in the top 3 within their formats in their respective markets, including 14 stations that rank first within their formats and 6 stations that rank second within their formats. The majority of our stations enjoy strong ratings in their target demographics, reflecting loyal listener bases, which we believe are driven by these stations’ long-standing community presences and established brands. In addition, we believe our markets have attractive demographics. According to BIA, most of our markets have per capita and household EBI, expected household EBI growth and expected population growth in excess of the national average, which we believe makes our stations attractive to a broad base of radio advertisers and reduces our dependence on any one economic sector or specific advertiser.

Our stations offer a broad range of programming formats, including country, contemporary hit radio/top 40, adult contemporary, oldies, rock, and sports and talk radio, each targeted to a specific demographic audience within our markets. In addition, we have affiliations with ten professional sports teams across several of our markets, increasing our attractiveness to national and local advertisers. We believe our presence in large metropolitan markets, clustering strategy and variety of programming formats make us attractive to a diverse base of local and national advertisers, which, together with our strong ratings, provide us the opportunity to generate higher market revenue share.

Our stations have historically realized consistent levels of profitability due, in part, to consistent historical growth in radio advertising spending in the United States. According to the Radio Advertising Bureau, total radio advertising revenue has grown every year since 1960, with the exception of 1961, 1991 and 2001. Our annual revenue growth has exceeded that of the radio broadcasting industry in four of the past six years.

We believe we have several significant opportunities for growth within our current business model. One source of growth is the maturation of recently reformatted or rebranded stations. We have also been successful in driving revenue growth through investing in signal upgrades, which allow for a larger audience reach, for stations that were already strong performers. In addition, we believe we are a leader in the implementation of HD Radiotm technology. HD Radiotm technology enables FM stations to deliver “CD-like” sound quality. We believe it will revitalize AM radio programming by allowing AM stations to convert their existing mono and analog standards into stereo and digital formats. Over the long term, we believe HD Radiotm has the potential to provide increased functionality such as on-demand traffic, on-demand weather, on-demand sports scores and vehicle navigation.

Our indirect parent, Holdings, has entered into a management agreement with Cumulus, the second-largest radio company in the United States based on the number of stations owned or operated. See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.” We believe that Cumulus is one of the premier radio management companies in the United States. According to Arbitron, Cumulus has assembled market-leading groups or clusters of radio stations that rank first or second in terms of revenue share or audience share in substantially all of its markets. During the three-year term of the Cumulus management agreement, officers of Cumulus will serve as our officers and will manage our operations. Our stations and Cumulus’s stations do not overlap or compete against one another in any market.

Our Station Portfolio

The following table sets forth selected recent information about our radio station portfolio. This table does not include stations that we own but that are operated by third parties under local marketing agreements (“LMAs”). See “Business — Market Overviews.” Market rank by revenue and cluster rank by revenue data are from BIA, and station audience share and station rank by format data are from Arbitron.

	Market	Cluster		Station
	Rank by	Rank by		Audience	Target
Markets and Stations	Revenue	Revenue	Format	Share(1)	Demographic

San Francisco, CA	4	3
KFOG-FM/KFFG-FM(2) “KFOG”			Adult Alternative / Classic Rock	2.8	Adults 25-54
KNBR-AM/KTCT-AM(3)
“KNBR”			Sports	2.9	Men 25-54
KSAN-FM “The Bone”			Rock	2.3	Adults 25-54

Dallas/Ft. Worth, TX	5	3
KDBN-FM “The Bone”			Album Oriented Rock / Classic Rock	1.5	Adults 25-54
KLIF-AM/KKLF-AM(2)			News/Talk/Sports	1.5	Adults 35-64
KPLX-FM “The Wolf”			Country	4.5	Adults 25-54
KTCK-AM/KTDK-FM(2) “The Ticket”			Sports	2.1	Men 25-54

Atlanta, GA	6	7
WNNX-FM “99x”			Rock	2.0	Adults 18-34
WWWQ-FM “Q100”			Contemporary Hit Radio / Top 40	1.6	Women 18-34
Houston, TX	8	6
KRBE-FM			Contemporary Hit Radio / Top 40	3.8	Women 18-34
Cincinnati, OH	23	3
WGRR			Oldies	3.7	Adults 25-54
WRRM-FM “Warm 98”			Adult Contemporary	6.2	Women 25-54
WFTK			FM Talk	0.8	Adults 25-54

Kansas City, MO	31	3
KCFX-FM “The Fox”			Album Oriented Rock / Classic Rock	4.4	Adults 25-54
KCJK-FM “JACK-FM”			Adult Contemporary	2.8	Adults 25-54
KCMO-AM			News/Talk/Sports	2.3	Adults 35-64
KCMO-FM			Oldies	4.8	Adults 25-54

Indianapolis, IN	33	3
WFMS-FM			Country	9.6	Adults 25-54
WJJK-FM “JACK-FM”			Adult Contemporary	3.8	Adults 25-54
WISG-FM “The Song”			Religion	2.7	Adults 25-54

York, PA(4)	125	1
WARM-FM “WARM 103”			Adult Contemporary	6.6	Women 25-54
WSOX-FM “Oldies 96.1”/WGLD-AM(2)			Oldies	5.9	Adults 35-64
WSBA-AM			News/Talk/Sports	4.4	Adults 35-64

(1)	“Station Audience Share” represents a percentage generally computed by dividing the average number of persons over 12 listening to a particular station during specified time periods by the average number of such persons for all stations in the market area as determined by Arbitron.

(2)	These stations are simulcast. For station audience share purposes, we aggregate the simulcast stations, and for station ranking purposes, we show the higher-rated station’s rank.

(3)	These stations are partially simulcast and co-branded under the name “KNBR,” and have been treated as simulcast for the purposes of this table.

(4)	These stations also reach Lancaster, PA.

Business Strategy

Our business strategy includes the following key elements intended to establish leadership positions in the markets we serve and to enhance our operating and financial performance.

•	Focus on Clusters in Large Markets. We believe that large markets provide an attractive combination of scale, stability and opportunity for future growth. We have followed a focused strategy of operating sizeable clusters of stations within our markets, and we manage a large share of the radio advertising within each market. This market position allows us to offer advertisers more attractive advertising packages targeted towards more specific audiences. In addition, the ability to share human resources, information technology, engineering, legal, marketing and other costs across cluster stations helps to improve our Station Operating Income margins.

•	Improve Operating Performance Using Cumulus’s Best-in-Class Practices. Our indirect parent, Holdings, has entered into a management agreement with Cumulus, the second largest radio company in the United States based on number of stations owned or operated. Cumulus has been recognized as having one of the top management teams in the radio industry. The Chairman and Chief Executive Officer of Cumulus, Lewis W. Dickey, Jr., is our Chairman, President and Chief Executive Officer. Mr. Dickey was named “Best Radio & TV Broadcasting CEO” by Institutional Investor (January 2005). Among the reasons identified for this recognition were Mr. Dickey’s record for reducing Cumulus’s debt and improving its free cash flow while still acquiring operationally critical assets. We believe that the combination of best-in-class business practices from Cumulus’s management team together with the enhanced purchasing power, scale and supplier relationships that results from the common management of the portfolios of Cumulus and our company helps us drive local sales growth and operating efficiencies and improve Station Operating Income margins.

•	Drive Local Sales Growth. We are implementing best-in-class business practices of Cumulus to drive local sales growth at each of our stations. Our sales strategy includes expanding our local sales forces, employing a tiered commission structure to focus individual sales staffs on new business development as distinct from existing accounts, and implementing new inventory and account management systems to enhance the overall productivity of our local sales forces. We believe that this strategy provides a higher level of service to our existing customer base and expands our base of advertisers, which enables us to outperform the traditional growth rates of our markets. Cumulus has successfully employed a similar strategy with its sales force driving industry-leading local sales growth in recent years.

•	Drive Operating Efficiencies. Following the Acquisition, we centralized a significant portion of operations, including programming, that had historically been decentralized. Mr. Dickey and his management team intend to continue to identify specific opportunities to reduce operating costs at each of our stations, across general and administrative, technical, programming, sales and promotions areas.

•	Employ Market Research and Targeted Programming. We seek to maximize station operating performance through market research and targeted programming. We maintain and regularly update extensive listener databases that provide valuable insight into our listener base. We also retain consultants and research organizations to continually evaluate listeners’ preferences and use information gathered from these sources to optimize our programming and marketing strategies. These strategies have included format changes and utilization of customized marketing campaigns to expand our listener base. We believe these strategies have contributed to the strong ratings and market positions of our stations. We believe the combination of our existing local market research abilities with the scale of Cumulus’s in-house market research allows us to maximize our future station operating performance.

•	Continue to Build Strong Relationships with Listeners and Advertisers. We are focused on developing and maintaining strong relationships with both our listener and advertiser bases in our stations’ communities. Our stations maintain close relationships with our listeners via e-mail event notification and weekly/biweekly station newsletters made possible by maintaining extensive listener databases. In addition, our stations host numerous high-profile community service events, concerts and listener promotions each year. These relationships with our listeners allow us to offer value-added marketing services to our advertiser base, including contacting listeners via targeted marketing campaigns.

•	Maintain Balanced Advertising Load. We closely manage our on-air inventory to maximize revenue without jeopardizing listening levels and resulting ratings. We believe that our stations maintain lower inventory levels than our competitors in many of the markets we serve. Our stations generally respond to demand for on-air inventory by varying pricing rather than varying target inventory levels. We believe that this strategy supports long-term positive ratings trends and stable revenue growth.

•	Pursue Focused Portfolio Development. Our portfolio development strategy has been focused on clustering radio stations in our existing markets and making opportunistic acquisitions in new markets in which we believe we can cost-effectively achieve a leading position in terms of audience and revenue share. We may also pursue strategic alternatives, such as asset swaps, to diversify or strengthen our portfolio of stations. In evaluating potential new stations, we assess the strategic fit of the station with our existing clusters of radio stations. When entering a new market, we would typically seek to acquire a “platform” upon which to expand our portfolio of stations and build a leading cluster of stations. We believe our ability to further develop our portfolio has been enhanced by our association with Cumulus, which we believe has a long history of successfully identifying and integrating acquisitions and asset swaps.

Industry Overview

The primary source of revenues for radio stations is the sale of advertising time to local and national spot advertisers and national network advertisers. The growth rate in total radio advertising revenue tends to be fairly stable. According to the Radio Advertising Bureau, with the exception of 1961, 1991, and 2001, when total radio advertising revenue fell by approximately 0.5%, 2.8% and 7.5%, respectively, advertising revenue has risen each year since 1960. Also, according to the Radio Advertising Bureau, during the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 75% to 80%. As advertisers look to new advertising media, we believe local advertising will remain robust. In a survey of advertisers by LEK Consulting, participants ranked local radio ahead of other media in terms of return on investment. We believe that radio advertising remains the best and most cost-effective means of reaching a targeted local audience.

According to the Radio Advertising Bureau, radio reaches approximately 94% of all consumers over the age of 12 every week. The average listener over the age of 12 spends an average of nearly 20 hours per week listening to radio. A significant portion of all radio listening is done outside the home, primarily while commuting in the car. The Radio Advertising Bureau estimates that radio reaches 82% of adults 18 and older in the car each week.

Radio is recognized by advertisers as an efficient, cost-effective means of reaching specifically identified demographic groups. Radio stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A radio station’s format and style of presentation enables it to target certain demographics. By capturing a specific share of a market’s radio listening audience, with particular concentration in a targeted demographic, a radio station is able to market its broadcasting time to advertisers seeking to reach a specific audience.

Radio is differentiated from other advertising media due to its minimal production costs for advertisers, low CPMs (Cost Per Thousand Impressions) and its ability to reach out to a specifically identifiable consumer base in a cost effective manner. According to the Radio Advertising Bureau, radio advertising’s return on investment was determined to be 49% higher than that of television advertising. As various forms of old and new media compete for advertising dollars, we believe radio’s ubiquity and uniquely attractive local characteristics will sustain its strong position in the media market.

We were incorporated under Delaware law on October 24, 2005 and Radio Holdings (originally named CMP Susquehanna Guarantor Corp.) was incorporated under Delaware law on March 13, 2006. Our principal executive offices are located at 14 Piedmont Center, Suite 1400, Atlanta, Georgia 30305. Our telephone number is (404) 949-0700.

Summary of the Terms of Exchange Offer

On May 5, 2006, we completed a private offering of the outstanding notes. References to the “notes” in this prospectus are references to both the outstanding notes and the exchange notes, except where otherwise specified.

General	In connection with the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we and the guarantors agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer for the outstanding notes within 360 days after the date of issuance of the outstanding notes, subject to certain terms and conditions as described under “Exchange Offer; Registration Rights.”

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”;

• the exchange notes are not entitled to certain registration rights that are applicable to the outstanding notes under the registration rights agreement; and

• certain additional interest rate provisions are no longer applicable.

The Exchange Offer	We are offering to exchange up to $250,000,000 aggregate principal amount of our 9 7/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act, for a like aggregate principal amount of the outstanding 9 7/8% Senior Subordinated Notes due 2014.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the “SEC,” set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

(1) you are acquiring the exchange notes in the ordinary course of your business;

(2) you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

(3) you are not one of our “affiliates” within the meaning of Rule 405 under the Securities Act; and

(4) you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are one of our affiliates, then:

(1) you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

(2) in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on [ • ], 2007, unless we extend it. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note will bear interest at 9 7/8% per year from the most recent date to which interest has been paid on the outstanding notes, or, if no interest has been paid on the outstanding notes, from and including May 5, 2006. The interest will be payable semi-annually on each May 15 and November 15, beginning November 15, 2006. No interest will be paid on outstanding notes following their acceptance for exchange. As a result of the exchange offer not having been consummated by April 30, 2007, additional interest began to accrue on the outstanding notes on May 1, 2007, as described under “The Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or “DTC,” and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

(1) you are acquiring the exchange notes in the ordinary course of your business;

(2) you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

(3) you are not an “affiliate” of CMP within the meaning of Rule 405 under the Securities Act; and

(4) you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are one of our affiliates, then you cannot rely on the applicable positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding	By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement, except in certain limited circumstances. See “Exchange Offer; Registration Rights.” To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

Material Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United Stated federal income tax purposes. See “Material U.S. Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A., whose addresses and telephone numbers are set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus, is the exchange agent for the exchange offer.

Summary of the Terms of the Exchange Notes

In this prospectus, the term “outstanding notes” refers to the 9 7/8% Senior Subordinated Notes due 2014 issued in the private offering; the term “exchange notes” refers to the 9 7/8 Senior Subordinated Notes due 2014 as registered under the Securities Act of 1933, as amended (the “Securities Act”); and the term “notes” refers to both the outstanding notes and the exchange notes. The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement we entered into with the original holders of the outstanding notes. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see “Description of Notes.”

Issuer	CMP Susquehanna Corp.

Notes offered	$250,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014.

Maturity	May 15, 2014.

Interest payment dates	May 15 and November 15, beginning on November 15, 2006.

Guarantees	Radio Holdings and each of our existing and future domestic subsidiaries that guarantee our senior secured credit facilities, jointly and severally unconditionally guarantee the notes on an unsecured senior subordinated basis.

Ranking	The outstanding notes are, and the exchange notes will be, our unsecured senior subordinated obligations and:

• are subordinated in right of payment to our existing and future senior debt, including its senior secured credit facilities;

• are effectively subordinated in right of payment to all of our existing and future secured debt (including its senior secured credit facilities), to the extent of the value of the assets securing such debt;

• are structurally subordinated to all obligations of each of our future subsidiaries that is not a guarantor of the notes;

• rank equally in right of payment to all of our future senior subordinated debt; and

• rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

Similarly, the guarantees are unsecured senior subordinated obligations of the guarantors and:

• are subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantee under our senior secured credit facilities;

• are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt;

• are structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes;

• rank equally in right of payment to all of the applicable guarantor’s future senior subordinated debt; and

• rank senior in right of payment to all of the applicable guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

As of March 31, 2007, we and our guarantors had $669.8 million of senior indebtedness, all of which was indebtedness under our senior secured credit facilities to which the notes and the related guarantees are subordinated, and no senior subordinated indebtedness other than the notes and the related guarantees.

Optional redemption	We may redeem some or all of the notes prior to May 15, 2010 for cash at a redemption price equal to 100% of their principal amount plus a “make-whole” premium (as described in “Description of the Notes — Optional Redemption”), plus accrued and unpaid interest to the redemption date. We may redeem some or all of the notes at any time on or after May 15, 2010 at the redemption prices set forth under “Description of the Notes — Optional Redemption” plus accrued and unpaid interest on the notes to the date of redemption.

Optional redemption after certain equity offerings	On or before May 15, 2009, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of one or more equity offerings at 109.875% of the principal amount of the notes, plus accrued and unpaid interest, if at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after such redemption. See “Description of the Notes — Optional Redemption.”

Change of control offer	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

We may not be able to pay you the required price for the notes you present to us at the time of a change of control because we may not have enough funds at that time or terms of our senior debt may prevent us from making such payment.

Certain indenture provisions	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue certain preferred shares;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make certain investments;

• sell certain assets;

• create liens on certain assets to secure debt;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.”

Certain Indenture Provisions	The indenture governing the notes contains covenants limiting our ability and the ability of most or all of our subsidiaries to:

• incur additional debt or issue certain preferred shares;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make certain investments; sell certain assets;

• create liens on certain debt without securing the notes;

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with our affiliates; and

• designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.”

Absence of Public Market	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “Exchange Offers; Registration Rights”) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice.

Listing	We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. For a description of the use of proceeds from the private offering of the outstanding notes, see “Use of Proceeds.”

Risk Factors	See “Risk Factors” for a description of some of the risks you should consider before deciding to participate in the exchange offer.

SUMMARY OF HISTORICAL AND UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL AND OTHER DATA

Set forth below is summary historical condensed consolidated financial data for SPC and Radio Holdings, and summary unaudited pro forma condensed consolidated financial data for Radio Holdings, at the dates and for the periods indicated. The operating data for the period from January 1, 2006 through May 4, 2006 and the period from May 5, 2006 through December 31, 2006 and for each of the years in the three-year period ended December 31, 2005 have been derived from the historical consolidated financial statements included elsewhere in this prospectus (except for the year 2003, which are not included herein), which have been audited. The summary unaudited historical condensed consolidated financial data for SPC and Radio Holdings for the three months ended March 31, 2006 and 2007, respectively, are derived from the unaudited historical consolidated financial statements included elsewhere in this prospectus. The unaudited historical condensed consolidated financial statements include, in management’s opinion, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations for such periods in accordance with GAAP. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the year ending December 31, 2007.

The consolidated results of operations of SPC included in this prospectus reflect as discontinued operations the results of those operations that were sold or distributed prior to our acquisition of SPC. See the notes to the audited consolidated financial statements of SPC included in this prospectus. Continuing operations include two segments: Radio and Other. In accordance with GAAP, we are required to allocate to continuing operations substantially all of the corporate level general and administrative expenses for SPC, which were previously shared among SPC’s cable, dinnerware, real estate and radio operations. Radio includes all radio broadcasting operations and corporate level general and administrative expenses allocated to Radio based on management’s best estimates of the percentage of effort dedicated to radio-related tasks or incremental costs incurred, whichever is deemed most appropriate in the circumstances. The portion of these costs that was not internally allocated to Radio is recorded in Other. The portion that was internally allocated to Radio includes amounts paid to SPC and SPC’s direct subsidiary, Susquehanna Media Co. (“Media”), for shared services, which included treasury services, internal audit, external reporting functions, payroll services and employee benefits, administrative and other functions, under a management agreement that was terminated in connection with the Acquisition. For more detailed information on these two segments, see the notes to the audited consolidated financial statements of SPC.

The summary unaudited pro forma condensed consolidated statement of operations data presented in this section give effect to the following:

•	the Acquisition;

•	interest expense for the issuance of $250 million of the notes;

•	interest expense for the borrowings of $700 million of term loans under our senior secured credit facilities;

•	the elimination of certain corporate level general and administrative expenses;

•	the elimination of minority interests, the impact of the SPC tax-sharing agreement and certain other liabilities retained by the selling stockholders of SPC; and

•	elimination of certain interest expense due to the repayment of SPC’s then-existing indebtedness.

We refer to these adjustments as the “Pro Forma Adjustments” in this prospectus.

The summary unaudited pro forma condensed consolidated statement of operations data and other financial data give effect to the Pro Forma Adjustments as if they had occurred on January 1, 2006. The Pro Forma Adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The summary unaudited pro forma condensed consolidated financial data are presented for informational purposes only and do not purport to represent what the results of operations of Radio Holdings actually would have been had the foregoing transactions actually occurred on the date indicated, and the data do not purport to project the results of operations for any future period or as of any future date.

The summary historical and unaudited pro forma condensed consolidated financial data should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Statement of Operations Information,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	(Dollars in thousands)
	SPC				Radio Holdings		SPC	Radio Holdings
				January 1, 2006	May 5, 2006 to	Pro Forma Year	Three Months	Three Months
	Year Ended December 31,			to May 4,	December 31,	Ended	Ended March 31,	Ended March 31,
	2003	2004	2005	2006	2006	December 31, 2006	2006	2007
						(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Net revenues	$228,966	$231,058	$231,587	$65,987	$156,704	$223,109	$49,211	$46,667
Operating expenses:
Station operating expense excluding depreciation and amortization and including non-cash contract termination costs of $6,723 for the period May 5, 2006 through December 31, 2006	147,748	147,608	152,542	49,510	92,660	139,190	31,771	26,813
Corporate general and administrative expenses(1)	17,917	20,297	24,708	31,029	4,106	7,425	6,254	1,683
Depreciation and amortization, including pre-sold advertising amortization of $23,023 for the period May 5, 2006 through December 31, 2006(2)	7,691	7,759	7,401	2,421	30,963	35,508	1,790	2,834
Gain on sale of assets(3)	—	(10,151)	(300)	—	—	—	—	—
Costs related to sale of business, principally advisory fees	—	—	—	14,513	—	—	—	—

Total operating expenses	173,356	165,513	184,351	97,473	127,729	182,123	39,815	31,330
Operating income (loss) from continuing operations	55,610	65,545	47,236	(31,486)	28,975	40,986	9,396	15,337
Non-operating income (expense) from continuing operations:
Interest expense, net(4)	(18,820)	(19,841)	(17,141)	(4,638)	(54,061)	(80,369)	(4,466)	(19,508)
Loss on early extinguishment of debt(5)	—	(3,024)	—	(6,492)	—	—	(6,492)	—
Other income (expense)	(168)	261	—	—	(1,702)	(27)	225	(9)

Income (loss) from continuing operations before income taxes and minority interest	36,622	42,941	30,095	(42,616)	(26,788)	(39,410)	(1,337)	(4,180)
Provision (benefit) for income taxes	(15,591)	17,543	4,541	(16,640)	(8,185)	(12,040)	109	(1,856)
Minority interest (loss)(6)	(4,869)	(8,507)	1,795	(1,368)	—	—	(471)	—

Earnings (loss) from continuing operations	$16,162	$16,891	$27,349	$(27,344)	$(18,603)	$(27,370)	(1,917)	(2,324)

Other Financial Data:
Station Operating Income(7)	$81,218	$83,450	$79,045	$16,477	$64,044	$83,919	$17,440	$19,854
Cash provided by (used in) operating activities	85,126	119,903	60,491	(204,009)	22,656	—	4,434	6,843
Cash provided by (used in) investing activities	(60,129)	(169,868)	(3,191)	719,806	(1,220,515)	—	(7,970)	(179)
Cash provided by (used in) financing activities	(19,836)	45,469	(56,766)	(523,134)	1,205,707	—	(3,886)	(11,750)
Capital Expenditures	8,397	7,820	7,238	8,522	472	472	6,098	179
Ratio of Earnings to Fixed Charges:(8)	2.83	3.03	2.63	**	**	**	**	**

**	Not applicable.

Balance Sheet Data of Radio Holdings (dollars in thousands):

	March 31,	December 31,
	2007	2006
	(Unaudited)

Cash and Equivalents	$2,762	$7,848
Working capital	24,616	32,602
Net intangible assets (including deferred financing costs)	1,363,014	1,364,424
Total assets	1,493,618	1,503,861
Debt (including current portion of long-term debt)	919,750	931,500
Total stockholders’ equity	288,346	290,740

(1)	Corporate general and administrative expenses during the historical periods consist of substantially all of the corporate level general and administrative expenses for SPC, which were previously shared among SPC’s cable, dinnerware, real estate and radio operations. The portion of these expenses that were not internally allocated to Radio are recorded in Other. The portion that was internally allocated to Radio includes amounts paid to SPC and Media for SPC’s corporate management and shared services under a management agreement that was terminated in connection with the Acquisition. Corporate general and administrative expenses on a pro forma basis reflect a decrease primarily relating to the elimination of certain costs and a replacement of those costs with the annual cash fee payable under the management agreement with Cumulus equal to the greater of $4 million or 4% of Holdings’ consolidated free cash flows (as described in the management agreement with Cumulus) with certain adjustments and the annual cash fee payable to the Sponsors under the advisory services agreement equal to the greater of $1 million or 1% of Holdings’ consolidated free cash flows with certain adjustments. See the notes to the audited consolidated financial statements of SPC for segment information for continuing operations.

(2)	For the years ended December 31, 2003, 2004 and 2005, the portion of depreciation and amortization attributable to SPC’s radio operations was $6.5 million, $6.6 million and $6.2 million, respectively and for the three months ended March 31, 2006, was $1.5 million. See the notes to the audited consolidated financial statements of SPC for segment information for continuing operations.

(3)	On November 12, 2004, SPC’s subsidiary, Susquehanna Media Co., sold the assets of a radio station for $11.5 million in cash. The gain on the sale recognized in 2004 was $10.2 million. An additional $0.3 million of gain was recognized in 2005. See notes to the audited consolidated financial statements of SPC for additional information.

(4)	Interest expense attributable to SPC’s radio operations for the years ended December 31, 2003, 2004 and 2005 was $6.9 million, $8.0 million and $4.1 million, respectively, and for the three months ended March 31, 2006, was $0.7 million. Interest expense for the year ended December 31, 2004 includes $3.6 million of interest and $0.1 million of other expense related to the summary judgment granted in favor of Bridge Capital Investors II against SPC’s indirect subsidiary, Susquehanna Radio Corp., by the United States District Court for the Northern District of Georgia on January 26, 2005. Pro forma interest expense includes amortization of capitalized debt issuance cost.

(5)	Represents a $3.0 million loss on debt extinguishment (including $0.9 million charge for unamortized deferred financing costs) incurred in 2004 relating to the redemption of SPC’s then-outstanding 8.5% senior subordinated notes due 2009. See the notes to the audited consolidated financial statements of SPC for additional information.

(6)	Represents changes in the value of (a) outstanding shares under Susquehanna Radio Corp.’s Employee Stock Plan (“ESOP”) that allowed certain key employees to purchase Susquehanna Radio Corp.’s Class B non-voting common stock and (b) outstanding shares of station subsidiaries owned by persons other than SPC and its subsidiaries. Those shares and other interests were redeemed or eliminated prior to, or in connection with the Acquisition. See the notes to the audited consolidated financial statements of SPC for additional information.

(7)	We define Station Operating Income as operating income from continuing operations plus corporate general and administrative expenses, depreciation and amortization, gain on sale of assets and costs related to sale of business.

We believe that Station Operating Income is the most frequently used financial measure in determining the market value of a radio station or group of stations. We have observed that Station Operating Income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be useful in order to determine the value of our portfolio of stations. We believe that Station Operating Income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, Station Operating Income is the primary measure that our management uses to evaluate the performance and results of our stations. As a result, in disclosing Station Operating Income, we are providing investors with an analysis of our performance that is consistent with that which is utilized by our management.

Station Operating Income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Station Operating Income is not intended to be a measure of free cash flow available for dividends, reinvestment in our business or other management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station Operating Income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. We compensate for the limitations of using Station Operating Income by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Station Operating Income has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Moreover, because not all companies use identical calculations, these presentations of Station Operating Income may not be comparable to other similarly titled measures of other companies. The following table reconciles operating income (loss) from continuing operations, which we believe is the most directly comparable GAAP financial measure, to Station Operating Income:

	(Dollars in thousands)
	SPC				Radio Holdings		SPC	Radio Holdings
				January 1,		Pro Forma	Three Months	Three Months
				2006	May 5, 2006 to	Year Ended	Ended	Ended
	Year Ended December 31,			to May 4,	December 31,	December 31,	March 31,	March 31,
	2003	2004	2005	2006	2006	2006	2006	2007
						(Unaudited)	(Unaudited)	(Unaudited)
Operating income (loss) from continuing operations	$55,610	$65,545	$47,236	$(31,486)	$28,975	$40,986	$9,396	$15,337
Corporate general and administrative expenses	17,917	20,297	24,708	31,029	4,106	7,425	6,254	1,683
Depreciation and amortization	7,691	7,759	7,401	2,421	30,963	35,508	1,790	2,834
Gain on sale of assets	—	(10,151)	(300)	—	—	—	—	—
Costs related to sale of business, principally advisory fees	—	—	—	14,513	—	—	—	—

Station Operating Income	$81,218	$83,450	$79,045	$16,477	$64,044	$83,919	$17,440	$19,854

(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness, amortization of capitalized financing costs and an estimated interest component on rents. Earnings were inadequate to cover fixed charges by $42.6 million for the period January 1, 2006 to May 4, 2006, $26.8 million for the period May 5, 2006 to December 31, 2006, $39.4 million in 2006 (pro forma), $1.3 million for the three-month period ended March 31, 2006 and $4.2 million for the three-month period ended March 31, 2007.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before participating in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the applicable outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

As a result of the exchange offer, increased costs associated with corporate governance compliance may significantly affect our results of operations.

The Sarbanes-Oxley Act of 2002 will require changes in some of our corporate governance and securities disclosure and compliance practices, and will require a review of our internal control procedures. We expect these developments to increase our legal compliance and financial reporting costs. These developments could also make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur higher costs to obtain coverage. In addition, they could make it more difficult for us to attract and retain qualified members of our board of directors, or qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude or additional costs we may incur as a result.

Our internal control over financial reporting may not be adequate and our independent registered public accounting firm may not be able to certify as to their adequacy, which could have a significant and adverse effect on our business and reputation.

We are evaluating Radio Holdings’ internal control over financial reporting in order to allow management to report on, and our independent registered public accounting firm to attest to, our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and rules and regulations of the Securities and Exchange Commission thereunder, which we refer to as Section 404. We are currently performing the system and process evaluation and testing required (and any necessary remediation) in an effort to comply with management certification and auditor attestation requirements of Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal control over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. As a result, there could be an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could adversely affect our results.

Risks Related to Our Business

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, including the notes.

We have a substantial amount of indebtedness. As of March 31, 2007, our total indebtedness was $919.8 million, including the notes. We also have an additional $100 million available for borrowing under our senior secured revolving credit facility.

Our substantial indebtedness could have important consequences for you, including:

•	making it more difficult for us to make payments on the notes;

•	increasing our vulnerability to general economic downturns and adverse industry conditions;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities, will be at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a disadvantage compared to our competitors who have less debt.

We and our restricted subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indenture governing the notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit agreement and the indenture governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, our senior secured credit agreement includes other more restrictive covenants and prohibits us from prepaying our other indebtedness, including the notes, while borrowings under the senior secured credit facilities are outstanding. Our senior secured credit agreement also requires us to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these ratios and tests.

A breach of any of these covenants or our inability to comply with the required financial ratios and tests could result in a default under our senior secured credit agreement or the indenture. Upon the occurrence of an event of default under our senior secured credit agreement, the lenders could elect to declare all amounts outstanding under the senior secured credit agreement to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under the senior secured credit agreement. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, we may be forced to liquidate certain assets to repay all or part of the senior secured credit agreement, and we cannot assure you that sufficient assets will remain after we have paid all of the borrowings under the senior secured credit agreement and any other senior debt to repay the notes. This risk is exacerbated by the regulatory restrictions associated with radio stations, including FCC licensing, which may make the market for these assets less liquid and increase the chances that these assets will be liquidated at a significant loss.

Due to the effect of discontinued operations, SPC’s historical consolidated financial statements included in this prospectus are not representative of our results and will not be comparable to our future financial statements.

The audited consolidated results of operations of SPC included in this prospectus reflect as discontinued operations the results of operations of SPC’s non-radio assets. In accordance with GAAP, we are required to allocate to continuing operations substantially all of the corporate level general and administrative expenses for SPC, which were previously shared among SPC’s cable, dinnerware, real estate and radio operations. In addition, SPC’s audited consolidated balance sheets included in this prospectus include assets of continuing operations as well as SPC’s non-radio assets held for sale classified as “Assets held for sale,” and SPC’s audited consolidated statements of cash flows include the cash flows of both the continuing and discontinued operations of SPC for the periods presented. Additionally, as a result of the Transactions, our assets have been recorded at fair market value in accordance with purchase accounting treatment under GAAP. Finally, for periods after the Acquisition, including the period from Acquisition to December 31, 2006 presented in this prospectus, we are reporting Radio Holdings’ consolidated financial statements in lieu of separate consolidated financial statements of CMP or SPC. Accordingly, Radio Holdings’ financial statements (included in this prospectus and expected to be the basis for our future public reporting) are not comparable to the historical financial statements of SPC included in this prospectus.

We operate in a very competitive business environment.

The radio broadcasting industry is very competitive. Our stations compete for listeners and advertising revenues directly with other radio stations (including satellite and internet radio) within their respective markets, and some of the owners of those competing stations have much greater financial resources than we do. Our stations also compete for advertising revenue with other media, such as cable television, newspapers, magazines, direct mail, compact discs, music videos, the Internet and outdoor advertising. In addition, many of our stations compete with groups of two or more radio stations operated by a single operator in the same market.

Audience ratings and market shares fluctuate, and any adverse change in a particular market could have a material adverse effect on the revenue of stations located in that market. While we already compete with other stations with comparable programming formats in many of our markets, any one of our stations could suffer a reduction in ratings or revenue and an increase in promotion and other expenses, and, consequently, could have a lower Station Operating Income, if:

•	another radio station in the market were to convert its programming format to a format similar to our station or launch aggressive promotional campaigns;

•	a new station were to adopt a competitive format; or

•	an existing competitor were to strengthen its operations.

The Telecommunications Act of 1996 (the “Telecom Act”) allows for the consolidation of ownership of radio broadcasting stations in the markets in which we operate or may operate in the future. Increased consolidation in our target markets may result in greater competition, including competition for acquisition properties and a corresponding increase in purchase prices we may have to pay for these properties.

A decrease in our market ratings or market share can adversely affect our revenues.

The success of each of our radio stations is primarily dependent upon its share of the overall advertising revenue within its market. Although we believe that each of our stations can compete effectively in its market, we cannot be sure that any of our stations can maintain or increase its current audience ratings or market share. In addition to competition from other radio stations and other media, shifts in population, demographics, audience tastes and other factors beyond our control could cause us to lose our audience ratings or market share. Our advertising revenue may suffer if any of our stations cannot maintain its audience ratings or market share.

Our results of operations could be adversely affected by a downturn in the U.S. economy or in the economies of the regions in which we operate.

Revenue generated by our radio stations depends primarily upon the sale of advertising, particularly to local advertisers in the markets in which we operate. Advertising expenditures, which we believe to be largely a discretionary business expense, generally tend to decline during an economic recession or downturn. Consequently, a recession or downturn in the national economy or the economy of an individual geographic market in which we own or operate stations could adversely affect our advertising revenue and, therefore, our results of operations. Our advertising revenues could be materially adversely affected by recessions, which may be triggered by economic forces such as the business cycle or by cataclysmic human events. For example, our advertising revenue declined in 2001 due in large part to the economic recession and the terrorist attack on September 11, 2001, which caused a nationwide disruption of commercial and leisure activities. Future acts of war and terrorism against the United States, and the country’s response thereto, could cause our advertising revenues to decline due to advertising cancellations, delays or defaults in payment for advertising time, and the adverse impact on the general economic activity in the United States.

A concentration of stations in any particular market intensifies our exposure to regional economic declines. We are particularly dependent on advertising revenue from the San Francisco, Dallas, Atlanta and Houston markets, which generated in the aggregate approximately 72% of our revenues and 87% of our Station Operating Income for the year ended December 31, 2006. An economic decline in these markets could adversely impact our cash flow and results of operations.

Even in the absence of a general recession or downturn in the economy, an individual business sector that tends to spend more on advertising than other sectors might be forced to reduce its advertising expenditures if that sector experiences a downturn. If that sector’s spending represents a significant portion of our advertising revenues, any reduction in its expenditures may affect our revenue.

Our future success is dependent upon the continued availability of Cumulus management and key personnel.

In connection with the Acquisition, our indirect parent, Holdings, entered into a management agreement with Cumulus under which Cumulus provides management services to us, including operations services and corporate development services, and the executive officers of Cumulus serve as our executive officers. Our ability to successfully execute our strategy will depend upon, among other things, the efforts and abilities of the Cumulus management and key personnel and the integration of Cumulus management with and into our operations, as well as the operational efficiencies that we expect to result from the common management of the station portfolios of Cumulus and our company.

As a result of the Acquisition, the duties and responsibilities of the officers of Cumulus have increased significantly. While the management agreement requires Cumulus to apply the same level of diligence and dedication in managing our businesses as it applies in managing its businesses, the individual officers do not receive separate compensation from us, including any performance-based compensation, which may reduce their incentives to devote the same level of efforts to managing our businesses. Furthermore, our management agreement with Cumulus does not restrict Cumulus or its affiliates from managing any other radio companies.

In addition, although Holdings has the right to terminate the management agreement at any time, including in the event of specified Cumulus management changes, the management agreement does not guarantee the continued services of any of the Cumulus executive officers, and there is no assurance that any such officers will continue to remain with Cumulus and thus serve as our executive officers. The management agreement also has a limited term of three years, subject to our right to renew for an additional term of two years. Because we are highly reliant on Cumulus management to implement our operating policies and strategies, in the event we are not able to renegotiate the management agreement upon expiration we face the risk that no suitable replacement will be found in a timely fashion or at all. If we are unable to find a suitable replacement, we may not be able to execute our business strategy, which in turn could have a material adverse effect on our business, financial condition and results of operations. See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.”

There are conflicts of interest in our relationship with Cumulus.

Under the equityholders’ agreement that was entered into in connection with the Acquisition, our ultimate parent, Media Partners, must allow Cumulus the right to pursue first any business opportunity primarily involving markets other than the top 50 radio broadcasting markets in the United States. We are allowed to pursue such business opportunities only after Cumulus has declined to pursue them. As a result, we may be limited in our ability to pursue any strategic acquisitions or alternatives primarily involving markets other than the top 50 that may present attractive opportunities for us in the future. Similarly, Cumulus is not prohibited from pursuing any business opportunities primarily involving the top 50 radio broadcasting markets in the United States under the terms of the equityholders’ agreement but may pursue such opportunities, subject to our right of first refusal. Cumulus could, therefore, acquire other stations in our markets. See “Certain Relationships and Related Party Transactions — Equityholders’ Agreement.” Other circumstances could also arise where our interests might be different from those of Cumulus. For example, Cumulus could manage other radio companies with stations in our markets that compete with our stations.

Our radio stations depend on certain on-air personalities, the loss of whom could have a material adverse effect.

Our radio stations employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast areas. These on-air personalities are sometimes significantly responsible for the ranking of a station, and thus, the ability of the station to sell advertising. We cannot assure you that these individuals will remain with our radio stations or will retain their audiences. The loss of one or more of these personalities could result in a short-term loss of audience share in that particular market.

We must respond to the rapid changes in technology, services and standards that characterize our industry in order to remain competitive.

The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies and services. In some cases, our ability to compete for listeners will be dependent on our acquisition of new technologies and our provision of new services, and we cannot assure you that we will have the resources to acquire those new technologies or provide those new services; in other cases, the introduction of new technologies and services will increase competition and have an adverse effect on our revenue. The new media technologies and services include the following:

•	audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless), Internet based audio radio services, satellite delivered digital audio radio service and other digital audio broadcast formats;

•	HD Radiotm digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services;

•	low power FM radio, which could result in additional FM radio broadcast stations in markets where we have stations; and

•	other digital audio recording and listening devices, such as iPodstm.

Although we have pursued Internet opportunities, such as online streaming and incorporating advertisement replacement technologies into streams, and have invested in a developer of digital audio broadcast technology and substantially completed its implementation across our station portfolio, we cannot assure you that these initiatives will be successful or enable us to compete effectively with other market participants, including those who have adopted similar or other new media technologies.

In addition, Arbitron has proposed implementing a new electronic radio rating system that would allow radio stations to get immediate and detailed audience ratings. We do not know when or to what extent the radio industry will adopt the new electronic rating system, nor whether the information obtained from this new system will affect our audience ratings.

We also cannot assure you that we will continue to have the resources to acquire other new technologies or to introduce new services to compete effectively with other market participants. We cannot predict the effect, if any, that competition arising from new media technologies and services may have on the radio broadcasting industry or on our business.

We may not be able to successfully execute our portfolio development strategy.

As part of our business strategy, we may pursue strategic acquisitions of radio station clusters and individual radio stations, as well as strategic alternatives, such as asset swaps. We cannot predict whether we will be successful in pursuing these acquisitions or alternatives or what their consequences will be. Consummation of any acquisitions or strategic alternatives in the future will be subject to various conditions, such as compliance with the FCC rules and policies, including prior approval of the FCC with respect to the transfer of control or assignment of the broadcast licenses of the acquired stations, and antitrust regulatory requirements. We cannot be certain that any of these conditions will be satisfied. In addition, the integration of acquisitions involves numerous risks, including difficulty integrating the operations, systems and management of a station or group of stations, the potential loss of key employees of acquired stations, diverting management’s attention from other business concerns, and difficulty successfully operating in markets in which we may have little or no prior experience. There can be no assurance that any future acquisitions or alternatives will be as successful as past acquisitions, and future acquisitions or alternatives may not increase our cash flow or yield other anticipated benefits. Our failure to integrate and successfully manage newly acquired stations could have a material adverse effect on our business and operating results.

Because a significant portion of our total assets is represented by intangible assets and goodwill that is subject to mandatory, annual impairment evaluations, we could in the future be required to write off a significant portion of these assets, which may adversely affect our financial condition and results of operations.

As of December 31, 2006, our FCC broadcast licenses and other intangible assets constituted 90.7% of our total assets (excluding our assets held for sale relating to discontinued operations). Each year, we are required by SFAS No. 142, Goodwill and Other Intangible Assets, to assess the fair value of our FCC broadcast licenses and other intangible assets to determine whether the fair value of those assets is impaired. Our future impairment reviews could result in impairment charges. Any impairment charges would reduce our reported earnings for the period in which they are recorded.

We are indirectly owned and controlled by Cumulus and the Sponsors, and their interests as equity holders may conflict with yours as a creditor.

Cumulus and affiliates of the Sponsors collectively beneficially own, indirectly, through their ownership in our ultimate parent company, 100% of our capital stock. As a result, they have the ability to elect all members of our board of directors and thereby control our policies and operations. Their interests may not in all cases be aligned with your interests. For example, if we encounter financial difficulties or are unable to pay our indebtedness as it matures, the interests of our equity holders might conflict with your interests as a noteholder. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes. As long as Cumulus and affiliates of the Sponsors continue to indirectly own a significant amount of our combined total voting power, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control our decisions.

Licensing and ownership rules may limit the growth of our radio broadcasting operations.

The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934 (the “Communications Act”). FCC approval is required for the issuance, renewal or transfer of radio broadcast station operating licenses. Our success depends on acquiring and maintaining broadcast licenses issued by the FCC, which are typically issued for a maximum term of eight years, and are subject to renewal. While we believe that the FCC will approve applications for renewal of our existing broadcast licenses when made, we cannot guarantee that pending or future renewal applications submitted by us will be approved, or that renewals will not include conditions or qualifications that could adversely affect our operations. Part of the regulatory risk stems from the ability of interested third parties to challenge our renewal applications at the FCC and to file complaints with the DOJ. Also, if we or any of our stockholders, officers or directors violate the FCC’s rules and regulations or the Communications Act, or are convicted of a felony, the FCC may commence a proceeding to impose sanctions upon us. Examples of sanctions include the imposition of fines, the revocation of one or more of our broadcast licenses or the renewal of one or more of our broadcast licenses for a term of fewer than eight years. If the FCC were to issue an order denying a license renewal application or revoking the license of one of our stations, and we were unable to have the FCC or the courts reverse that order, we would be forced to cease operating the radio station.

In addition, the Communications Act and FCC rules impose specific limits on the number of stations an entity can own in a single market. Those ownership rules may affect our acquisition strategy because they may prevent us from acquiring additional stations in a particular market. We may also be prevented from engaging in an asset swap transaction if the asset swap would cause us to violate these rules.

The FCC has indicated that it will no longer, on its own initiative, examine the advertising revenue share of an entity when it proposes to acquire one or more stations in a particular market when the FCC reviews the assignment or transfer application for that acquisition. However, the FCC retains the right to consider advertising revenue shares in response to an objection to the application or its own initiatives. In addition, the DOJ, either directly through its administration of the Hart-Scott-Rodino pre-merger notification requirements, or generally, has taken an active role in reviewing certain acquisitions of stations and, in some instances, has conditioned its clearance on the buyer’s agreement not to acquire or later sell one or more stations to limit the buyer’s revenue share in the market.

In 2001, the FCC began rulemaking proceedings on two of its broadcast ownership rules — the “broadcast-newspaper cross-ownership rule” and the “local radio ownership rule.” In September of 2002, the FCC issued a Notice of Proposed Rulemaking, or NPRM, in which it sought comment on its four other broadcast ownership rules: the “television-radio cross-ownership rule”; the “dual-television network rule”; the “local television multiple-ownership rule”; and the “national television ownership rule.” The September NPRM consolidated the three proceedings into a single biennial review for all broadcast ownership rules; such biennial reviews were then required in accordance with the Telecom Act. In June 2003, the FCC adopted a set of revised local and national ownership rules that further relaxed its broadcast ownership restrictions to permit some additional ownership consolidation. In August 2003, a number of parties appealed the FCC’s revised rules, and the United States Court of Appeals for the Third Circuit in Philadelphia was selected to hear all of the appeals. The Third Circuit, in September 2003, granted a stay of the new rules shortly before they were to go into effect, with the exception of the national television ownership rule which was modified in January 2004 by Congress, thereby mooting all reconsideration and appeals of that issue.

In June 2004, the Third Circuit remanded to the FCC for further explanation or modification many of the ownership rule changes that affect the radio broadcasting business, including the FCC decision to retain the existing limitations on the number of radio stations an entity can own in a particular market. However, the court indicated its approval of the FCC’s decisions to use Arbitron Metro markets to define local radio markets, to count non-commercial educational radio stations in determining the size of a market, and to attribute ownership in a radio station to a party who sells advertising on a station under a joint sales agreement if that party has another station in the same market. As to these approved changes, in September 2004, the Third Circuit granted an FCC motion and partially lifted its stay on the implementation of these rules. Thus, at the present time, the FCC is processing radio broadcast applications for new stations and for consent to assignments of license and transfers of control under its June 2003 rules. The FCC is expected to initiate a new rulemaking proceeding in the near future to consider the Third Circuit’s decision. That rulemaking proceeding could result in changes in FCC rules related to the radio broadcast industry, including rules which limit the number of radio stations an entity can own in a single market. We cannot predict what those changes will be or whether they will have an adverse effect on our current business or our strategies for the future.

In recent years, the FCC has engaged in more vigorous enforcement of its indecency rules against the broadcast industry, which could have a material adverse effect on our business.

FCC regulations prohibit the broadcast of “obscene” material at any time and “indecent” material between the hours of 6:00 a.m. and 10:00 p.m. The FCC has recently increased its enforcement efforts with respect to these regulations. Furthermore, Congress has introduced legislation that would substantially increase the penalties for broadcasting indecent programming and potentially subject broadcasters to license revocation, renewal or qualification proceedings in the event that they broadcast indecent material. We may in the future become subject to inquiries or proceedings related to our stations’ broadcast of allegedly indecent or obscene material. To the extent that such an inquiry or proceeding results in the imposition of fines, a settlement with the FCC, revocation of any of our station licenses or denials of license renewal applications, our results of operations and business could be materially affected.

Risks Related to the Notes

To service our indebtedness and other obligations, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

On a pro forma basis after giving effect to the Pro Forma Adjustments, our interest expense for the year ended December 31, 2006 would have been $80.4 million. Our ability to generate sufficient cash flow from operations to make scheduled interest and principal payments on our indebtedness, including the notes, and to fund working capital, capital expenditures and other cash needs will depend on our future financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facilities in amounts sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement and the indenture governing the notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Because the notes are not secured, your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities are secured by a first priority security interest in substantially all of our and our guarantors’ tangible and intangible assets and all of our capital stock and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of our future wholly owned foreign subsidiaries. See “Description of Other Indebtedness — Senior Secured Credit Facilities.”

If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they may not be sufficient to satisfy your claims fully.

As of March 31, 2007, we had $669.8 million of senior secured indebtedness under our senior secured credit facilities, not including additional availability of $96.7 million under our senior secured revolving credit facility. The indenture governing the notes will permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your right to receive payments on the notes and the related guarantees is junior to the rights of the lenders under our senior secured credit facilities and any of our and the guarantors’ existing and future senior indebtedness.

The notes and the related guarantees are general unsecured obligations that are junior in right of payment to all of our and our guarantors’ existing and future senior indebtedness. As of March 31, 2007, we had approximately $669.8 million of senior indebtedness, all of which was indebtedness under our senior secured credit facilities, not including availability of $96.7 million under our senior secured revolving credit facility. We will also be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future.

We and the guarantors may not pay principal, premium, if any, interest or other amounts on account of the notes or the related guarantees in the event of a payment default or certain other defaults in respect of our senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the notes or the related guarantees for a designated period of time. See “Description of the Notes — Subordination of the Notes.”

Because of the subordination provisions in the notes and the guarantees, in the event of a bankruptcy, liquidation or dissolution of us or a guarantor, our or the guarantor’s assets will not be available to pay obligations under the notes or the applicable guarantee until we have or the guarantor has, made all payments in cash on our or its senior indebtedness, respectively. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal, premium, if any, or interest when due.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit agreement from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit agreement. Our failure to repurchase the notes upon a change of control would cause a default under the indentures governing the notes and a cross default under the senior secured credit agreement. The senior secured credit agreement also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

We are a holding company with no independent operations. Our ability to repay our debt, including the notes, depends upon the performance of our subsidiaries and their ability to make distributions to us.

We are a holding company. All of our operations are conducted by our subsidiaries, and we will have no significant assets other than our interest in our subsidiaries. As a result, our cash flow and our ability to service our indebtedness, including our ability to pay the interest and principal amount of the notes when due, depends on the performance of our subsidiaries and their ability to distribute funds to us.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the applicable guarantee with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the applicable guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the applicable guarantee;

•	the issuance of the notes or the incurrence of the applicable guarantee left us or the guarantor, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the applicable guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. In other instances, courts have found that a debtor did not receive reasonably equivalent value or fair consideration if, in a leveraged transaction, the proceeds of the issuance were paid to the debtor’s stockholders, although we cannot predict how a court would rule in this case.

We cannot be certain as to the standards a court would use to determine whether or not we or any of the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the applicable guarantee would not be further subordinated to our or any of the guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

The net proceeds from the offering of the outstanding notes in May 2006, together with other sources of financing, were used to consummate the Acquisition (including the related repayment of SPC’s then-existing debt) and to pay related fees and expenses.

CAPITALIZATION

The following table sets forth Radio Holdings’ cash and cash equivalents and capitalization. The information in this table should be read in conjunction with “The Transactions,” “Unaudited Pro Forma Condensed Consolidated Statement of Operations Information,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

Radio Holdings
As of March 31,
2007
(Unaudited)
(Dollars in thousands)

Cash and cash equivalents	$2,762
Debt:
Senior secured credit facilities(1):
Revolving credit facility	—
Term loan B facility	669,750
Notes	250,000
Total debt	919,750
Total stockholders’ equity	288,346

Total capitalization	$1,210,858

(1)	In connection with the closing of the Acquisition, CMP entered into senior secured credit facilities, consisting of a $700 million term loan B facility having a seven-year maturity and a $100 million senior secured revolving credit facility having a six-year maturity. We did not utilize any borrowings under the revolving credit facility at the closing of the Transactions. As of March 31, 2007 there were no amounts outstanding under the revolver. See “Description of Other Indebtedness — Senior Secured Credit Facilities.”

THE TRANSACTIONS

General

On October 31, 2005, we and our subsidiary, CMP Merger Co., entered into the SPC Merger Agreement with SPC and its stockholders pursuant to which the parties agreed to consummate the SPC Merger, subject to the terms and conditions therein, for a merger consideration of $1.15 billion, subject to adjustments for working capital, excluded liabilities and specified tax liabilities. Approximately $34.5 million of the $1.15 billion purchase price was placed in escrow to support any claims for indemnification, as described below under “— SPC Merger Agreement.” Concurrent with the execution of the SPC Merger Agreement, our newly formed wholly owned subsidiary, KC Corp., entered into the KC Asset Purchase Agreement to acquire a cluster of four radio stations (including related licenses and assets) in the Kansas City, Missouri market from subsidiaries of SPC, subject to the terms and conditions therein, for a purchase price of $60 million, subject to adjustment for working capital. Approximately $1.8 million of this purchase price was placed in escrow to support any claims for indemnification, as described below under “— KC Asset Purchase Agreement.”

Under the terms of the SPC Merger Agreement and the KC Asset Purchase Agreement, SPC sold or distributed to third parties the assets that are unrelated to SPC’s radio broadcasting business, including the sale of its cable television assets to Comcast Corporation prior to the closing of the Acquisition, as described below under “— SPC Merger Agreement.”

In connection with the Acquisition:

•	Cumulus and the respective investment funds affiliated with the Sponsors made an aggregate cash equity investment of $250 million (consisting of $6.25 million from Cumulus and $243.75 million from affiliates of the Sponsors) in our ultimate parent, Media Partners, in exchange for membership interests in Media Partners. Media Partners contributed this cash equity, indirectly, to us. In connection with the Transactions, Media Partners paid $14.2 million to the members for their equity-raising efforts.

•	Cumulus contributed four radio stations (including related licenses and assets) in the Houston, Texas and Kansas City, Missouri markets to Media Partners in exchange for membership interests in Media Partners. Media Partners contributed, indirectly, three of the four stations to our affiliate, StationCo, which entered into senior secured credit facilities and distributed $64.1 million of term loan borrowings thereunder to its direct parent, Holdings. Holdings, in turn, made an indirect cash contribution of $64.1 million to us. Media Partners contributed, indirectly, the fourth station (including related licenses and assets) to us for further distribution to one of our restricted subsidiaries, KC Corp., which placed it in a divestiture trust pending resolution of a multiple-license ownership issue under FCC regulations. In late March 2007, this issue was resolved and the station, which was not subject to any restrictive covenants under the senior secured credit facilities or the indenture governing the outstanding notes, was subsequently transferred to a direct subsidiary of Holdings.

•	We entered into $800 million senior secured credit facilities, consisting of a $700 million term loan B facility and a $100 million revolving credit facility.

•	We issued the notes.

The aggregate purchase price of approximately $1.21 billion for the Acquisition (including the related repayment of SPC’s existing debt) and related fees and expenses was funded by the cash equity investment by Cumulus and the affiliates of the Sponsors, the cash contribution from Holdings, the initial borrowings under our senior secured credit facilities and the net proceeds from the issuance of the notes.

Each of Cumulus and the respective affiliates of the Sponsors has a 25% equity ownership interest in our ultimate parent, Media Partners. Under the terms of the Media Partners LLC agreement, if certain performance targets are met, Cumulus’s participation in the distribution of assets from Media Partners may be increased up to 40%, with the respective participations in such distributions by each Sponsor reduced to as low as 20%. See “Principal Stockholders” and “Certain Relationships and Related Party Transactions.”

SPC Merger Agreement

The SPC Merger Agreement provided for indemnification for losses relating to specified events, circumstances or matters. Certain selling stockholders of SPC agreed to indemnify us for any losses resulting from or arising in connection with the following: (1) any breach of any representation or warranty made by SPC or any breach of a covenant or an agreement of SPC set forth in the SPC Merger Agreement or documents delivered pursuant to the SPC Merger Agreement; (2) specified tax losses or liabilities; (3) specified excluded liabilities of SPC; and (4) any dissenting holder of SPC’s capital stock demanding appraisal rights under Delaware corporate law with respect to the SPC Merger.

SPC’s selling stockholders’ indemnification obligation under the SPC Merger Agreement is generally subject to a $4 million deductible and limited to the aggregate amount of approximately $34.5 million that was placed in escrow at the closing of the Acquisition, in each case subject to exceptions for losses from certain specified matters. In addition to the approximately $34.5 million referred to above, we also placed into escrow at closing an amount estimated to be sufficient to cover anticipated losses relating to pending litigation matters involving SPC. See Note 10 to the audited consolidated financial statements of SPC included in this prospectus. In August 2006, SPC’s selling stockholders settled those litigation matters using a portion of the proceeds placed into escrow, and the remaining amount in escrow was distributed to the SPC selling stockholders.

We also agreed to indemnify SPC’s stockholders for any losses resulting from or arising in connection with (1) any breach of any representation or warranty we made or any breach of one of our covenants or agreements set forth in the SPC Merger Agreement or documents delivered pursuant to the SPC Merger Agreement and (2) the operation or ownership of the radio broadcasting business after the consummation of the merger.

KC Asset Purchase Agreement

The KC Asset Purchase Agreement provided for indemnification for losses relating to specified events, circumstances or matters. SPC (through certain wholly owned subsidiaries) agreed to indemnify KC Corp. for any claim resulting from or arising in connection with: (1) any breach of the representations or warranties made by SPC’s subsidiaries or any breach of covenants or agreements of SPC’s subsidiaries set forth in the KC Asset Purchase Agreement; (2) certain excluded liabilities not to be assumed by KC Corp. in the asset purchase or (3) non-compliance with any applicable bulk sales laws.

SPC’s indemnification obligation under the KC Asset Purchase Agreement is generally subject to a $100,000 deductible and limited to the aggregate amount of approximately $1.8 million that was placed in escrow at the closing, in each case subject to exceptions for losses from certain specified matters.

KC Corp. has also agreed to indemnify SPC for any losses resulting from or arising in connection with (A) any breach of representation or warranty made by KC Corp. or any breach of covenants or agreements of KC Corp. set forth in the KC Asset Purchase Agreement, (B) the operation or ownership of the acquired business after consummation of the KC Acquisition, (C) certain liabilities assumed by KC Corp. in the KC Acquisition, and (D) taxes for periods after the consummation of the KC Acquisition.

Ownership and Corporate Structure

The diagram below illustrates our ownership and corporate structure immediately following the consummation of the Transactions. See “The Transactions.”

(1)	Cumulus made a cash contribution of $6.25 million and the respective affiliates of the Sponsors made an aggregate cash contribution of $243.75 million, for total cash contribution of $250 million from Cumulus and affiliates of the Sponsors. Each of Cumulus and the respective affiliates of the Sponsors beneficially owns membership interests representing a 25% equity ownership interest in Media Partners. Media Partners indirectly owns all of our issued and outstanding capital stock. In connection with the Transactions, Media Partners paid $14.2 million to the members for their equity-raising efforts. See “Principal Stockholders.”

(2)	Our indirect parent, Holdings, made an indirect cash contribution of $64.1 million to us, using borrowings made by its wholly owned subsidiary, StationCo, collateralized with station assets contributed by Cumulus.

(3)	Radio Holdings and our direct and indirect wholly owned domestic restricted subsidiaries guarantee our senior secured credit facilities on a senior secured basis and the notes on an unsecured senior subordinated basis. All of our subsidiaries are restricted subsidiaries.

(4)	We entered into $800 million senior secured credit facilities, consisting of a $700 million term loan B facility having a seven-year maturity and a $100 million senior secured revolving credit facility having a six-year maturity. We did not utilize any borrowings under the revolving credit facility at the closing of the Transactions. Borrowings under the senior secured credit facilities are secured by a first priority security interest in substantially all of our and our guarantors’ tangible and intangible assets, including all of our capital stock and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of our future foreign subsidiaries. See “Description of Other Indebtedness — Senior Secured Credit Facilities.”

Our Equity Investors

Cumulus Media.  Cumulus is the second-largest radio company in the United States based on the number of stations owned or operated. According to Arbitron, Cumulus has assembled market-leading clusters of radio stations that rank first or second in terms of revenue share or audience share in substantially all of its markets. Giving effect to the completion of all pending acquisitions and divestitures, Cumulus, directly and through its investment in Media Partners owns or operates 345 radio stations in 67 U.S. media markets. Cumulus’s headquarters are in Atlanta, Georgia.

Bain Capital.  Bain Capital Partners, LLC is a global private investment firm whose affiliated entities manage a number of pools of capital including private equity (“Bain Capital Partners”), venture capital, public equity, global macro, and high-yield and mezzanine debt with more than $37 billion in assets under management. Since 1984, Bain Capital Partners has made private equity investments in over 200 companies around the world, partnering with strong management teams to grow businesses and create operating value. Bain Capital Partners has deep experience in a variety of industries and a team of over 120 private equity professionals dedicated to investing in and supporting its portfolio companies. Headquartered in Boston, Bain Capital, LLC has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.

The Blackstone Group.  The Blackstone Group, a global investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Paris and Mumbai, was founded in 1985. The firm has raised a total of approximately $34 billion for alternative asset investing since its formation. Blackstone will invest in Cumulus Media Partners through Blackstone Communications Partners I, which is a $2 billion media and communications sector fund, and Blackstone Capital Partners IV, a general purpose fund raised in 2002 with $6.45 billion in committed capital. Blackstone Capital Partners V, in the process of closing, will be a $13.5 billion general purpose fund. Including the firm’s other private equity funds, Blackstone has raised approximately $24.6 billion for private equity investments since its founding. Blackstone’s Private Equity Group has invested or committed approximately $13.6 billion in equity in 96 separate transactions, with an aggregate transaction value of over $138 billion. Notable transactions sponsored by the firm include Freedom Communications, New Skies Satellites, Montecito Broadcasting (Emmis), Sirius Satellite Radio, Houghton Mifflin and Columbia House.

Thomas H. Lee.  Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include Grupo Corporativo Ono, Houghton Mifflin, Michael Foods, National Waterworks, Nortek, ProSiebenSat.1 Media AG, Rayovac, Simmons Company, Transwestern Publishing, Warner Chilcott and Warner Music.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statement of Operations Information for the Year Ended December 31, 2006, gives effect to the Pro Forma Adjustments described below on the results of operations of Radio Holdings. The acquisition occurred on May 5, 2006 and thus substantially all of the Pro Forma Adjustments relate to the period from January 1, 2006 through May 4, 2006. The Pro Forma Adjustments include:

•	the Acquisition;

•	interest expense for the issuance of $250 million of the notes;

•	interest expense for the borrowings of $700 million of term loans under Radio Holdings’ senior secured credit facilities;

•	the elimination of certain corporate level general and administrative expenses;

•	the elimination of minority interests, the impact of the SPC tax-sharing agreement and certain other liabilities retained by the selling stockholders of SPC; and

•	elimination of certain interest expense due to the repayment of SPC’s then-existing indebtedness.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the Pro Forma Adjustments as if they had occurred on January 1, 2006.

The unaudited Pro Forma Adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The Unaudited Pro Forma Condensed Consolidated Statement of Operations Information is presented for informational purposes only and does not purport to represent what our results of operations would have been had the Pro Forma Adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations for any future period or as of any future date. The unaudited pro forma condensed consolidated Statement of Operations information should be read in conjunction with the information contained in other sections of this prospectus, particularly the sections entitled “The Transactions,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. All Pro Forma Adjustments and their underlying assumptions are described more fully in the notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations Information
For the Year Ended December 31, 2006

	SPC	Radio Holdings
	Historical	Historical				Pro Forma
	January 1, 2006 to	May 5, 2006 to	Historical	Pro Forma		Consolidated
	May 4, 2006	December 31, 2006	Total	Adjustments		Total
	(Dollars in thousands)

Net revenues	$65,987	$156,704	$222,691	$418	(a)	$223,109
Operating expenses:
Station operating expense excluding depreciation amortization and including non-cash contract termination costs of $6,723	49,510	92,660	142,170	(2,980	)(b)	139,190
Corporate general and administrative expenses	31,029	4,106	35,135	(27,710	)(c)	7,425
Depreciation and amortization	2,421	30,963	33,384	2,124	(d)	35,508
Costs related to sale of business, principally advisory fees	14,513	—	14,513	(14,513	)(e)	—

Total operating expenses	97,473	127,729	225,202	(43,079)		182,123

Operating income (loss) from continuing operations	(31,486)	28,975	(2,511)	43,497		40,986
Non-operating income (expense) from continuing operations:
Interest expense, net	(4,638)	(54,061)	(58,699)	(21,670	)(f)	(80,369)
Loss on early extinguishment of debt	(6,492)	—	(6,492)	6,492	(g)	—
Other income (expense)	—	(1,702)	(1,702)	1,675	(h)	(27)

Loss from continuing operations before income taxes and minority interests	(42,616)	(26,788)	(69,404)	29,994		(39,410)
(Provision) benefit for income taxes	16,640	8,185	24,825	(12,785	)(i)	12,040
Minority interest income (expense)	(1,368)	—	(1,368)	1,368	(j)	—

Loss from continuing operations	$(27,344)	$(18,603)	$(45,947)	$18,577		$(27,370)

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations Information.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations Information

(a)	Reflects the additional revenue generated by a radio station, for the period January 1, 2006 through May 4, 2006, which was contributed to us on May 5, 2006 by an affiliate.

(b)	Reflects the decrease in station operating expense primarily related to the elimination of expenses associated with an ESOP and pension plan that was terminated in connection with the Acquisition. Ongoing benefits and overall compensation structure do not include an employee stock purchase plan or pension plan or otherwise replace this benefit. There is also an increase of station operating expenses of $0.2 million for the January 1, 2006 through May 4, 2006, resulting from stations contributed to us on May 5, 2006 by an affiliate.

(c)	Reflects the decrease in corporate general and administrative expenses primarily relating to the elimination of expenses that have been replaced by those contractually provided under the Cumulus management agreement for an annual cash fee which is the greater of $4 million or 4% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement) with certain adjustments. Ongoing advisory fees payable to the Sponsors pursuant to the advisory services agreement, which annually total the greater of $1 million or 1% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement) with certain adjustments, have been added to the corporate general and administrative expenses.

(d)	Reflects the increase in depreciation and amortization expense primarily due to the amortization of identified intangible assets using a weighted average straight-line life of 1.2 years. These intangible assets exclude broadcast licenses which are not amortized because they are classified as having indefinite lives.

(e)	Reflects the elimination of certain non-recurring costs related to the sale of the business by the previous SPC shareholders.

(f)	Reflects the increase in interest expense resulting from the issuance of debt to finance a portion of the purchase price for the Acquisition. The interest rate on the new debt of $950 million is assumed to be at a weighted average of 8.3%. A 1/8% fluctuation of the weighted average interest rate would result in a change in interest expense and net loss of approximately $1.2 million and approximately $0.8 million before and after taxes, respectively. Pro forma interest expense includes amortization of capitalized debt issuance costs.

(g)	Reflects the elimination of non-recurring costs related to the termination of certain credit facilities due to the repayment of all existing debt of SPC.

(h)	As of the consummation of the Acquisition, Radio Holdings incurred approximately $1.7 million in expenses related to a commitment fee for a bridge loan which could have been activated if needed to complete the transaction. The bridge loan was never utilized and the commitment was terminated and a termination fee was paid. This amount is non-recurring and was included in Radio Holdings’ reported financial results within the 12 months following the consummation of the Acquisition. This amount has not been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

(i)	Reflects the income tax benefit at an effective tax rate of 30.55%. Although realization is not assured, management believes that it is more likely than not that the deferred tax assets will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the future, if estimates of future taxable income are reduced.

(j)	Reflects the elimination of minority interest that was made because those interests were redeemed or eliminated prior to, or in connection with, the Acquisition.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below is selected historical condensed consolidated financial data for SPC and Radio Holdings at the dates and for the periods indicated. The operating data for each of the years in the three-year period ended December 31, 2005 have been derived from the historical consolidated financial statements of SPC included elsewhere in this prospectus (except for the year 2003, which are not included herein), which have been audited. The operating data for the year ended December 31, 2006 have been derived from historical consolidated financial statements of SPC (for the period from January 1, 2006 to May 4, 2006) and of Radio Holdings (for the period from May 5, 2006 — the date of the Acquisition — to December 31, 2006), each included elsewhere in this prospectus, which also have been audited.

The selected unaudited historical condensed consolidated financial data for Radio Holdings and SPC for the three months ended March 31, 2007 and 2006, respectively, are derived from the unaudited historical consolidated financial statements included elsewhere in the prospectus. The unaudited historical condensed consolidated financial statements include, in management’s opinion, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations for such periods in accordance with GAAP. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the year ending December 31, 2007.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	(Dollars in thousands)
	Radio Holdings	SPC	Radio Holdings	SPC
	Three Months	Three Months	May 5, 2006	January 1, 2006
	Ended	Ended	Through	Through
	March 31,	March 31,	December 31,	May 4,	Year Ended December 31,
	2007	2006	2006	2006	2005	2004	2003
	(unaudited)	(unaudited)
Statement of Operations Data:
Net revenues	$46,667	$49,211	$156,704	$65,987	$231,587	$231,058	$228,966
Operating expenses: excluding depreciation amortization and including non-cash contract termination costs of $6,723 for the period May 5, 2006 through December 31, 2006	26,813	31,771	92,660	49,510	152,542	147,608	147,748
Corporate general and administrative expenses(1)	1,683	6,254	4,106	31,029	24,708	20,297	17,917
Depreciation and amortization, including pre-sold advertising amortization of $23,023 for the period May 5, through December 31, 2006(2)	2,834	1,790	30,963	2,421	7,401	7,759	7,691
Gain on sale of assets(3)	—	—	—	—	(300)	(10,151)	—
Costs related to sale of business, principally advisory fees	—	—	—	14,513	—	—	—

Total operating expenses	31,330	39,815	127,729	97,473	184,351	165,513	173,356

Operating income (loss) from continuing operations	15,337	9,396	28,975	(31,486)	47,236	65,545	55,610
Other income (expense) from continuing operations:
Interest expense(4)	(19,508)	(4,466)	(54,061)	(4,638)	(17,141)	(19,841)	(18,820)
Loss on early extinguishment of debt(5)	—	(6,492)	—	(6,492)	—	(3,024)	—
Other income (expense)	(9)	225	(1,702)	—	—	261	(168)

Income (loss) from continuing operations before income taxes and minority interests	(4,180)	(1,337)	(26,788)	(42,616)	30,095	42,941	36,622
Provision (benefit) for income taxes	(1,856)	109	(8,185)	(16,640)	4,541	17,543	15,591
Minority interests(6)	—	(471)	—	(1,368)	1,795	(8,507)	(4,869)

Earnings (loss) from continuing operations	(2,324)	(1,917)	(18,603)	(27,344)	27,349	16,891	16,162

Discontinued operations:
Gain (loss) from operations of discontinued operations (including gain on sale of $498,387 in 2006)	—	3,922	—	502,718	(19,659)	(12,866)	5,135
Proceeds (benefit) for income taxes	—	1,725	—	195,647	(9,765)	(2,321)	2,274
Minority interest income (expense)	—	37	—	(73,966)	(1,446)	(997)	(1,989)

	(Dollars in thousands)
	Radio Holdings	SPC	Radio Holdings	SPC
	Three Months	Three Months	May 5, 2006	January 1, 2006
	Ended	Ended	Through	Through
	March 31,	March 31,	December 31,	May 4,	Year Ended December 31,
	2007	2006	2006	2006	2005	2004	2003
	(unaudited)	(unaudited)
Gain (loss) on discontinued operations	—	2,234	—	233,105	(11,340)	(11,542)	872

Net income (loss)	$(2,324)	$317	$(18,603)	$205,761	$16,009	$5,349	$17,034

Other Financial Data:
Station Operating Income(7)	$19,854	$17,440	$64,044	$16,477	$79,045	$83,450	$81,218
Cash provided by (used in) operating activities	6,843	4,435	22,656	(204,009)	60,491	119,903	85,126
Cash provided by (used in) investing activities	(179)	(7,970)	(1,220,515)	719,806	(3,191)	(169,868)	(60,129)
Cash provided by (used in) financing activities	(11,750)	(3,886)	1,205,707	(523,134)	(56,766)	45,469	(19,836)
Capital Expenditures	179	6,098	472	8,522	7,238	7,820	8,397
Ratio of Earnings to Fixed Charges:(8)	*	*	*	*	2.63	3.03	2.83

*	Not applicable.

	Radio Holdings	Radio Holdings	SPC
	March 31,	December 31,	December 31,
	2007	2006	2005
	(unaudited)
Balance Sheet Data (dollars in thousands):
Cash and cash equivalents	$2,762	$7,848	$7,337
Working capital (deficiency)	24,616	32,602	(8,214)
Net intangible assets	1,363,014	1,364,424	352,400
Total assets	1,493,618	1,503,861	878,796
Total debt (including current portion of long-term debt)	919,750	931,500	255,328
Total stockholders’ equity	$288,346	$290,740	$74,118

(1)	Corporate general and administrative expenses during the historical periods consist of substantially all of the corporate level general and administrative expenses for SPC, which were previously shared among SPC’s cable, dinnerware, real estate and radio operations. The portion of these costs that were not internally allocated to Radio are recorded in Other. The portion that was internally allocated to Radio includes amounts paid to SPC and Media for SPC’s corporate management and shared services under a management agreement that was terminated in connection with the Acquisition. See the notes to the audited consolidated financial statements of SPC for segment information for continuing operations.

(2)	For the years ended December 31, 2003, 2004 and 2005, the portion of depreciation and amortization attributable to SPC’s radio operations was $6.5 million, $6.6 million and $6.2 million, respectively and for the three months ended March 31, 2006, was $1.5 million. See the notes to the audited consolidated financial statements of SPC for segment information for continuing operations.

(3)	On November 12, 2004, SPC’s subsidiary, Susquehanna Media Co., sold the assets of a radio station for $11.5 million in cash. The gain on the sale recognized in 2004 was $10.2 million. An additional $0.3 million of gain was recognized in 2005. See the notes to the audited consolidated financial statements of SPC for additional information.

(4)	Interest expense attributable to SPC’s radio broadcasting operations for the years ended December 31, 2003, 2004 and 2005 was $6.9 million, $8.0 million and $4.1 million, respectively, and for the three months ended March 31, 2006, was $0.7 million. Interest expense for the year ended December 31, 2004 includes $3.6 million of interest and $0.1 million of other expense related to the summary judgment granted in favor of Bridge Capital Investors II against SPC’s subsidiary, Susquehanna Radio Corp., by the United States District Court for the Northern District of Georgia on January 26, 2005.

(5)	Represents a $3.0 million loss on debt extinguishment (including $0.9 million charge for unamortized deferred financing costs) incurred in 2004 relating to the redemption of SPC’s then outstanding 8.5% senior subordinated notes due 2009. See the notes to the audited consolidated financial statements of SPC for additional information.

(6)	Represents changes in the value of (a) outstanding shares under Susquehanna Radio Corp.’s Employee Stock Plan that allowed certain key employees to purchase Susquehanna Radio Corp.’s Class B non-voting common stock and (b) outstanding shares of station subsidiaries owned by persons other than SPC and its subsidiaries. Those shares and other interests will be redeemed or eliminated prior to, or in connection with, the Acquisition. See the notes to the audited consolidated financial statements of SPC for additional information.

(7)	We define Station Operating Income as operating income from continuing operations plus corporate general and administrative expenses, depreciation and amortization, gain on sale of assets and costs related to sale of business.

We believe that Station Operating Income is the most frequently used financial measure in determining the market value of a radio station or group of stations. We have observed that Station Operating Income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be useful in order to determine the value of our portfolio of stations. We believe that Station Operating Income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, Station Operating Income is the primary measure that our management uses to evaluate the performance and results of our stations. As a result, in disclosing Station Operating Income, we are providing investors with an analysis of our performance that is consistent with that which is utilized by our management.

Station Operating Income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Station Operating Income is not intended to be a measure of free cash flow available for dividends, reinvestment in our business or other management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station Operating Income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. We compensate for the limitations of using Station Operating Income by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Station Operating Income has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Moreover, because not all companies use identical calculations, these presentations of Station Operating Income may not be comparable to other similarly titled measures of other companies. The following table reconciles operating income (loss) from continuing operations, which we believe is the most directly comparable GAAP financial measure, to Station Operating Income:

	(Dollars in thousands)
	Radio Holdings	SPC	Radio Holdings	SPC
	Three Months	Three Months	May 5, 2006	January 1, 2006
	Ended	Ended	Through	Through
	March 31,	March 31,	December 31,	May 4,	Year Ended December 31,
	2007	2006	2006	2006	2005	2004	2003
	(unaudited)	(unaudited)
Operating income (loss) from continuing operations	$15,337	$9,396	$28,975	$(31,486)	$47,236	$65,545	$55,610
Corporate general and administrative expenses	1,683	6,254	4,106	31,029	24,708	20,297	17,917
Depreciation and amortization	2,834	1,790	30,963	2,421	7,401	7,759	7,691
Gain on sale of assets	—	—	—	—	(300)	(10,151)	—
Costs related to sale of business, principally advisory fees	—	—	—	14,513	—	—	—

Station Operating Income	$19,854	$17,440	$64,044	$16,477	$79,045	$83,450	$81,218

(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness, amortization of capitalized financing costs and an estimated interest component on rents. Earnings were inadequate to cover fixed charges by $42.6 million for the period January 1, 2006 to May 4, 2006, $26.8 million for the period May 5, 2006 to December 31, 2006, $1.3 million for the three-month period ended March 31, 2006, and $4.2 million for the three-month period ended March 31, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and consolidated financial condition should be read in conjunction with the “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data” and the historical consolidated financial statements and related notes included elsewhere in this prospectus. For purposes of this discussion and analysis, the terms “we,” “our,” and “us” refer to SPC and its consolidated subsidiaries, with respect to periods prior to the Acquisition, and to Radio Holdings and its consolidated subsidiaries, with respect to periods after the Acquisition, in each case except as otherwise indicated by the context. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in “Disclosure Regarding Forward Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

Overview

We are the largest privately owned radio broadcasting company in the United States and the 11th largest radio broadcasting company overall in the United States based on 2006 revenues. We own 33 radio stations, of which we operate 20 FM and 7 AM revenue-generating stations in 8 metropolitan markets in the United States. Our stations serve four of the ten largest radio markets in the United States by revenue (San Francisco, Dallas, Atlanta and Houston) in addition to the Cincinnati, Kansas City, Indianapolis, and York, PA, markets.

Generally, changes in our revenues correlate to changes in total market revenues of the broader radio industry. In 2006, the radio industry as a whole experienced negligible revenue growth, continuing a trend that has affected the industry since the attacks of September 11, 2001 and the events that followed (most notably, the economic slowdown and the war in Iraq). Reflecting this market trend, our 2006 revenues derived from local and regional advertising decreased 2% from 2005, and our revenues derived from national advertising increased 2% from 2005. Non-advertising-related revenues, which include revenues derived from event sponsorships, merchandise, and all other revenues not directly related to an aired commercial spot, remained fairly constant from 2005. Our 2006 revenues derived from local and regional advertising represented approximately 76% of our total revenues.

Among other challenges, the radio industry faces increased competition for listeners from a number of technologies affecting the daily lives of consumers, including the continued growth in Internet usage, the increase in the number of subscribers to satellite radio and the increasing popularity of iPodstm and other digital audio recording and listening devices. Although radio listening levels have remained fairly constant over the last few years, terrestrial radio now faces more competition for the time and attention of consumers than at any other point in history. To address these challenges, the radio industry is working cooperatively on a number of initiatives to enhance the value of radio, including reducing the number of commercial minutes played each hour in an effort to enhance the quality of programming for listeners and implementing new HD Radiotm technology that will allow terrestrial radio to broadcast “CD-like” sound quality to listeners.

Despite those challenges that we and our industry face, we believe that we have strong fundamentals, such as our focus on operating radio station clusters in large markets with attractive demographics, our diversified programming formats and loyal listener bases in our local markets and the ability to meet these new challenges through our implementation of HD Radiotm technology and other Internet initiatives. As a result, we believe we have significant opportunities for growth within our current business model.

Our business is managed by Cumulus under a management agreement between our direct parent, Holdings, and Cumulus. Pursuant to the management agreement, Cumulus provides managerial and administrative services, and assume responsibility for all salary, benefits and related compensation expenses of our management team for these services, in exchange for an annual cash fee of the greater of $4 million or 4% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement). See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.” In addition, we pay an annual cash fee equal to the greater of $1 million or 1% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement) to the Sponsors in exchange for their ongoing advisory and consulting services under the advisory services agreement. See “Certain Relationships and Related Party Transactions — Advisory Services Agreement.” Historically, Media purchased such management services, office space and administrative services from related parties (primarily its parent entity, SPC) at higher costs. As a result, we expect our corporate general and administrative expenses to be lower during the term of the Cumulus management agreement than they have been historically. We also expect our station operating expenses to be lower as a result of the common management of both the Cumulus and the CMP station portfolios. The Cumulus management team has already identified specific opportunities to reduce operating costs at each of our stations. These cost reductions primarily relate to headcount reductions as we move to increased centralization of our operations, cost savings in our marketing and promotional activities, and other savings achieved as a result of the application of Cumulus management’s best practices across general and administrative, technical, programming, sales and promotion areas. Substantially all of these cost savings were achieved in 2006 and we believe the remaining cost savings will be achieved by mid-2008. However, our ability to achieve our expected cost savings is subject to certain risks. See “Risk Factors — Risks Related to Our Business — We may not be able to achieve all of our expected cost savings.”

Effect of the Transactions

In connection with the Transactions, we incurred significant additional indebtedness, including $250 million aggregate principal amount of the notes and $700 million of borrowings under CMP’s senior secured credit facilities. As of March 31, 2007, we had approximately $919.8 million of total indebtedness outstanding, including the notes. Therefore, our interest expense has been significantly higher following the Transactions than in prior periods. On the a pro forma basis, after giving effect to the Pro Form Adjustments, our interest expense for the year ended December 31, 2006 would have been approximately $80.4 million. See “Unaudited Pro Forma Condensed Consolidated Financial Information” and “— Liquidity and Capital Resources — Post Transactions” below for more information regarding the effect of the Transactions.

We have accounted for the Acquisition under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Accordingly, the investment in the assets and liabilities acquired by us are recorded at fair value. As a result, the assets and liabilities have been assigned new values.

The following discussion and analysis of our historical results of operations and financial condition covers periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of such periods does not reflect the significant impact the Transactions have had, and will continue to have, on us. Since consummation of the Transactions, we have substantial indebtedness. Significant additional liquidity requirements, resulting primarily from increased interest expense, and other factors related to the Transactions, such as increased depreciation and amortization as a result of the application of purchase accounting, have, and will continue to, significantly affect our financial condition, results of operations and liquidity going forward. See “Risk Factors — Risks Related to Our Business — Because a significant portion of our total assets is represented by intangible assets and goodwill that is subject to mandatory, annual impairment evaluations, we could in the future be required to write off a significant portion of these assets, which may adversely affect our financial condition and results of operations.,” “Unaudited Pro Forma Condensed Consolidated Financial Information” and “— Liquidity and Capital Resources.”

Factors Affecting Our Results

Revenues.  The primary source of our revenues is the sale of broadcasting time on our radio stations for advertising. Our advertising revenue is reported net of agency commissions. Radio agency commissions for 2006, 2005 and 2004 were approximately $33 million. Our sales of advertising time are primarily affected by the demand for advertising time from local, regional and national advertisers and the advertising rates charged by our radio stations. Our stations strive to maximize revenue by managing their on-air inventory of advertising time and adjusting prices based upon local market conditions.

For 2006, 2005 and 2004, our revenues were concentrated in the San Francisco, Dallas and Atlanta geographic markets as follows: 25%, 28% and 26%, respectively, in San Francisco; 24%, 24% and 24%, respectively, in Dallas; and 10%, 12% and 11%, respectively, in Atlanta.

Advertising demand and rates are based primarily on a station’s ability to attract audiences in the demographic groups targeted by its advertisers, as measured principally by Arbitron on a periodic basis, generally two or four times per year. Because audience ratings in local markets are crucial to a station’s financial success, we endeavor to develop strong listener loyalty. We believe that the diversification of formats on our stations helps to insulate our business from the effects of shifts in demographics or changes in the musical tastes of the audience with respect to any particular format.

Our advertising contracts are generally one year or less in duration. We generate most of our revenue from local and regional advertising, which is sold primarily by each station’s local sales staff. During 2006, 2005 and 2004, approximately 76%, 71% and 72%, respectively, of our net revenues were from local and regional advertising and 20% of our net revenues were from national advertising in each of the years. To generate national advertising sales, we have engaged Katz Communications, Inc., a firm that specializes in soliciting radio-advertising sales on a national level, as our exclusive national representative, in exchange for a commission based on the revenue from the advertising Katz obtains. Like other industry participants, we sometimes utilize trade or barter agreements that exchange advertising time for goods or services such as travel or lodging, instead of for cash. Our non-cash advertising revenues during 2006, 2005 and 2004 were approximately 1% of total advertising revenues for each of those years. Our revenues vary throughout the year. As is typical in the radio broadcasting industry, our revenues and operating income are typically lowest in the first quarter and are relatively level in the other quarters. Our operating results in any period may be affected by the incurrence of advertising and promotional expenses that do not necessarily produce commensurate revenues until the impact of the advertising and promotion is realized in future periods.

Station operating expenses.  Historically, our station operating expenses have been comprised of direct operating expenses (such as programming, advertising and promotion), employee salaries and commissions, selling and general and administrative expenses incurred at the market cluster level excluding depreciation and amortization expense. ESOP expense and other retirement costs for station employees are included in station operating expenses. ESOP expense refers to charges made to the statement of operations as a result of shares issued as compensation under SPC’s ESOP, in which employees of SPC, including Radio employees, participated. All ESOP shares outstanding immediately prior to the Acquisition were exchanged pursuant to the terms of the SPC Merger Agreement. Accordingly, after the Acquisition there is no more ESOP or similar plans or costs. Station operating expenses do not include corporate general and administrative expenses for centralized corporate business support and other expenses not directly incurred at the market cluster level.

Corporate general and administrative expenses.  Corporate general and administrative expenses in Radio reflect:

•	radio general and administrative expenses (not included at the station level) that directly support Radio operations (these expenses primarily consist of central radio (non-station level) general and administrative costs associated with the radio operations and certain miscellaneous other expenses); and

•	corporate management fees allocated to Radio based on management’s best estimates of percentage of effort dedicated to radio-related tasks or incremental costs incurred (these services included primarily management, legal, accounting, internal audit and tax services, and human resources).

As described above, effective upon the consummation of the Transactions, these historical corporate general and administrative expenses were replaced by the annual management fee and reimbursement of third party expenses payable to Cumulus under the Cumulus management agreement. See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.”

Station Operating Income.  Our management uses Station Operating Income as a primary measure to evaluate the performance of our stations. We define Station Operating Income as operating income from continuing operations plus corporate general and administrative expenses, depreciation and amortization, gain on sale of assets and costs related to sale of business. We believe that Station Operating Income is the most frequently used financial measure in determining the market value of a radio station or group of stations. We have observed that Station Operating Income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be useful in order to determine the value of our portfolio of stations. We believe that Station Operating Income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators. Finally, Station Operating Income is the primary measure that our management uses to evaluate the performance and results of our stations. As a result, in disclosing Station Operating Income, we are providing investors with an analysis of our performance that is consistent with that which is utilized by our management.

Station Operating Income is not a recognized term under GAAP and does not purport to be an alternative to operating income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Station Operating Income is not intended to be a measure of free cash flow available for dividends, reinvestment in our business or other discretionary use by management, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Station Operating Income should be viewed as a supplement to, and not a substitute for, results of operations presented on the basis of GAAP. We compensate for the limitations of using Station Operating Income by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone. Station Operating Income has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Moreover, because not all companies use identical calculations, these presentations of Station Operating Income may not be comparable to other similarly titled measures of other companies.

Critical Accounting Policies and Estimates

Our financial condition and results of operations are based upon results for continuing operations in SPC’s consolidated financial statements, which have been prepared in accordance with GAAP, as described in the notes to the consolidated financial statements of SPC. In order to prepare these financial statements, we must make certain estimates and judgments that may affect the reported value of assets, liabilities, revenues and expenses as well as contingencies. These estimates and judgments are evaluated on an ongoing basis and change based upon business conditions and circumstances. Critical estimates involve revenue recognition, the value of long-lived assets, the value of intangible assets (primarily FCC broadcast licenses and goodwill), allowances for doubtful accounts, income taxes, contingencies and the impact of any litigation. These estimates are based on the known facts, our measured judgments of probable outcomes and values, historical experience and other factors that we believe are applicable and reasonable given the circumstances.

We believe the following accounting policies are critical to preparation of our consolidated financial statements since they affect the more significant estimates reflected in the financial statements and related disclosures.

Revenue Recognition.  Revenues are recognized when related services are provided, either when advertising is aired or when events are held, net of agency commissions. Revenues are recorded based on a reasonable expectation of collection.

Valuation of Long-Lived Assets.  We evaluate the recoverability of our long-lived assets, including property, plant and equipment, that are subject to amortization, whenever events or changes in circumstances suggest their carrying values may not be recoverable. Analyses based on undiscounted cash flows generated by the related operations and appraisals, trends or other indicators of fair value are used in these evaluations. If the asset’s carrying value exceeds the indicated fair value, a loss is recognized for the difference between the fair value and the asset’s carrying value. No adjustment to carrying value is made if an asset’s fair value exceeds its carrying value.

Impairment of Intangible Assets.  We have significant intangible assets recorded in our accounts. These intangible assets consist primarily of FCC broadcast licenses and goodwill acquired through the acquisitions of radio stations. SFAS No. 142, Goodwill and Other Intangible Assets, requires that the carrying value of our goodwill and certain intangible assets be reviewed at least annually for impairment and charged to results of operations in the period in which the recorded value of those assets is more than their fair value. For 2005 and

2004, we completed impairment tests for our broadcasting licenses and goodwill and determined that their fair value exceeded their carrying amount and, as such, no impairment charge was recognized or incurred. For 2006, we determined, in connection with our analysis of the Acquisition and certain other data, that no impairment charge was necessary.

We will perform annual impairment testing for our FCC broadcast licenses and goodwill at the market cluster level. Indefinite-lived intangible assets, other than goodwill, are generally valued using discounted cash flows analyses, projections, trends, appraisals and multiples evidenced in the business. Comparable current market transactions, estimated future operating results, appraisals, trends and other profitability information may also be used in the evaluations. The fair market values derived include assumptions that contain a variety of variables. These variables are based on industry data, historical experience and estimates of future performance and include, but are not limited to, revenue and expense growth rates for each radio market, revenue and expense growth rates for our stations in each market, overall discount rates based on our weighted average cost of capital and acquisition multiples. The assumptions used in estimating the fair market value of goodwill are based on currently available data and our management’s best estimates and, accordingly, a change in market conditions or other factors could have a significant effect on the estimated value. A significant future decrease in the fair market value of broadcast licenses or goodwill in a market could result in additional impairment charges.

Allowance for Doubtful Accounts.  We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Accounts receivable are largely from retail and consumer businesses whose ability to pay is subject to changes in general economic conditions. Credit risk is managed through credit and collection controls. The allowance for doubtful accounts is determined utilizing historical experience, payment trends and credit information within the context of existing economic conditions. We review our allowance for doubtful accounts monthly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Income Taxes.  We use the asset and liability method of accounting for income taxes. Our deferred income taxes reflect the probable future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting balances at each reported year-end. Changes in enacted tax rates are reflected as they occur. We routinely evaluate our effective tax rates and adjust those rates based upon estimates and available information pertinent to the statutory rates, apportionment and other factors considered appropriate in the circumstances. We have certain net operating losses for state tax purposes that we believe will not be utilized. Accordingly, a full valuation allowance for the tax effects of these losses has been recorded.

Contingencies and Litigation.  We are involved in litigation and administrative proceedings primarily arising in the normal course of our business. Based on the outcome of these actions, we may be required to make payments or recognize a loss. On a regular basis, we evaluate circumstances related to these actions, which may include consultation with outside counsel. If a liability is probable and reasonably estimable, a liability is recognized. If circumstances surrounding a significant matter change in the future, our consolidated results of operations and financial position could be adversely affected.

Basis of Presentation of Pre-Acquisition Periods

SPC had two major subsidiaries: Media, which owned radio broadcasting assets and cable television assets; and TPC York, Inc. (“Pfaltzgraff”), which, prior to selling the majority of its assets in 2005, manufactured dinnerware and housewares. SPC also developed and leased real estate to businesses and individuals. Prior to or in connection with the consummation of the Acquisition, SPC sold its cable television assets to Comcast Corporation and sold or distributed or otherwise disposed of the other net assets that were unrelated to its radio broadcasting business.

The consolidated results of operations of SPC included in this prospectus reflect as discontinued operations the results of operations that were sold or distributed prior to the Acquisition. See the notes to the audited consolidated financial statements of SPC included in this prospectus. Continuing operations include two segments: Radio and Other. Radio includes all radio broadcasting operations and corporate general and administrative expenses allocated to Radio based on management’s best estimates of the percentage of effort dedicated to radio related tasks or incremental costs incurred, whichever is deemed most appropriate in the circumstances. In accordance with GAAP, we are required to allocate to our results of operations from continuing operations substantially all of the corporate level general and administrative expenses for SPC, which were previously shared among SPC’s cable, dinnerware, real estate and radio operations. The portion of these costs that were not internally allocated to Radio are recorded in Other. The portion that was internally allocated to Radio includes amounts paid to SPC and Media for shared services, which consisted of treasury services, internal audit, external reporting functions, payroll services and employee benefits, administrative and other functions, under a management agreement that will be terminated in connection with the Acquisition. Management estimates that the portion of these expenses attributable to radio operations, exclusive of amounts paid under this management agreement were $5.5 million, $5.3 million and $1.1 million in 2004, 2005 and the period from January 1, 2006 to May 4, 2006, respectively.

The discussion and analysis of our results of operations and assets presented in this section for the pre-Acquisition periods is limited to Radio. It is the view of management that the information presented in Radio reflects the operations and assets of SPC’s radio operations that we acquired in the Acquisition for the pre-Acquisition periods and as of the dates presented, and that the information presented in Other is unrelated to SPC’s radio broadcasting business.

Total assets presented on the consolidated balance sheets for pre-Acquisition periods included elsewhere in this prospectus include assets of continuing operations (both Radio and Other) and assets held for sale relating to discontinued operations (classified as such). The assets identified in Radio as “Identifiable Assets” are the historical assets associated with radio operations as of the dates presented.

The consolidated statements of cash flows included elsewhere in this prospectus include the cash flows of both the continuing and discontinued operations for the pre-Acquisition periods presented. As a result, the comparison of cash flows data year over year during the two-year period ended December 31, 2005 and the period from January 1, 2006 through May 4, 2006 as compared to the period from Acquisition to December 31, 2006 is not useful in evaluating our historical cash flows generated by radio operations. Management believes that changes in the cash flows from operating activities and cash flows from investing activities related to our radio operations year over year during the same period are not material.

Results of Operations

The following tables set forth components of our consolidated historical results of operations from continuing operations for the three months ended March 31, 2007 and 2006, and the years ended December 31, 2006, 2005 and 2004, on a segment basis and combined basis, as well as percentage changes in those components. The results of operations from the three-month period ended March 31, 2007 (entirely post-Acquisition) are not comparable to the three-month period ended March 31, 2006 (entirely pre-Acquisition), the results of operations from the date of the acquisition to December 31, 2006 are not comparable to the period from January 1, 2006 to May 4, 2006, and the results of operations for the combined period of January 1, 2006 to May 4, 2006 and acquisition to December 31, 2006 (referred to as the “Combined Period”) are not comparable to the year ended December 31, 2005 (dollars in thousands).

		Percent
		Change
		3/31/2007
	Three Months Ended	vs.
	March 31, 2007	3/31/2006

Net revenues	$46,667	(5.17)%
Operating expenses:
Station operating expense excluding depreciation amortization	26,813	(15.76)%
Corporate general and administrative expenses	1,683	(80.98)%
Depreciation and amortization	2,834	58.32%

Total operating expenses	31,330	(22.58)%

Operating income (loss) from continuing operations	15,337	68.60%
Non-operating income (expense) from continuing operations:
Interest expense, net	(19,508)	336.81%
Loss on early extinguishment of debt	—	**
Other income (expense)	(9)	**
Income (loss) from continuing operations before income taxes and minority interest	(4,180)	(312.64)%

Provision (benefit) for income taxes	(1,856)	**
Minority interest income (expense)	—	**
Loss from continuing operations	$(2,324)	**

**	Calculation is not meaningful

				Percent
				Change
				12/31/2006
	Combined Period - 2006			vs.
	Radio	Other	Total	12/31/2005

Net revenues	$222,691	$—	$222,691	(3.84)%
Operating expenses:
Station operating expense excluding depreciation amortization and including non-cash contract termination costs of $6,723	142,170	—	142,170	(6.80)%
Corporate general and administrative expenses	35,135	—	35,135	42.20%
Depreciation and amortization	33,384	—	33,384	351.07%
Gain on sale of assets	—	—	—	**
Costs related to sale of business, principally advisory fees	14,513	—	14,513	**

Total operating expenses	225,202	—	225,202	22.16%

Operating income (loss) from continuing operations	(2,511)	—	(2,511)	**
Non-operating income (expense) from continuing operations:
Interest expense, net	(58,699)	—	(58,699)	242.45%
Loss on early extinguishment of debt	(6,492)	—	(6,492)	**
Other income (expense)	(1,702)		(1,702)	**

Income (loss) from continuing operations before income taxes and minority interests	$(69,404)	$—	(69,404)	**

Provision (benefit) for income taxes			24,825
Minority interest income (expense)			(1,368)

Loss from continuing operations			$(45,947)

				Percent
				Change
				(Radio)
	SPC			2005
	Year Ended December 31, 2005			vs.
	Radio	Other	Total	2004

Net revenues	$231,587	$—	$231,587	$0.2%
Operating expense:
Station operating expenses excluding depreciation and amortization	152,542	—	152,542	3.3%
Corporate general and administrative expenses	12,651	12,057	24,708	(1.3)%
Depreciation and amortization	6,165	1,236	7,401	(6.7)%
Gain on sale of assets	(300)	—	(300)	**

Total operating expenses	171,058	13,293	184,351	11.4%
Operating income (loss) from continuing operations	60,529	(13,293)	46,936	(28.4)%
Non-operating income (expense) from continuing operations:
Interest expense, net	(4,142)	(12,999)	(17,141)	(13.6)%

Income (loss) from continuing operations before income taxes and minority interests	$56,387	$(26,292)	30,095	(30.0)%

Provision (benefit) for income taxes			(4,541)
Minority interest income (expense)			1,795

Earnings from continuing operations			$27,349

**	Calculation is not meaningful

				Percent
				Change
				(Radio)
	SPC			2004
	Year Ended December 31, 2004			vs.
	Radio	Other	Total	2003

Net revenues	$231,058	$—	$231,058	0.9%
Operating expense:
Station operating expenses: excluding depreciation and amortization	147,608	—	147,608	(0.1)%
Corporate general and administrative expenses	12,823	7,474	20,297	5.5%
Depreciation and amortization	6,605	1,154	7,759	2.1%
Gain on sale of assets	(10,151)	—	(10,151)	**

Total operating expenses	156,885	8,628	165,513	(4.5)%
Operating income (loss) from continuing operations	74,173	(8,628)	65,545	17.9%
Non-operating income (expense) from continuing operations:
Interest expense, net	(7,975)	(11,866)	(19,841)	15.4%
Loss on early extinguishment of debt	(2,080)	(944)	(3,024)	**
Other income (expense)	261	—	261	**

Income (loss) from continuing operations before income taxes and minority interests	$64,379	$(21,438)	42,941	16.0%

Provision (benefit) for income taxes			(17,543)
Minority interest income (expense)			(8,507)

Earnings from continuing operations			$16,891

**	Calculation is not meaningful

Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006.

Net Revenues.  Net revenues decreased $2.5 million, or 5.1%, to $46.7 million for the three months ended March 31, 2007, from $49.2 million for the three months ended March 31, 2006. This decrease was primarily the result of adverse economic conditions in certain of our markets.

Station Operating Expenses, excluding Depreciation and Amortization.  Station operating expenses, excluding depreciation and amortization, decreased $5.0 million, or 15.8%, to $26.8 million for the three months ended March 31, 2007 from $31.8 million for the three months ended March 31, 2006. This decrease was primarily attributable to staffing reductions and other operating expense reduction activities related to the Acquisition.

Depreciation and Amortization.  Depreciation and amortization increased $1.0 million, or 58.3%, to $2.8 million for the three months ended March 31, 2007 compared to $1.8 million for the three months ended March 31, 2006. This increase was primarily attributable to the value allocated to tangible and intangible assets in the purchase price allocation for the Acquisition.

Corporate, General and Administrative Expenses.  Corporate, general and administrative expenses totaled $1.7 million for the three months ended March 31, 2007 as compared to $6.2 million for the three months ended March 31, 2006. This difference in cost for the first quarter is due to the composition of the cost base for Radio Holdings as compared to SPC, whose corporate infrastructure supported lines of business other than radio operations.

Interest Expense — Net of Interest Income.  Interest expense, net of interest income, increased by $15.0 million to $19.5 million for the three months ended March 31, 2007 compared to $4.5 million for the three months ended March 31, 2006, due to the new debt structure associated with Radio Holdings.

Income Taxes.  There was an income tax benefit of $1.9 million for the three months ended March 31, 2007 as compared to income tax expense of $0.1 million for the three months ended March 31, 2006.

Station Operating Income.  As a result of the factors described above, station operating income increased $2.5 million, or 14.2%, to $19.9 million for the three months ended March 31, 2007 compared to $17.4 million for the three months ended March 31, 2006.

The following table reconciles station operating income to operating income as presented in the accompanying condensed consolidated statements of operations (the most directly comparable financial measure calculated and presented in accordance with GAAP (unaudited, dollars in thousands):

	Radio Holdings	SPC
	Three Months	Three Months
	Ended	Ended	$ Dollar	% Percent
	March 31, 2007	March 31, 2007	Change	Change
Operating income	$15,337	$9,396	$6,446	68.6%
Corporate general and administrative	1,683	6,254	(4,571)	(73.1)%
Depreciation and amortization	2,834	1,790	1,044	58.3%

Station operating income	$19,854	$17,440	$2,414	13.8%

Intangible Assets.  Intangible assets, net of amortization, were approximately $1,363.0 million and $1,364.4 million as of March 31, 2007 and December 31, 2006, respectively. These intangible assets primarily consist of broadcast licenses and goodwill, although we possess certain other intangible assets obtained in connection with our acquisitions, such as non-corporate agreements. Goodwill represents the excess of purchase price over the fair value of tangible assets and specifically identified intangible assets.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005 (Radio)

The discussion of the results of operations below is significantly affected by our acquisition of SPC on May 5, 2006 and the resulting allocation of purchase price to the acquired assets and liabilities. The results of operations from acquisition to December 31, 2006 are not comparable to the period from January 1, 2006 to May 4, 2006, and the results of operations for the Combined Period are not comparable to the year ended December 31, 2005.

Net Revenues.  Net revenues decreased $8.9 million, or 3.8%, to $222.7 million from 2005 to 2006, primarily as a result of adverse economic conditions in certain of the markets coupled with a decline in non-traditional revenue events conducted in 2005 that were not renewed in 2006.

Station Operating Expenses, excluding Depreciation and Amortization.  Station operating expenses, excluding depreciation and amortization, decreased $10.4 million, or 6.8%, to $142.2 million from 2005 to 2006. This decrease was primarily attributable to staffing reductions and other operating expense reduction activities implemented post acquisition, offset by a $6.7 million charge for non-cash contract termination costs.

Depreciation and Amortization.  Depreciation and amortization increased $26.0 million to $33.4 million for 2006, compared to $7.4 million for 2005. This increase was primarily attributable to the value allocated to intangible assets (primarily pre-sold advertising) in the purchase price allocation.

Corporate, General and Administrative Expenses.  Corporate, general and administrative expenses increased $22.5 million, or 177.7%, to $35.1 million for 2006, compared to $12.7 million for 2005. This difference in cost is due to the amount of expense recorded during January 1, 2006 through May 4, 2006 as SPC incurred one time costs associated with the sale of the radio business.

Interest Expense — Net of Interest Income.  Interest expense, net of interest income, increased by $41.6 million to $58.7 million from 2005 to 2006, due to our new debt structure.

Income Taxes.  Income tax benefits totaled $24.8 million in 2006, compared to an income tax expense of $4.5 million in 2005, based on the loss incurred in the 2006 Combined Period compared to earnings in 2005.

Station Operating Income.  As a result of the factors described above, station operating income increased $1.2 million, or 1.5%, to $80.5 million from 2005 to 2006.

The following table reconciles Station Operating Income for the Combined Period to operating income (loss) from continuing operations (the most directly comparable financial measure calculated and presented in accordance with GAAP) (unaudited, dollars in thousands):

	January 1, 2006	May 5, 2006		Year Ended
	to	to	Combined	December 31,
	May 4, 2006	December 31, 2006	Period-2006	2005

Operating income (loss) from continuing operations	$(31,486)	$28,975	$(2,511)	$47,236
Corporate general and administrative expenses	31,029	4,106	35,135	24,708
Depreciation and amortization	2,421	30,963	33,384	7,401
Gain on sale of assets	—	—	—	(300)
Costs related to sale of business, principally advisory fees	14,513	—	14,513	—

Station Operating Income	$16,477	$64,044	$80,521	$79,045

Intangible Assets.  Intangible assets, net of amortization, were approximately $352.4 million and $1,364.4 million as of December 31, 2005 and 2006, respectively. These intangible assets primarily consist of broadcast licenses and goodwill, although we possess certain other intangible assets obtained in connection with our acquisitions, such as non-corporate agreements. Intangible assets, net increased due to acquisitions. Goodwill represents the excess of purchase price over the fair value of tangible assets and specifically identified intangible assets.

Year Ended December 31, 2005 (Radio) Compared to Year Ended December 31, 2004 (Radio)

Revenues.  Our revenues increased $0.5 million, or 0.2%, from 2004 to 2005. Consolidated revenue gains were consistent with the change in total reported market revenues of the broader radio industry. Our revenues from local and regional advertising decreased 1% versus the prior year, offset by a 1% increase in non-advertising-related derived revenues. Revenues derived from national advertising represented 20% of total net revenues in both years. We expect that our revenues will continue to be affected by changes in total market revenues.

Station operating expenses.  Expenses increased $4.9 million, or 3%, due primarily to scheduled increases in contract sport broadcasting rights and higher event expenses.

Corporate general and administrative expenses.  Corporate general and administrative expenses decreased $0.2 million, or 1%, from 2004 to 2005, primarily due to a decrease in personnel-related costs. Effective upon the consummation of the Transactions, our corporate general and administrative expenses will consist of the annual management fee (equal to the greater of $4 million or 4% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement)) and reimbursement of third party expenses payable to Cumulus pursuant to the Cumulus management agreement and the annual advisory and consulting services fee equal to the greater of $1 million or 1% of Holdings’ consolidated free cash flows payable to the Sponsors pursuant to the advisory services agreement. Therefore, we expect that these expenses will be lower following the Transactions than in prior periods.

Depreciation and amortization.  Depreciation and amortization decreased $0.4 million, or 7%, from 2004 to 2005. An increase in depreciation and amortization associated with capital expenditures incurred in 2005 was offset by a decrease in depreciation and amortization from other assets becoming fully depreciated.

Interest expense.  Interest expense decreased $3.8 million, or 48%, from 2004 to 2005. The decrease was primarily due to lower debt levels in the current year and reductions to SPC’s effective interest rates, achieved through the use of more variable rate debt after early retirement of its 8.5% senior subordinated notes due 2009 in 2004. As a result of the Transactions, we will be incurring significant indebtedness, including approximately $250 million aggregate principal amount of the notes and approximately $700 million of borrowings under CMP’s senior secured credit facilities. Therefore, we expect that our interest expense will be significantly higher following the Transactions than in prior periods. See “— Liquidity and Capital Resources — Post Transactions” below for more information regarding the effect of the Transactions on our interest expense.

Station Operating Income.  As a result of the factors described above, Station Operating Income decreased $4.4 million, or 5%, to $79.0 million in 2005, compared to $83.5 million in 2004.

The following table reconciles Station Operating Income to operating income from continuing operations for Radio (the most directly comparable financial measure calculated and presented in accordance with GAAP) (unaudited, dollars in thousands):

	Year Ended December 31,
	2005	2004

Operating income from continuing operations	$60,529	$74,173
Depreciation and amortization	6,165	6,605
Corporate general and administrative expenses	12,651	12,823
Gain on sale of assets	(300)	(10,151)

Station Operating Income	$79,045	$83,450

Intangible Assets.  Intangible assets, net of amortization, were $352.4 million and $348.4 million as of December 31, 2005 and 2004, respectively. These intangible asset balances primarily consist of broadcast licenses and goodwill, although we possess certain other intangible assets obtained in connection with our acquisitions, such as non-compete agreements. Intangible assets, net, increased due to acquisitions. Goodwill represents the excess of purchase price over the fair value of tangible assets and specifically identified intangible assets.

Liquidity and Capital Resources

Historical Cash Flows

Historically, our principal needs for liquidity have been to fund the acquisitions of radio stations, expenses associated with station and corporate operations, capital expenditures and interest and debt service payments. Our principal sources of funds for these requirements have been cash flow from operations and cash flow from financing activities, such as borrowings under our existing senior credit facilities and long-term intercompany borrowings.

The statements of cash flows included in our consolidated financial statements include both continuing and discontinued operations. The comparison of cash flows data between the three-month periods ended March 31, 2007 and 2006, and year over year during the three-year period ended December 31, 2006, are not useful in evaluating our historical cash flows generated by radio operations.

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

For the three months ended March 31, 2007, net cash provided by operating activities increased $2.4 million to $6.8 million, from $4.4 million for the three months ended March 31, 2006. The increase is primarily attributable to a $14.1 million increase in deferred income taxes and a $7.9 million increase in accounts payable and other liabilities offset by a $20.5 million decrease in prepaids and accrued income taxes with favorable offsets related to the net change in the remaining operating activities.

For the three months ended March 31, 2007, net cash used in investing activities decreased $7.8 million to $0.2 million, from $8.0 million for the three months ended March 31, 2006. The decrease is primarily attributable to a decrease of $5.9 million from capital expenditures and a $1.9 million decrease from purchase of intangibles and other assets.

For the three months ended March 31, 2007, net cash used in financing activities totaled $11.8 million compared to net cash used in financing activities of $3.9 million for the three months ended March 31, 2006. The variances were primarily due to scheduled principal payments under our term loan facility.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005 (Radio)

For the Combined Period, net cash used by operating activities was $182 million, as compared to net cash provided by operating activities of $60 million for the year ended December 31, 2005, a change of $242 million. We generated approximately $23 million of net cash from operating activities during the Combined Period post-Acquisition. The use of cash in 2006 during the pre-Acquisition period is not representative of normal operations as non-radio assets, those not included in the Acquisition, were disposed of.

For the Combined Period, net cash used in investing activities decreased $498 million to $501 million from net cash used in investing activities of $3 million for the year ended December 31, 2005. We used approximately $1,221 million of our net cash in investing activities during the Combined Period post-Acquisition. This usage reflected the purchase of the radio operations of Susquehanna Pfaltzgraff Co. There was cash generated from investing activities in the pre-Acquisition period of $720 million primarily related to the disposition of the non-radio assets of Susquehanna Pfaltzgraff Co.

For the Combined Period, net cash provided by financing activities increased $740 million to $683 million from net cash used in financing activities of $57 million for the year ended December 31, 2005. We generated approximately $1,206 million, of our net cash from financing activities during the Combined Period post-Acquisition. This amount resulted primarily from long-term borrowings and capital contributions from the equity investors. In the pre-Acquisition period the cash used in financing of $523 million was due to the net repayment of debt, purchase of minority interests, and distributions to Trusts controlled by the former shareholders. All these activities were in preparation of the sale of the radio operations of SPC.

Radio capital expenditures, excluding acquisitions, were $9.0 million and $6.9 million for the years ended December 31, 2006 and 2005, respectively. Capital expenditures over these periods were used primarily for the implementation of HD Radiotm technology, investment in signal upgrades and radio-related equipment and for information technology projects.

Prior to the closing of the Acquisition, all of SPC’s historical indebtedness, including the then-outstanding borrowings under SPC’s senior secured credit facilities was repaid. On February 1, 2006, SPC repurchased all the outstanding 7.375% Senior Subordinated Notes for $162.3 million in cash utilizing its then-existing senior secured credit facilities.

Sources of Liquidity

As of March 31, 2007, we had $919.8 million in aggregate indebtedness, including the notes, with an additional $100 million of borrowing capacity available under CMP’s revolving credit facility, subject to satisfaction of certain conditions.

As of March 31, 2007, CMP had $669.8 million outstanding under its term-loan facility. Although nothing was drawn on its revolving credit facility, CMP had approximately $3.3 million of letters of credit outstanding, which has the effect of reducing revolving credit availability to $96.7 million. During the three months ended March 31, 2007, there was a principal payment on the term loan facilities of $11.8 million.

The term loan facility will mature on May 5, 2013, and will amortize in equal quarterly installments that began on September 30, 2006, with 0.25% of the initial aggregate advances payable each quarter until maturity, when the balance is due. The revolving credit facility will mature on May 5, 2012 and, except at our option, the commitment will remain unchanged up to that date.

Borrowings under the term loan facility bear interest, at our option, at a rate equal to LIBOR plus 2.0% or the Alternate Base Rate (defined as the higher of the Federal Funds Rate plus 1/2 of 1% and the Deutsche Bank Prime Rate) plus 1%.

At March 31, 2007, prior to the effect of the interest rate swap, the effective interest rate on the term loan was 7.4%.

The credit agreement governing the senior secured credit facility also contains a number of other covenants that limit our flexibility in operating our business as well as covenants that require that we maintain certain specified financial ratios. See “Description of Other Indebtedness — Senior Secured Credit Facilities.”

The Notes

The indenture governing the notes also contains a number of covenants that limit our flexibility in operating our business. Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. See “Description of the Notes.”

Future Needs for Liquidity

We expect our future needs for liquidity to arise primarily from expenses associated with our station and corporate operations, capital expenditures, payment of the management fee and expenses under the Cumulus management agreement, and interest and debt service payments under CMP’s senior secured credit facilities and the notes. In addition, we may from time to time engage in portfolio development. We expect our cash flows from operations, combined with availability under our new revolving credit facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital expenditures for a period that includes at least the next 12 months.

Contractual Obligations

The following table reflects Radio Holdings’ contractual cash obligations as of March 31, 2007 on a historical basis in the respective periods in which they are due (dollars in thousands).

	Total
Contractual Cash	Amounts
Obligations	Committed	2007	2008	2009	2010	2011	Thereafter

Long-term CMP debt	$931,500	$7,000	$7,000	$7,000	$7,000	$7,000	$896,500
Broadcast rights(1)	34,600	11,300	11,650	11,650	—	—	—
Operating leases	35,929	4,753	4,879	4,456	4,328	3,290	14,223
Other contractual obligations	32,143	12,350	10,279	9,466	48	—	—

Total	$1,034,172	$35,403	$33,808	$32,572	$11,376	$10,290	$910,723

(1)	Broadcast rights represent fees we are obligated to pay in exchange for the rights for our station, KNBR-AM, to broadcast San Francisco Giants baseball games through the 2009 MLB baseball seasons and Radio Holdings, through an indirect subsidiary, holds broadcast rights for the Kansas City Chiefs NFL franchise through the 2009 football season. The contract requires minimum rights payments of $2.8 million, $2.9 million, and $3.0 million for the 2007, 2008 and 2009 football seasons, respectively. See the notes to the audited consolidated financial statements of Radio Holdings for more information.

(2)	Other contractual obligations includes minimum management fee payments under the management agreement with Cumulus and the advisory services agreement with the Sponsors, amounts owed under our contractual agreement with Arbitron and amounts payable to certain on-air talent.

From time to time, we evaluate potential acquisitions of radio stations. In connection with future acquisition opportunities, we may incur additional debt or issue additional equity securities depending on market conditions and other factors. We have no current commitments or agreements with respect to any material acquisitions.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Intangibles

As of March 31, 2007, approximately 91.3% of our total assets consisted of intangible assets, such as radio broadcast licenses and goodwill, the value of which depends significantly upon the operational results of our business. We could not operate the radio stations without the related FCC license for each station. FCC licenses are renewed every eight years; consequently, we continually monitor the activities of our stations to ensure they comply with all regulatory requirements. Historically, all of our licenses have been renewed at the end of their respective eight-year periods, and we expect that all licenses will continue to be renewed in the future.

Although the value of FCC licenses are not depreciable for GAAP purposes, current U.S. federal income tax rules presently permit us to deduct the deemed depreciation of each FCC license on a straight-line basis over 15 years.

Recent Accounting Pronouncements

FIN 48.  In July 2006, the FASB issued SFAS Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of SFAS Statement No. 109. FIN 48 applies to all “tax positions” accounted for under SFAS 109. FIN 48 refers to “tax positions” as positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements. FIN 48 further clarifies a tax position to include the following:

•	a decision not to file a tax return in a particular jurisdiction for which a return might be required,

•	an allocation or a shift of income between taxing jurisdictions,

•	the characterization of income or a decision to exclude reporting taxable income in a tax return, or

•	a decision to classify a transaction, entity, or other position in a tax return as tax exempt.

FIN 48 clarifies that a tax benefit may be reflected in the financial statements only if it is “more likely than not” that a company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it should be measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. This is a change from prior practice, whereby companies were able to recognize a tax benefit only if it is probable a tax position will be sustained.

Radio Holdings adopted the provisions of FIN 48 on January 1, 2007. Radio Holdings classifies interest and penalties relating to uncertain tax positions in income taxes. Radio Holdings files numerous income tax returns at the United States federal jurisdiction and for various state jurisdictions. Radio Holdings is indemnified by SPC’s selling stockholders against realized tax uncertainties for periods prior to the date of the Acquisition. Management has evaluated our exposure for tax uncertainties considering these indemnities. Consequently, Radio Holdings recorded no reserve for tax uncertainties as management believes all of Radio Holdings’ net open positions are “more likely than not” to be sustained based on technical merits. Accordingly, Radio Holdings expects no change in its unrecognized tax benefits for the next 12 months. Due to the presence of net operating losses incurred in recent years, Radio Holdings is subject to examination for prior years. Its liability resulting from any examinations would consider the indemnities described above.

SFAS No. 155.  In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for all financial instruments acquired or issued after the beginning of Radio Holdings’ fiscal year 2007 and is not expected to have a material impact on its consolidated financial statements.

SFAS 157.  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement.  SFAS 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements. However, it eliminates inconsistencies in the guidance provided in previous accounting pronouncements.

SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. All valuation adjustments will be recognized as cumulative-effect adjustments to the opening balance of retained earnings for the fiscal year in which SFAS 157 is initially applied. Radio Holdings is currently evaluating the impact that SFAS 157 will have on its consolidated financial statements.

SFAS No. 159.  In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, which becomes effective for fiscal periods beginning after November 15, 2007. Under SFAS No. 159 companies may elect to measure specified financial instruments and warranty and insurance contracts at fair value on a contract-by-contract basis, with changes in fair value recognized in earnings each reporting period. The election called the “fair value option” will enable some companies to reduce volatility in reported earnings caused by measuring related assets and liabilities differently. Radio Holdings does not expect this issue to have a material impact on its consolidated financial statements.

SAB No. 108.  In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, Materiality, when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings. Effective May 5, 2006, Radio Holdings adopted SAB 108 which did not have an impact on its 2006 consolidated financial statements.

Quantitative and Qualitative Disclosure About Market Risk

As of March 31, 2007, approximately 48.4% of our long-term debt bears interest at variable rates. Accordingly, our earnings and after-tax cash flow are affected by changes in interest rates. Assuming the current level of borrowings at variable rates and assuming a one percentage point change in the average interest rate under these borrowings, it is estimated that our interest expense would have changed by $1.1 million for the three months ended March 31, 2007. The credit agreement and indenture require CMP to have no more than 50% of its leverage subject to floating interest rate risk.

In August 2006, CMP entered into an interest rate swap arrangement to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of LIBOR. The transaction has an effective date of November 9, 2006 and locks in the future interest expense at 5.2075% for the first $225.0 million of bank borrowings for one year. The swap is accounted for as a qualifying cash flow hedge of the future variable rate interest payments in accordance with SFAS No. 133, whereby changes in the fair market value are reflected as adjustments to accumulated other comprehensive income.

In the event of an adverse change in interest rates, management would likely take actions, in addition to the interest rate hedging requirement discussed above, to further mitigate its exposure to floating interest rate risk. Due to the uncertainty of the actions that would be taken and their possible effects, additional analysis is not possible at this time. Further, such analysis could not take into account the effects of any change in the level of overall economic activity that could exist in such an environment.

Inflation

The impact of inflation on our operations has not been significant to date. However, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on our operating results, particularly since CMP’s senior secured credit facilities consist of floating-rate loans.

BUSINESS

We are the largest privately owned radio broadcasting company in the United States and the 11th largest radio broadcasting company overall in the United States based on 2006 revenues. We own 32 radio stations, of which we operate 20 FM and 7 AM revenue-generating stations in 8 metropolitan markets in the United States. We believe our properties represent a unique collection of radio assets with diversified geographic presence and programming formats. Our stations serve four of the ten largest radio markets in the United States by revenue (San Francisco, Dallas, Atlanta and Houston) in addition to the Cincinnati, Kansas City, Indianapolis, and York, PA, markets. We believe our station portfolio includes a number of the highest revenue-grossing and most listened-to stations in our markets. In 2006, we had net revenues of $222.7 million and Station Operating Income of $80.5 million. Please see “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” for the definition of Station Operating Income.

We have followed a focused strategy of assembling and operating clusters of stations in some of the nation’s largest markets. According to BIA, our cluster rank by revenue is in the top three in six of the eight markets in which we operate. According to Arbitron, 22 of our stations have ratings ranking them in the top 3 within their formats in their respective markets, including 14 stations that rank first within their formats and 6 stations that rank second within their formats. The majority of our stations enjoy strong ratings in their target demographics, reflecting loyal listener bases, which we believe are driven by these stations’ long-standing community presences and established brands. In addition, we believe our markets have attractive demographics. According to BIA, most of our markets have per capita and household EBI, expected household EBI growth and expected population growth in excess of the national average, which we believe makes our stations attractive to a broad base of radio advertisers and reduces our dependence on any one economic sector or specific advertiser.

Our stations offer a broad range of programming formats, including country, contemporary hit radio/top 40, adult contemporary, oldies, rock and sports and talk radio, each targeted to a specific demographic audience within our markets. In addition, we have affiliations with ten professional sports teams across several of our markets, increasing our attractiveness to national and local advertisers. We believe our presence in large metropolitan markets, clustering strategy and variety of programming formats make us attractive to a diverse base of local and national advertisers, which, together with our strong ratings, provide us the opportunity to generate higher market revenue share.

Our stations have historically realized consistent levels of profitability due, in part, to consistent historical growth in radio advertising spending in the United States. According to the Radio Advertising Bureau, total radio advertising revenue has grown every year since 1960, with the exception of 1961, 1991 and 2001. Our annual revenue growth has exceeded that of the radio broadcasting industry in five of the past six years, and we believe our 2005 pro forma Adjusted Station Operating Income margin is among the highest in the industry. Please see “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” for the definition of pro forma Adjusted Station Operating Income. In addition, although we have substantially completed implementation of HD Radiotm technology across our station portfolio, our capital expenditures have represented less than 4% of revenues over the past three years. We believe that our capital expenditure requirements will remain at similarly low levels for the foreseeable future, contributing to our ability to generate consistent free cash flow.

We believe we have several significant opportunities for growth within our current business model. One source of growth is the maturation of recently reformatted or rebranded stations. We have also been successful in driving revenue growth through investing in signal upgrades, which allow for a larger audience reach, for stations that were already strong performers. In addition, we believe we are a leader in the implementation of HD Radiotm technology. HD Radiotm technology enables FM stations to deliver “CD-like” sound quality. We believe it will also revitalize AM radio programming by allowing AM stations to convert their existing mono and analog standards into digital and stereo formats. Over the long term, HD Radiotm has the potential to provide increased functionality such as on-demand traffic, on-demand weather, on-demand sports scores and vehicle navigation.

In connection with the Transactions, our indirect parent, Holdings, entered into a management agreement with Cumulus, the second-largest radio company in the United States based on the number of stations owned or operated. See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.” We believe that Cumulus is one of the premier radio management companies in the United States. According to Arbitron, Cumulus has assembled market-leading groups or clusters of radio stations that rank first or second in terms of revenue share or audience share in substantially all of its markets. During the three-year term of the Cumulus management agreement, officers of Cumulus will serve as our officers and will manage our operations. Our stations and Cumulus’s stations do not overlap or compete against one another in any market.

Our Station Portfolio

The following table sets forth selected recent information about our radio station portfolio. This table does not include stations that we own but that are operated by third parties under LMAs. See “Business — Market Overviews.” Market rank by revenue and cluster rank by revenue data are from BIA, and station audience share and station rank by format data are from Arbitron.

	Market	Cluster		Station
	Rank by	Rank by		Audience	Target
Markets and Stations	Revenue	Revenue	Format	Share(1)	Demographic

San Francisco, CA	4	3
KFOG-FM/KFFG-FM(2)			Adult Alternative /
“KFOG”			Classic Rock	2.8	Adults 25-54
KNBR-AM/KTCT-AM(3)
“KNBR”			Sports	2.9	Men 25-54
KSAN-FM “The Bone”			Rock	2.3	Adults 25-54
Dallas/Ft. Worth, TX	5	3
KDBN-FM “The Bone”			Album Oriented Rock /	1.5	Adults 25-54
			Classic Rock
KLIF-AM/KKLF-AM(2)			News/Talk/Sports	1.5	Adults 35-64
KPLX-FM “The Wolf”			Country	4.5	Adults 25-54
KTCK-AM/KTDK-FM(2)
“The Ticket”			Sports	2.1	Men 25-54
Atlanta, GA	6	7
WNNX-FM “99x”			Rock	2.0	Adults 18-34
WWWQ-FM “Q100”			Contemporary Hit Radio/	1.6	Women 18-34
			Top 40
Houston, TX	8	6
KRBE-FM			Contemporary Hit Radio /	3.8	Women 18-34
			Top 40
Cincinnati, OH	23	3
WGRR			Oldies	3.7	Adults 25-54
WRRM-FM “Warm 98”			Adult Contemporary	6.2	Women 25-54
WFTK			FM Talk	0.8	Adults 25-54
Kansas City, MO	31	3
KCFX-FM “The Fox”			Album Oriented Rock /	4.4	Adults 25-54
			Classic Rock
KCJK-FM “JACK-FM”			Adult Contemporary	2.8	Adults 25-54
KCMO-AM			News/Talk/Sports	2.3	Adults 35-64
KCMO-FM			Oldies	4.8	Adults 25-54
Indianapolis, IN	33	3
WFMS-FM			Country	9.6	Adults 25-54
WJJK-FM “JACK-FM”			Adult Contemporary	3.8	Adults 25-54
WISG-FM “The Song”			Religion	2.7	Adults 25-54
York, PA(4)	125	1
WARM-FM “WARM 103”			Adult Contemporary	6.6	Women 25-54
WSOX-FM “Oldies
96.1”/WGLD-AM(2)			Oldies	5.9	Adults 35-64
WSBA-AM			News/Talk/Sports	4.4	Adults 35-64

(1)	“Station Audience Share” represents a percentage generally computed by dividing the average number of persons over 12 listening to a particular station during specified time periods by the average number of such persons for all stations in the market area as determined by Arbitron.

(2)	These stations are simulcast. For station audience share purposes, we aggregate the simulcast stations, and for station ranking purposes, we show the higher-rated station’s rank.

(3)	These stations are partially simulcast and co-branded under the name “KNBR,” and have been treated as simulcast for the purposes of this table.

(4)	These stations also reach Lancaster, PA.

Business Strategy

Our business strategy includes the following key elements intended to establish leadership positions in the markets we serve and to enhance our operating and financial performance.

•	Focus on Clusters in Large Markets. We believe that large markets provide an attractive combination of scale, stability and opportunity for future growth. We have followed a focused strategy of operating sizeable clusters of stations within our markets, and we manage a large share of the radio advertising within each market. This market position allows us to offer advertisers more attractive advertising packages targeted towards more specific audiences. In addition, the ability to share human resources, information technology, engineering, legal, marketing and other costs across cluster stations helps to improve our Station Operating Income margins.

•	Improve Operating Performance Using Cumulus’s Best-in-Class Practices. Our indirect parent, Holdings, has entered into a management agreement with Cumulus, the second largest radio company in the United States based on number of stations owned or operated. Cumulus has been recognized as having one of the top management teams in the radio industry. The Chairman and Chief Executive Officer of Cumulus, Lewis W. Dickey, Jr., is our Chairman, President and Chief Executive Officer. Mr. Dickey was named “Best Radio & TV Broadcasting CEO” by Institutional Investor (January 2005). Among the reasons identified for this recognition were Mr. Dickey’s record for reducing Cumulus’s debt and improving its free cash flow while still acquiring operationally critical assets. We believe that the combination of best-in-class business practices from Cumulus’s management team together with the enhanced purchasing power, scale and supplier relationships that results from the common management of the portfolios of Cumulus and our company helps us drive local sales growth and operating efficiencies and improve Station Operating Income margins.

•	Drive Local Sales Growth. We are implementing best-in-class business practices of Cumulus to drive local sales growth at each of our stations. Our sales strategy includes expanding our local sales forces, employing a tiered commission structure to focus individual sales staffs on new business development as distinct from existing accounts, and implementing new inventory and account management systems to enhance the overall productivity of our local sales forces. We believe that this strategy provides a higher level of service to our existing customer base and expands our base of advertisers, which enables us to outperform the traditional growth rates of our markets. Cumulus has successfully employed a similar strategy with its sales force driving industry-leading local sales growth in recent years.

•	Drive Operating Efficiencies. Following the Acquisition, we centralized a significant portion of operations, including programming, that had historically been decentralized. Mr. Dickey and his management team intend to continue to identify specific opportunities to reduce operating costs at each of our stations, across general and administrative, technical, programming, sales and promotions areas.

•	Employ Market Research and Targeted Programming. We seek to maximize station operating performance through market research and targeted programming. We maintain and regularly update extensive listener databases that provide valuable insight into our listener base. We also retain consultants and research organizations to continually evaluate listeners’ preferences and use information gathered from these sources to optimize our programming and marketing strategies. These strategies have included format changes and utilization of customized marketing campaigns to expand our listener base. We believe these strategies have contributed to the strong ratings and market positions of our stations. We believe the combination of our existing local market research abilities with the scale of Cumulus’s in-house market research allows us to maximize our future station operating performance.

•	Continue to Build Strong Relationships with Listeners and Advertisers. We are focused on developing and maintaining strong relationships with both our listeners and advertiser base in our stations’ communities. Our stations maintain close relationships with listeners via e-mail event notification and weekly/biweekly station newsletters made possible by maintaining extensive listener databases. In addition, our stations host numerous high-profile community service events, concerts and listener promotions each year. These relationships with our listeners allow us to offer value-added marketing services to our advertiser base, including contacting listeners via targeted marketing campaigns.

•	Maintain Balanced Advertising Load. We closely manage our on-air inventory to maximize revenue without jeopardizing listening levels and resulting ratings. We believe that our stations maintain lower inventory levels in many of the markets we serve than our competitors. Our stations generally respond to demand for on-air inventory by varying pricing rather than varying target inventory levels. We believe that this strategy supports long-term positive ratings trends and stable revenue growth.

•	Pursue Strategic Acquisitions and Alternatives. Our portfolio development strategy has been focused on clustering radio stations in our existing markets and making opportunistic acquisitions in new markets in which we believe we can cost-effectively achieve a leading position in terms of audience and revenue share. We may also pursue strategic alternatives, such as asset swaps, to diversify or strengthen our portfolio of stations. In evaluating potential new stations, we assess the strategic fit of the station with our existing clusters of radio stations. When entering a new market, we would typically seek to acquire a “platform” upon which to expand our portfolio of stations and build a leading cluster of stations. We believe our ability to further develop our portfolio has been enhanced by our association with Cumulus, which we believe has a long history of successfully identifying and integrating acquisitions and asset swaps.

•	Pursue Internet Initiatives. We have aggressively pursued Internet opportunities, such as online streaming and incorporating advertisement-replacement technologies into streams. We have achieved success with radio streaming and, as a result, all of our stations are currently streamed over the Internet. Further, we believe San Francisco’s KFOG and Dallas’ “The Wolf” are among the most streamed stations in the country. These Internet initiatives expand our audience reach through new distribution methods while offering potential new revenue sources.

Industry Overview

The primary source of revenues for radio stations is the sale of advertising time to local and national spot advertisers and national network advertisers. The growth rate in total radio advertising revenue tends to be fairly stable. According to the Radio Advertising Bureau, during the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 75% to 80%. According to the Radio Advertising Bureau, with the exception of 1961, 1991, and 2001, when total radio advertising revenue fell by approximately 0.5%, 2.8% and 7.5%, respectively, advertising revenue has risen each year since 1960. As advertisers look to new advertising media, we believe local advertising will remain robust. In a survey of advertisers by LEK Consulting, participants ranked local radio ahead of other media in terms of return on investment. We believe that radio advertising remains the best and most cost-effective means of reaching a targeted local audience.

According to the Radio Advertising Bureau, radio reaches approximately 94% of all consumers over the age of 12 every week. The average listener over the age of 12 spends an average of nearly 20 hours per week listening to radio. A significant portion of all radio listening is done outside the home, primarily while commuting in the car. The Radio Advertising Bureau estimates that radio reaches 82% of adults 18 and older in the car each week.

Radio is recognized by advertisers as an efficient, cost-effective means of reaching specifically identified demographic groups. Radio stations are typically classified by their on-air format, such as country, adult contemporary, oldies or news/talk. A radio station’s format and style of presentation enables it to target certain demographics. By capturing a specific share of a market’s radio listening audience, with particular concentration in a targeted demographic, a radio station is able to market its broadcasting time to advertisers seeking to reach a specific audience.

Radio is differentiated from other advertising media due to its minimal production costs for advertisers, low CPMs (Cost Per Thousand Impressions) and its ability to reach out to a specifically identifiable consumer base in a cost effective manner. According to the Radio Advertising Bureau, radio advertising’s return on investment was determined to be 49% higher than that of television advertising. As various forms of old and new media compete for advertising dollars, we believe radio’s ubiquity and uniquely attractive local characteristics will sustain its strong position in the media market.

The radio industry has recently begun broadcasting digital radio signals. Currently, over 500 stations across the United States have begun high-definition, or HD Radiotm broadcasts, with over 1,000 stations expected by the end of 2005 and 5,000 stations by 2010. HD Radiotm technology will enable FM stations to deliver “CD-like” sound quality. We believe it will also revitalize AM radio programming as it allows AM stations to convert their existing mono and analog standards into digital and stereo formats. Over the long term, HD Radiotm has the potential to provide increased functionality such as on-demand traffic, on-demand weather, on-demand sports scores and car navigation.

Market Overviews

We own and operate radio stations in the following markets:

San Francisco, CA.  We have operated in the San Francisco market since 1983, and currently own and operate three FM and two AM stations in the San Francisco market area. We own and operate KNBR-AM, one of the original 50,000 watt, clear channel AM licenses, which provides clear reception throughout northern California and as far inland as eastern Nevada. The station is currently programmed with a sports talk format and has the broadcast rights to the San Francisco Giants, San Francisco Forty-Niners and the Golden State Warriors. All of our San Francisco stations are ranked among the top 5 stations in their respective target demographics. The San Francisco market ranks fourth in the country in market rank by revenue.

Dallas/Ft. Worth, TX.  We have been operating in the Dallas market since 1974. We currently own three FM and three AM stations in the Dallas market. One of our stations, KTCK — AM (simulcast on KTDK — FM), which is programmed with a sports talk format, is ranked first in the market among men between the ages of 25 and 54. KPLX — FM, which is programmed with a “Texas country” format, is ranked third in the market among men and women between the ages of 25 and 54. The Dallas/Ft. Worth market ranks fifth in the country in market rank by revenue.

Atlanta, GA.  Atlanta represents one of the most desirable radio broadcast markets in the country, with only 25 FM and 34 total radio stations serving the main commercial market, as measured by Arbitron. We currently own and operate two FM stations in the market. We entered the Atlanta market in 1974 with the acquisition of WNNX — FM, which is programmed with new rock and ranked fourth among men between the ages of 18 and 34. Our Atlanta stations also include WWWQ — FM, which debuted in the Atlanta market on January 22, 2001 with a Top 40 format. WWWQ — FM is currently ranked fifth in the market among women between the ages of 18 and 34. The Atlanta market ranks sixth in the country in market rank by revenue.

Houston, TX.  We entered the Houston market in 1986 when we acquired KRBE — FM, which serves the Houston market with a Top 40 radio format. KRBE — FM has been a dominant radio station in Houston since the 1970s and is ranked second among women between the ages of 18 to 34. The Houston market ranks eighth in the country in market rank by revenue.

Cincinnati, OH.  We have operated in Cincinnati since 1972, and currently own and operate three FM stations in the market. WRRM — FM, which is programmed with adult contemporary, is the sole adult contemporary station in the market and is ranked first in the market among women between the ages of 25 and 54. WMOJ — FM, which is programmed as a rhythmic oldies station, is a strong contender, placing third in the market among women between the ages of 25 and 54. WYGY — FM is a country station that we purchased in the fall of 2002. On October 31, 2006, we entered into an asset exchange agreement with Entercom Cincinnati LLC and Entercom Cincinnati License, LLC Providing for a station swap in the greater Cincinnati metro area. The transaction remains pending, but pursuant to mutual LMAs, we commenced operation of WRGG-FM, and Entercom commenced operation of our 94.9 radio station, now known as WSWD-FM. The Cincinnati market ranks 23rd in the country in market rank by revenue.

Kansas City, MO.  In July 2000, we acquired three radio stations serving the Kansas City market. Oldies KCMO — FM is currently tied for first in its target demographic of adults between the ages of 35 and 64 in the market. KCFX — FM is the flagship station for the Kansas City Chiefs. KCMO — AM is one of the oldest continuously operated radio stations in the United States, on the air since 1936. Prior to April 1, 2004, we owned only 40% of KCJK — FM (formerly KFME — FM). On April 1, 2004, we purchased the remaining 60% ownership in KCJK — FM.

Indianapolis, IN.  We have operated in Indianapolis since 1972, and currently own three FM stations in the market. WFMS — FM, which is programmed with contemporary country, is the second ranked station in the market among adults between the ages of 25 and 54 and has ranked either first or second in the market since 1992. In January 2007 WISG — FM changed its format from contemporary Christian to FM talk. WJJK-FM is programmed with a “Jack” format, which is a hit-based format with a large and varied play list of 1970s, 1980s and 1990s hits with some current hot adult contemporary singles. The Indianapolis market ranks 33rd in the country in market rank by revenue.

York, PA.  We have operated in York since 1942, and currently own and operate three stations in the market. WARM-FM, which is programmed with an adult contemporary format, is tied for second in the market among women between the ages of 25 and 54. WSBA — AM, which is programmed talk and news, is the AM ratings leader in York. We purchased Oldies WSOX — FM on August 1, 2003, which is now tied for third in the market among adults 35 to 64. WGLD-AM is currently off air. The York market ranks 125th in the country in market rank by revenue.

We also own the following five stations that are operated by third parties under LMAs. We own KGVL — AM and KIKT — FM in the Dallas/Ft. Worth, Texas market and WAVG — AM, WZZB — AM and WQKC — FM in the Louisville, Kentucky market.

Advertising

The primary source of our revenues is the sale of broadcasting time on our radio stations for local, regional and national advertising. During 2006, 2005 and 2004, approximately 76%, 71% and 72%, respectively, of our net revenues were from local and regional advertising and 20% of our net revenues were from national advertising in each of the years. We generate additional revenues by marketing our proprietary database of listeners, selling online advertising and sponsoring local events. These other sources of revenue supplement our traditional advertising revenues without increasing on-air commercial time. Like other industry participants, we sometimes utilize trade or barter agreements to exchange advertising time for goods or services such as travel or lodging, instead of for cash. In 2006, 2005 and 2004, our non-cash advertising revenues accounted for approximately 1% of our total advertising revenues.

Our local advertisers cover a wide range of categories, including automotive dealers, airlines, telecommunications, financial institutions, furniture and home furnishings, food and beverage stores, food services and drinking, and electronics and equipment. Our contracts with our advertisers are generally short-term.

Each radio station’s local sales staff solicits advertising either directly from local advertisers or indirectly through advertising agencies. We employ a strategy of building local direct accounts by employing personnel in each of our markets to produce custom commercials that respond to the needs of our advertisers. Regional advertising sales, which we define as sales in regions surrounding our markets to companies that advertise in our markets, are generally made by our local sales staff.

To generate national advertising sales, we intend to engage a firm specializing in soliciting radio advertising sales on a national level as our exclusive national representative. National sales representatives obtain advertising principally from advertising agencies located outside the station’s market and receive commissions from us based on our gross revenue, net of agency commission, from the advertising sold.

We estimate the optimum number of advertisements available for sale by a station for a particular time period. The number of advertisements that can be broadcast without jeopardizing listening levels (and resulting ratings) is limited in part by the programming format of a particular station. We seek to maximize revenue by closely managing on-air inventory of advertising time and adjusting prices to local market conditions. We seek to broaden our base of advertisers in each of our markets by providing a wide array of audience demographic segments across our cluster of stations, thereby providing each of our potential advertisers with an effective means of reaching a targeted demographic group. Each of our stations has a general target level of on-air inventory that it makes available for advertising. This target level may vary at different times of the day but tends to remain stable over time. Much of our selling activity is based on demand for our on-air inventory and, in general, we respond to this demand by varying prices rather than varying our target inventory level for a particular station. As a result, most changes in revenue are explained by demand-driven pricing changes rather than changes in available inventory.

We believe that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by radio stations are based primarily on:

•	a station’s share of audiences in the demographic groups targeted by advertisers;

•	the number of stations in the market competing for the same demographic groups;

•	the supply of and demand for radio advertising time; and

•	certain qualitative factors.

Rates are generally highest during morning and afternoon commuting hours. A station’s listenership is reflected in ratings surveys that estimate the number of listeners tuned to the station and the time they spend listening. Each station’s ratings are used by its advertisers and advertising representatives in connection with advertising sales and are used by us to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry’s and our principal rating agency is Arbitron, which publishes periodic ratings surveys for significant domestic radio markets. We have agreements with Arbitron that give us access to Arbitron’s ratings materials in a majority of our markets through March 2010. Since 2004, Arbitron has been promoting an electronic radio rating system, as opposed to its historical manual system of gathering information from media users. We do not know when or to what extent the radio industry will adopt the new electronic rating system, nor whether the information obtained from this new system will affect our ratings or our audience demographics.

Strong Local Management Teams

We decentralize our operations to regional and local levels. Each of our regional and local station groups is managed by a team of experienced broadcasters who best understand the local music tastes, demographics and competitive opportunities of their particular market. Under the direction and supervision of the Cumulus management team, our local managers run the day-to-day operations of their stations and develop and implement strategies that we expect will improve station performance and establish long-term relationships with listeners and advertisers. The compensation of our local station managers is dependent upon the financial performance of their respective stations.

Competition

The radio broadcasting industry is very competitive. The success of each of our stations depends largely upon its audience ratings and its share of the overall advertising revenues within its market. Our audience ratings and advertising revenue are subject to change, and any adverse change in a particular market affecting advertising expenditures or an adverse change in the relative market share of the stations located in a particular market could have a material adverse effect on the revenues of our radio stations located in that market. There can be no assurance that any one or all of our radio stations will be able to maintain or increase current audience ratings or advertising revenue market share.

Our stations compete directly for listeners and advertising revenues with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base comprised of specific demographic groups in each of its markets, we are able to attract advertisers seeking to reach those listeners. Radio stations periodically change their formats to compete directly with other stations for listeners and advertisers. Another station’s decision to convert to a format similar to that of one of our radio stations in the same geographic area or launch an aggressive promotional campaign may result in lower ratings and advertising revenue and increased promotion and other expenses for us which, in turn, may lower our station operating income.

Factors that are material to a radio station’s competitive position include station brand identity and loyalty, management experience, the station’s local audience rank in its market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. We attempt to improve our competitive position in each of our markets by extensively researching our stations’ programming, by implementing advertising campaigns aimed at the demographic groups for which our stations program and by managing our sales efforts to attract a larger share of advertising dollars for each individual station. In selling advertising, however, we compete with many organizations that have substantially greater financial and other resources.

In 1996, changes in federal law and FCC rules dramatically increased the number of radio stations a single party could own and operate in a single market. We believe that companies that elect to take advantage of those changes by forming groups of commonly owned stations or joint arrangements such as LMAs in a particular market may in certain circumstances have lower operating costs and may be able to offer advertisers in those markets more attractive rates and services. Although we currently operate multiple stations in many of our markets and intend to pursue the creation of additional multiple station groups in particular markets, our competitors in certain markets include other parties who own and operate as many stations as we do or more stations than we do. We may also compete with those other parties or broadcast groups for the purchase of additional stations in those market or new markets. Some of these groups are owned or operated by companies that have substantially greater financial and other resources.

Although the radio broadcasting industry is highly competitive, and competition is enhanced to some extent by changes in existing radio station formats and upgrades of power, certain regulatory limitations on market entry continue to exist. The operation of a radio broadcast station requires a license from the FCC, and the number of radio stations that an entity can own and operate in a given market is limited by the availability of FM and AM radio frequencies allotted or assigned by the FCC to communities in that market, as well as by the FCC’s multiple ownership rules regulating the number of stations that may be owned and controlled by a single entity and the reach of the AM signals in that market. See “— Federal Regulation of Radio Broadcasting.”

In addition to other radio stations, we compete for advertising revenues with other media, including newspapers, broadcast television, cable television, magazines, direct mail, coupons and outdoor advertising. The radio broadcasting industry also competes with new media technologies, such as the delivery of audio programming by cable television systems, over the Internet, and by satellite digital audio radio services. Digital audio radio services may deliver by satellite to nationwide and regional audiences multi-channel, multi-format, digital radio services with sound quality equivalent to compact discs. The delivery of information through the Internet also could create a new form of competition. Despite the introduction of new technologies for the delivery of entertainment and information, including television broadcasting, cable television, audiotapes and compact discs, the radio broadcasting industry historically has grown. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth.

In the current environment, the radio industry faces increased competition for listeners from a number of technologies affecting the daily lives of consumers, including the continued growth in Internet usage, the increase in the number of subscribers to satellite radio and the overwhelming popularity of iPodstm and other digital audio recording and listening devices. Terrestrial radio now faces more competition for the time and attention of consumers than at any other point in history. To address these challenges, the radio industry is working cooperatively on a number of initiatives to enhance the value of radio, including reducing the number of commercial minutes played each hour in an effort to enhance the quality of programming for listeners and implementing new HD Radiotm technology that will allow terrestrial radio to broadcast “CD-like” sound quality to listeners. In order to stay competitive, we have aggressively pursued Internet opportunities such as online streaming and incorporating advertisement-replacement technologies into streams. In addition, we have substantially completed implementation of HD Radiotm technology across our station portfolio. There can be no assurance, however, that the introduction of new media technology will not have an adverse effect on the radio broadcasting industry or on our business.

Federal Regulation of Radio Broadcasting

General.  The ownership, operation and sale of broadcast stations, including those licensed to us, are subject to the jurisdiction of the FCC, which acts under authority derived from the Communications Act. Among other things, the FCC grants permits and licenses to construct and operate radio stations; assigns frequency bands for broadcasting; determines whether to approve changes in ownership or control of station licenses; regulates equipment used by stations and the operating power and other technical parameters of stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; regulates some aspects of radio programming; and has the power under the Communications Act to impose penalties for violations of its rules. The Telecom Act made several changes to the provisions of the Communications Act which affect broadcasting, including amendments which increased the number of radio stations a party could own and operate in a particular market and the circumstances under which the FCC could deny a renewal application for a radio license.

License Grant and Renewal.  Radio broadcast licenses are granted and renewed for maximum terms of eight years. Licenses must be renewed through an application to the FCC. The Communications Act requires that the FCC grant the renewal of a station’s license if the FCC finds that, during the preceding term of the license, the station has served the public interest, convenience and necessity, that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC, and that there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.

Petitions to deny license renewal applications can be filed with the FCC by interested parties, including members of the public. Such petitions may raise various issues. The FCC is required to hold hearings on renewal applications if it is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a “substantial and material question of fact” as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. If a renewal application is pending, the FCC may defer action on the assignment of the license or the transfer of control of the renewal applicant.

Service Areas.  The area served by AM stations is determined by a combination of frequency, transmitter power and antenna orientation. To determine the effective service area of an AM station, the station’s power, operating frequency, antenna patterns and its day/night operating modes are required. The area served by an FM station is determined by a combination of transmitter power and antenna height, with stations divided into classes according to these technical parameters.

Class C FM stations are authorized to operate with the equivalent of 100 kilowatts of effective radiated power (“ERP”) at an antenna height of up to 1,968 feet above average terrain. They are the most powerful FM stations, providing service to a large area, typically covering one or more counties within a state. Class B

FM stations operate with the equivalent of 50 kilowatts ERP at an antenna height of up to 492 feet above average terrain. Class B stations typically serve large metropolitan areas as well as their associated suburbs.

Class A FM stations can operate with the equivalent of 6 kilowatts ERP at an antenna height of up to 328 feet above average terrain, and generally serve smaller cities and towns or suburbs of larger cities.

The minimum and maximum facilities requirements for an FM station are determined by its class. FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1, C0, and C.

The following table sets forth certain regulatory information regarding each of the stations owned or operated by us, including the stations operated by third parties under LMAs. “HAAT,” which applies to FM stations only, represents height above average terrain. Height above average terrain means the actual height of the station’s transmitting antenna above the ground level of the surrounding terrain and is used to measure the coverage of an FM station.

		Frequency			Power in
		(FM-MHZ)	FCC	HAAT	Kilowatts	Expiration Date of
Market and Stations	City of License	(AM-KHZ)	Class	(Meters)	(Day)	License

San Francisco, CA
KNBR — AM	San Francisco	680 KHz	A	—	50 KW	December 1, 2013
KFOG-FM	San Francisco	104.5 MHz	B	442	7.9 KW	December 1, 2013
KFFG — FM	Los Altos	97.7 MHz	A	137	3.2 KW	December 1, 2013
KSAN — FM	San Mateo	107.7 MHz	B	354	8.9 KW	December 1, 2013
KTCT — AM	San Mateo	1050 KHz	B	—	50 KW	December 1, 2013
Dallas/Ft. Worth, TX
KLIF — AM	Dallas	570 KHz	B	—	5 KW	August 1, 2013
KTCK — AM	Dallas	1310 KHz	B	—	9 KW	August 1, 2013
KPLX — FM	Ft. Worth	99.5 MHz	C	511	100 KW	August 1, 2013
KDBN — FM	Haltom City	93.3 MHz	C2	120	50 KW	August 1, 2013
KTDK — FM	Sanger	104.1 MHz	C3	192	4.1 KW	August 1, 2013
KKLF — AM (CP)	Sherman	1700 KHz	B	—	10 KW	August 1, 2013
Houston, TX
KRBE — FM	Houston	104.1 MHz	C	585	100 KW	August 1, 2013
Atlanta, GA
WNNX — FM	Atlanta	99.7 MHz	C0	340	100 KW	April 1, 2012
WWWQ — FM	College Park	100.5 MHz	C2	298	12.5 KW	April 1, 2012
Cincinnati, OH
WRRM — FM	Cincinnati	98.5 MHz	B	246	18 KW	October 1, 2012
WGRR-FM(1)	Hamilton	103.5 MHz	B	316	11 KW	October 1, 2012
WFTK — FM	Lebanon	96.5 MHz	B	247	19.5 KW	October 1, 2012
Indianapolis, IN
WFMS — FM	Indianapolis	95.5 MHz	B	301	13 KW	August 1, 2012
WISG — FM(2)	Fishers	93.9 MHz	A	150	2.75 KW	August 1, 2012
WJJK — FM	Noblesville	104.5 MHz	B	150	50 KW	August 1, 2012
Kansas City, MO
KCMO — FM	Kansas City	94.9 MHz	C0	332	100 KW	February 1, 2013
KCMO — AM	Kansas City	710 KHz	B	—	10 KW	February 1, 2013
KCFX — FM	Harrisonville	101.1 MHz	C0	335	100 KW	February 1, 2013
KCJK — FM(3)	Garden City	105.1 MHz	C1	349	69 KW	February 1, 2013
York, PA(4)
WSBA — AM	York	910 KHz	B	—	5 KW	August 1, 2014
WARM — FM	York	103.3 MHz	B	398	6.4 KW	August 1, 2014
WSOX — FM	Red Lion	96.1 MHz	B	290	13.5 KW	August 1, 2014
WGLD-AM	Red Lion	1440 KHz	D	—	1 KW	August 1, 2014
Stations Operated by Third Parties under LMAs
WAVG — AM	Jeffersonville	1450 KHz	C	—	1 KW	August 1, 2012
WZZB — AM	Seymour	1390 KHz	D	—	1 KW	August 1, 2012
WQKC — FM(5)	Seymour	93.7 MHz	B	213	25 KW	August 1, 2012
WSWD-FM	Fairfield	94.9 MHz	B	322	105 KW	October 1, 2012

“CP” denotes construction permit. A construction permit has been issued authorizing a change in KKLF’s community of license from Sherman to Richardson, Texas.

(1)	WGRR — FM is currently being operated pursuant to an LMA with Entercom Cincinnati License, LLC.

(2)	WGRL — FM changed its call letters to WISG — FM effective August 11, 2004.

(2)	KFME — FM changed its call letters to KCJK — FM effective October 15, 2004.

(3)	These stations also reach Lancaster, PA.

(4)	FCC has granted this station a construction permit allowing it to change its city of license and construct a broadcast facility in Sellersburg, IN, which would also serve the Louisville market.

Regulatory Approvals.  Broadcast licenses may not be assigned nor may the control of broadcast licenses be transferred without the prior approval of the FCC. In determining whether to assign, transfer, grant or renew a broadcast license, the FCC considers a number of factors pertaining to the proposed licensee, including limits on common ownership of media properties, the “character” of the proposed licensee (including a requirement that neither the proposed licensee nor any officer, director owner with an attributable ownership interest under FCC rules is subject to the denial of federal benefits pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. sec. 862), and limitations on alien ownership.

Assigning an FCC broadcast license or transferring control of a party who holds an FCC broadcast license requires the filing of an application with the FCC. The FCC reviews the application and determines whether to grant the application. During the application process, interested parties, including members of the public who reside in the market, may file petitions to deny or raise objections to the application. Any staff action on an assignment or transfer application can be reviewed by the FCC Commissioners and the courts.

Absent a timely request for reconsideration, administrative review or judicial review, the FCC staff’s initial grant of an application becomes final by operation of law and generally is no longer subject to administrative or judicial review.

The pendency of a license renewal application may delay FCC disposition of an assignment or transfer application because the FCC’s general policy is that it will not issue an unconditional grant of the application if the station’s license renewal application is still pending.

Ownership Matters.  The Telecom Act and the FCC’s broadcast multiple ownership rules do not restrict the number of radio stations one person or entity may own, operate or control on a national level but do impose restrictions on a local level.

These restrictions are as follows:

•	in a market with 45 or more commercial and noncommercial radio stations, an entity may own up to 8 commercial radio stations, not more than 5 of which are in the same service (FM or AM);

•	in a market with between 30 and 44 (inclusive) commercial and noncommercial radio stations, an entity may own up to 7 commercial radio stations, not more than 4 of which are in the same service;

•	in a market with between 15 and 29 (inclusive) commercial and noncommercial radio stations, an entity may own up to 6 commercial radio stations, not more than 4 of which are in the same service; and

•	in a market with 14 or fewer commercial and noncommercial radio stations, an entity may own up to 5 commercial radio stations, not more than 3 of which are in the same service, except that an entity may not own more than 50% of the stations in such market.

Programming and Operation.  The Communications Act requires radio broadcasters to serve the “public interest.” Radio broadcasters are required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station’s programming may be filed at any time and will be considered by the FCC both at the time they are filed and in connection with a licensee’s renewal application. Stations also must follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification, the broadcast of contests and lotteries, and technical operations (including limits on radio frequency radiation). Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of a “short-term” (less than the maximum term) license renewal or, for particularly egregious violations, the denial of a license renewal application or the revocation of a station license.

Local Marketing Agreements.  Radio stations can enter into LMAs. In a typical LMA, the licensee of a station authorizes another party (the “broker”) to supply programming to be broadcast on the station, and to collect revenues from advertising aired during such programming. The broker reimburses the licensee for its cost of running the station and sometimes pays a fee as well. LMAs are subject to compliance with the antitrust laws as well as the Communications Act and FCC rules and policies (collectively, the “Communications Laws”), including the requirement that the licensee must maintain independent control over the station and, in particular, its personnel, programming, and finances. The FCC has held that LMAs do not violate the Communications Laws as long as the licensee of the station maintains ultimate responsibility for, and control over, station operations and otherwise ensures compliance with the Communications Laws.

If a broker has a station in the market and provides more than 15% of the weekly programming hours on another station in its market, the Broker will have an attributable ownership interest in the brokered station for purposes of the FCC’s ownership rules. As a result, a radio station may not enter into an LMA that allows it to program more than 15% of the weekly programming hours of another station in the same market that it could not own under the Communications Laws.

Joint Sales Agreements.  A number of radio stations have entered into joint sales agreements, or JSAs. A typical JSA authorizes one station to sell another station’s advertising time and retain the revenue from the sale of that airtime. A JSA typically includes a periodic payment to the station whose airtime is being sold (which may include a share of the revenue being collected from the sale of airtime). Like LMAs, JSAs are subject to compliance with antitrust laws and the Communications Laws, including the requirement that the licensee must maintain independent control over the station and, in particular, its personnel, programming, and finances. The FCC has held that such agreements do not violate the Communications Laws as long as the licensee of the station whose time is being sold by another station maintains ultimate responsibility for, and control over, station operations and otherwise ensures compliance with the Communications Laws.

If a company that owns a radio station in the market sells more than 15% of the weekly advertising time of another radio station in the same market, the company will be attributed with the ownership of that other station. In that situation, a radio station cannot have a JSA with another radio station in the same market if the Communications Laws would otherwise prohibit that common ownership.

New Services.  In 1997, the FCC awarded two licenses to separate entities that authorize the licensees to provide satellite-delivered digital audio radio services. Both licensees have launched their respective satellite-delivered digital radio service.

Digital technology also may be used by terrestrial radio broadcast stations on their existing frequencies. In October 2002, the FCC released a Report and Order in which it selected in-band, on channel (“IBOC”) as the technology that will permit terrestrial radio stations to introduce digital operations. The FCC now will permit operating radio stations to commence digital operation immediately on an interim basis using the IBOC system developed by iBiquity Digital Corporation (“iBiquity”), called HD Radiotm. In March 2004, the FCC (1) approved an FM radio station’s use of two separate antennas (as opposed to a single hybrid antenna) to provide both analog and digital signals and (2) released a Public Notice seeking comment on a proposal by the National Association of Broadcasters to allow all AM stations with nighttime service to provide digital service at night. In April 2004, the FCC inaugurated a rule making proceeding to establish technical, service and licensing rules for digital broadcasting. The inauguration of digital broadcasts by FM and perhaps AM stations may require us to make additional expenditures. We entered into agreements with iBiquity pursuant to which we committed to implement HD Radiotm technology across our station portfolio by the end of 2006, and have substantially completed this process. In exchange for reduced license fees and other consideration, we, along with other broadcasters, purchased perpetual licenses to utilize iBiquity’s HD Radiotm technology. We cannot predict at this juncture, however, how implementation of HD Radiotm technology within our platform will affect our competitive position.

In January 2000, the FCC released a Report and Order adopting rules for a new low power FM radio service consisting of two classes of stations, one with a maximum power of 100 watts and the other with a maximum power of 10 watts. The FCC has limited ownership and operation of low power FM stations to persons and entities which do not currently have an attributable interest in any FM station and has required that low power FM stations be operated on a noncommercial educational basis. The FCC has granted numerous construction permits and licenses for low power FM stations. Low power FM radio can adversely affect our operations. Low power FM service can create interference with our stations, signals and constitute competition for listeners and revenues.

From time to time Congress and the FCC have considered, and may in the future consider and adopt, additional laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of our radio stations, result in the loss of audience share and advertising revenues for our radio stations, and affect our ability to acquire additional radio stations or to finance such acquisitions.

Antitrust and Market Concentration Considerations.  Potential future acquisitions, to the extent they meet specified size thresholds, will be subject to applicable waiting periods and possible review by the DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Transactions are subject to the HSR Act only if the acquisition price or fair market value of the stations to be acquired is greater than $56.7 million. Acquisitions that are not required to be reported under the HSR Act may still be investigated by the DOJ under the antitrust laws before or after consummation on the basis of a Complaint by a private party or on the agency’s own initiative. At any time before or after the consummation of a proposed acquisition, the DOJ could take such action under the antitrust laws as it deems necessary, including seeking to enjoin the acquisition or seeking divestiture of the business acquired or certain of our other assets. The DOJ has reviewed numerous radio station acquisitions where an operator proposes to acquire or enter into LMAs or JSAs with other stations in its existing markets or multiple stations in new markets, and has challenged a number of such transactions. Some of these challenges have resulted in consent decrees requiring the sale of certain stations, the termination of the LMA or JSA or other relief. In general, the DOJ has more closely scrutinized radio mergers and acquisitions resulting in market shares in excess of 35% of local radio advertising revenues, depending on format, signal strength and other factors. There is no precise numerical rule, however, and certain transactions resulting in more than 35% revenue shares have not been challenged, while certain other transactions may be challenged based on other criteria such as audience shares in one or more demographic groups as well as the percentage of revenue share.

We are aware that the DOJ commenced, and, subsequently discontinued, investigations of several proposed acquisitions by Cumulus. The DOJ can be expected to continue to enforce the antitrust laws in this manner, and there can be no assurance that one or more of our future acquisitions will not be the subject of an investigation or enforcement action by the DOJ. Similarly, there can be no assurance that the DOJ or the FCC will not prohibit such acquisitions, require that they be restructured, or in appropriate cases, require that we divest stations we already own in a particular market as part of the acquisition.

As part of its review of certain radio station acquisitions, the DOJ has stated publicly that it believes that commencement of operations under LMAs and JSAs constitute transfer of ownership and cannot be commenced until the expiration of the waiting period under the HSR Act. We will not commence operation of an LMA or a JSA with any station until the HSR Act waiting period has expired or been terminated, if the LMA or JSA was entered into in conjunction with an acquisition subject to the HSR Act.

Employees

We currently have approximately 700 full-time and approximately 350 part-time employees. No employees are covered by collective bargaining agreements, and we consider relations with our employees to be good.

We employ several on-air personalities with large audiences in their respective markets. On occasion, we enter into employment agreements with these personalities to protect our interests in those relationships that we believe to be valuable. The loss of one or more of these personalities could result in a short-term loss of audience share, but we do not believe that any such loss would have a material adverse effect on our financial condition or results of operations, taken as a whole.

Environmental

As the owner, lessee or operator of various real properties and facilities, we are subject to various federal, state and local environmental laws and regulations, including those relating to air emissions, waste water discharge, waste handling, storage and disposal, and remediation of contaminated sites. Certain environmental laws impose strict, and under certain circumstances joint and several, liability on the current owner and operator as well as former owners and operators of properties where regulated substances are present for costs of investigation, removal or remediation of related contamination. Under such laws, SPC has received notification of potential liability at certain sites related to the china-manufacturing operations of its former subsidiary, The Pfaltzgraff Co. Based on available information, we do not believe that any costs or liabilities which may arise under environmental requirements as a result of these activities or matters will have a material adverse effect upon our business, operations or financial condition. However, there can be no assurance that new environmental requirements, or more aggressive enforcement of existing requirements, or the discovery of presently unknown conditions or new information will not result in additional costs, some or all of which may be material. Pursuant to the Merger Agreement, the selling stockholders of SPC have agreed to indemnify us for any costs or liabilities relating to the operations of SPC and its subsidiaries prior to the Acquisition, including as a result of these types of environmental issues. A portion of the purchase price was placed in an escrow account to support indemnification claims. See “The Transactions — SPC Merger Agreement.”

Intellectual Property

We own numerous domestic trademark registrations related to the business of our stations. We also license certain trademarks related to the business of our stations. Following the consummation of the Transactions, we intend to license the “Cumulus” trademark from Cumulus. See “Certain Relationships and Related Party Transactions — Service Mark License.” We own no patents or patent applications. We do not believe that any of our trademarks are material to our business or operations.

Properties

The headquarters of our operations are at the headquarters of Cumulus, which is located in Atlanta, Georgia. The types of properties required to support each of our radio stations include offices, studios and broadcast towers (of transmitter sites and antenna sites). The transmitter sites and antenna sites generally are located so as to provide maximum market coverage.

We lease six studio facilities for our radio operations. We own broadcast towers for 19 of our radio stations and lease 14 other main broadcast towers. We own the real property under 12 of our main broadcast towers and lease the land under our other 21 main broadcast towers. We own two auxiliary towers and lease seven others as backup facilities for our main broadcast towers. We own the real property under one of our owned auxiliary towers and lease the land under the other owned auxiliary tower.

We believe that our properties are in good condition and suitable for our operations.

Legal Proceedings

We are currently and from time to time involved in litigation incidental to the conduct of our business, but we are not currently a party to any lawsuit or proceeding that, in our opinion, is likely to have a material adverse effect on us.

MANAGEMENT

Set forth below is certain information regarding the executive officers and directors of Radio Holdings and CMP.

Name	Age	Position

Lewis W. Dickey, Jr.	45	Chairman, President and Chief Executive Officer
Martin R. Gausvik	50	Executive Vice President, Treasurer and Chief Financial Officer
John G. Pinch	58	Executive Vice President and Co-Chief Operating Officer
John W. Dickey	40	Executive Vice President and Co-Chief Operating Officer
John Connaughton	41	Director
Michael Goody	30	Director
Holcombe T. Green, Jr.	67	Director
Ian Loring	40	Director
Soren Oberg	36	Director
David Tolley	39	Director
Kent Weldon	39	Director

Lewis W. Dickey, Jr. is our Chairman, President and Chief Executive Officer. Mr. L. Dickey has served as Cumulus’s Chairman, President and Chief Executive Officer since December 2000. Mr. Dickey was one of Cumulus’s founders and initial investors, and served as Executive Vice Chairman of Cumulus from March 1998 to December 2000. Mr. Dickey is a nationally regarded consultant on radio strategy and the author of The Franchise — Building Radio Brands, published by the National Association of Broadcasters, one of the industry’s leading texts on competition and strategy. Mr. Dickey also serves as a member of the National Association of Broadcasters Radio Board of Directors. He holds Bachelor of Arts and Master of Arts degrees from Stanford University and a Master of Business Administration degree from Harvard University. Mr. Dickey is the brother of John W. Dickey and the brother-in-law of Soren Oberg.

Martin R. Gausvik is our Executive Vice President, Treasurer and Chief Financial Officer. Mr. Gausvik has served as Cumulus’s Executive Vice President, Chief Financial Officer and Treasurer since May 2000 and is a 20-year veteran of the radio industry, having served as Vice President Finance for Jacor Communications from 1996 until the merger of Jacor’s 250 radio station group with Clear Channel Communications in May 1999. More recently, he was Executive Vice President and Chief Financial Officer of Latin Communications Group, the operator of 17 radio stations serving major markets in the western United States. Prior to joining Jacor, from 1984 to 1996, Mr. Gausvik held various accounting and financial positions with Taft Broadcasting, including Controller of Taft’s successor company, Citicasters.

John G. Pinch is our Executive Vice President and Co-Chief Operating Officer. Mr. Pinch has served as Cumulus’s Executive Vice President and Co-Chief Operating Officer since May 2007, and prior to that served as its Chief Operating Officer since December 2000, after serving as the President of Clear Channel International Radio (“CCU International”) (NYSE:CCU). At rapidly growing CCU International, Mr. Pinch was responsible for the management of all CCU radio operations outside of the United States, which included over 300 properties in 9 countries. Mr. Pinch is a 30-year broadcast veteran and has previously served as Owner/President of WTVK-TV Ft. Myers-Naples, Florida, General Manager of WMTX-FM/WHBO-AM Tampa, Florida, General Manager/Owner of WKLH-FM Milwaukee, and General Manager of WXJY Milwaukee.

John W. Dickey is our Executive Vice President and Co-Chief Operating Officer. Mr. J. Dickey has served as Cumulus’s Executive Vice President since January 2000 and as Co-Chief Operating Officer since May 2007. Mr. J. Dickey joined Cumulus in 1998 and, prior to that, served as the Director of Programming for Midwestern Broadcasting from 1990 to March 1998. Mr. J. Dickey holds a Bachelor of Arts degree from

Stanford University. Mr. J. Dickey is the brother of Lewis W. Dickey, Jr. and the brother-in-law of Soren Oberg.

John Connaughton is a member of the boards of directors of CMP and Radio Holdings. Mr. Connaughton is a Managing Director at Bain Capital. Mr. Connaughton joined Bain Capital in 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company where he consulted for Fortune 500 companies. Mr. Connaughton currently serves as a director of ProSiebenSat.1 Media AG, AMC Theatres, MC Communications, Sungard Data Systems, Warner Music Group, Warner Chilcott, CRC Health Group, The Boston Celtics and Epoch Senior Living. Mr. Connaughton received a B.S. from the University of Virginia and an M.B.A. from Harvard Graduate School of Business.

Michael Goody is a member of boards of directors of CMP and Radio Holdings. Mr. Goody is an Associate at The Blackstone Group in the firm’s Private Equity group. Mr. Goody joined Blackstone in 2005. Prior to joining Blackstone, Mr. Goody was an Associate and then a Vice President at Deutsche Bank Securities Inc. from April 2001 to August 2005. Mr. Goody received a B.A. from Dartmouth College.

Holcombe T. Green, Jr. is a member of boards of directors of CMP and Radio Holdings. Mr. Green has served as one of Cumulus’s directors since May 2001. Mr. Green is currently a private investor. He served as the Chairman and Chief Executive Officer of WestPoint Stevens, Inc. from 1992 to 2003. In June 2003, WestPoint Stevens filed for reorganization under Chapter 11 of the federal bankruptcy laws. Mr. Green is also the founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships. Mr. Green received a B.A. from Yale University and an L.L.B. from the University of Virginia School of Law.

Ian Loring is a member of boards of directors of CMP and Radio Holdings. Mr. Loring is a Managing Director at Bain Capital. Prior to joining Bain Capital, Mr. Loring was a Vice President at Berkshire Partners, where he worked in the specialty manufacturing, technology, and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. Mr. Loring currently serves as a director of Warner Music Group and Eschelon Telecom. Mr. Loring received an M.B.A. from Harvard Business School and a B.A. from Trinity College.

Soren Oberg is a member of boards of directors of CMP and Radio Holdings. Mr. Oberg is a Managing Director of Thomas H. Lee Partners, L.P. Mr. Oberg has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since 1993. Prior to joining the firm, Mr. Oberg worked in the Merchant Banking Division of Morgan Stanley & Co., Inc. Mr. Oberg is currently a director of American Media, Inc., Vertis, Inc. and Grupo Corporativo Ono, S.A., and also serves on the boards of several private companies. Mr. Oberg holds an A.B. in Applied Mathematics from Harvard College and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Oberg is the brother-in-law of Lewis W. Dickey, Jr. and John W. Dickey.

David M. Tolley is a member of boards of directors of CMP and Radio Holdings. Mr. Tolley is a Senior Managing Director at The Blackstone Group in the firm’s Private Equity group. Since joining Blackstone in 2000, Mr. Tolley has been involved in Blackstone’s investments in Centennial Communications, Freedom Communications, Montecito Broadcast Group, New Skies Satellites and Sirius Satellite Radio. He focuses on investments in the media and communications sectors. Before joining Blackstone, Mr. Tolley was a Vice President at Morgan Stanley & Co. Mr. Tolley holds a BA from the University of Michigan and an MBA from Columbia Business School. He serves on the Board of Directors of Freedom Communications and Montecito Broadcast Group.

Kent R. Weldon is a member of boards of directors of CMP and Radio Holdings. Mr. Weldon is a Managing Director of Thomas H. Lee Partners, L.P. Mr. Weldon was employed by Thomas H. Lee Partners, L.P. from 1991 until 1993 and has been employed by Thomas H. Lee Partners, L.P. since 1995, when he rejoined the firm. Prior to joining Thomas H. Lee Partners, L.P., Mr. Weldon worked in the corporate finance department at Morgan Stanley & Co. Incorporated. Mr. Weldon currently serves as a director of FairPoint Communications, Inc., Michael Foods, Inc., Progressive Moulded Products, Ltd. and Nortek, Inc.

Executive Compensation

Under the Cumulus Management Agreement, Cumulus maintains responsibility for all salaries, benefits and related employment compensation expenses of our executive officers. In exchange for its management services, Cumulus receives an annual management fee equal to the greater of $4 million or 4% of Holdings’ consolidated free cash flows (as described therein), payable on a quarterly basis. Messrs. L. Dickey, Gausvik, Pinch and J. Dickey are parties to employment agreements with Cumulus and participate in a series of equity-based incentive plans of Cumulus. We do not separately compensate our executive officers in salary, bonus or non-cash compensation. See “Certain Relationships and Related Party Transactions — Cumulus Management Agreement.”

Compensation of Directors

Except for Mr. Green, who receives a cash stipend of $12,500 per calendar quarter, our directors do not receive any compensation for fulfilling their duties as directors.

Board of Directors and Committees of the Board of Directors

Neither CMP nor Radio Holdings is a “listed issuer” (i.e., neither has a security listed on a national securities exchange or in an inter-dealer quotation system). Were the listing standards of the New York Stock Exchange (the “NYSE”) to apply, both CMP and Radio Holdings would be considered “controlled companies,” as such term is defined by the NYSE, and, therefore, their respective boards would be exempt from certain corporate governance requirements, including the requirement that independent directors constitute a majority of their respective boards.

The board of directors of Radio Holdings has established an Audit Committee comprised of the following directors: Michael Goody, Holcombe T. Green, Jr., Ian Loring and Kent Weldon. The board of Radio Holdings has no other standing committees of its board, and the board of CMP has not to date established any committees of its board.

PRINCIPAL STOCKHOLDERS

All of CMP’s issued and outstanding capital stock is held by Radio Holdings, all of the issued and outstanding capital stock of Radio Holdings is held by Holdings, and all of the issued and outstanding capital stock of Holdings is held by Media Partners. Following the completion of the Transactions, Cumulus and each of the respective investment funds affiliated with the Sponsors beneficially own membership interests representing a 25% equity ownership interest in Media Partners. Notwithstanding the beneficial ownership of membership interests in Media Partners, the equityholders’ agreement of Media Partners governs the members’ exercise of their voting rights with respect to the election of the board of directors and certain other significant matters. The members have agreed to vote for the election of the board of directors as set forth therein. See “Certain Relationships and Related Party Transactions — Equityholders’ Agreement.” Certain members of our board of directors affiliated with Cumulus or each Sponsor may be deemed to beneficially own membership interests in Media Partners held by Cumulus or the investment fund affiliated with that Sponsor, respectively. Each such individual disclaims beneficial ownership of any such membership interests in which such individual does not have a pecuniary interest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Capital Contribution Agreement

On October 31, 2005, Media Partners, Cumulus and the Sponsors entered into a capital contribution agreement pursuant to which Cumulus agreed to contribute four radio stations (including the related licenses and assets), and $6.2 million in cash and each of the Sponsors ultimately contributed $81.2 million in cash, in exchange for units representing limited liability company membership interests in Media Partners. The agreement also provided that in consideration of Cumulus performing industry analysis, due diligence investigations, other advice and negotiation assistance necessary for the consummation of the Transactions, Media Partners was to, and subsequently did, pay to Cumulus a transaction and advisory fee of approximately $3.5 million at the closing of the Acquisition.

Media Partners LLC Agreement

Cumulus and the Sponsors invested in our company through Media Partners. The limited liability company agreement of Media Partners provides that each member’s interest in Media Partners is represented by units and provides for the capital contributions and distributions with respect to the units representing the members’ membership interests in Media Partners. Under the terms of the LLC agreement, if certain performance targets are met, Cumulus’s participation in the distribution of assets from Media Partners may be increased up to 40%, with the respective participations in such distributions by each of the investments funds affiliated with the Sponsors reduced to as low as 20%.

Cumulus Management Agreement

In connection with the closing of the Acquisition, Cumulus entered into a management agreement with our indirect parent, Holdings, for an initial term of three years, subject to one two-year renewal or early termination, under which Cumulus provides management services to Holdings and its subsidiaries, including us. Specifically, Cumulus provides (i) operations services, which includes corporate level sales, programming, marketing, technical, finance, accounting, treasury, administrative, internal audit, use of corporate headquarters, legal, human resources, risk management and information technology and (ii) corporate development services, which includes evaluation and consummation of divestitures, acquisitions, swaps, signal upgrades, move-ins, format changes, new revenue streams and high definition build-out and development.

Pursuant to the management agreement, Cumulus provides services of its senior management who perform equivalent functions and duties for us and uses the services of its other officers and other corporate level employees as may be necessary to perform the management services in accordance with the agreement. In exchange for its management services, Cumulus receives an annual management fee equal to the greater of $4.0 million or 4% of Holdings’ consolidated free cash flows (defined as Holdings’ consolidated earnings before interest, taxes, depreciation and amortization, calculated before deducting the annual management fee and the advisory fee payable to the affiliates of the Sponsors under the Advisory Services Agreement described below). The annual management fee is payable on a quarterly basis. Cumulus is also reimbursed for all direct professional and similar third party expenses incurred by it in performing the management services. Any installment of the management fee not paid on the scheduled due date will bear interest at the annual rate of 10%, compounded quarterly from the due date until the date of payment.

Holdings may terminate the agreement at any time without cause, upon thirty days’ prior written notice. If such termination occurs prior to the second anniversary of the date of the agreement, Holdings will continue to pay the management fee when and as due based on 110% of Holdings’ consolidated free cash flows for the last twelve months prior to such termination, and if it occurs on or subsequent to the second anniversary of the date hereof, based on Holdings’ consolidated free cash flows for the last twelve months prior to such termination. Holdings may also terminate the management agreement immediately by written notice given within 90 days of the occurrence of a “change of control” (as defined therein) or in the event three or more of the following persons cease to be executive officers of Cumulus: Lewis W. Dickey, Jr.; John W. Dickey; John G. Pinch; or Martin R. Gausvik, or two or more of the foregoing persons cease to be executive officers of Cumulus if one of the two includes Mr. L. Dickey. In the event of a material act of fraud or gross misconduct by Cumulus, Holdings may terminate the agreement, subject to specified prior written notice, by a majority vote of its directors not designated or employed by Cumulus. In the event of a termination under these circumstances, Cumulus will be entitled to any accrued and unpaid compensation pursuant to the terms of this agreement owed through the date of such termination. Holdings has the right to renew the agreement after the expiration of the initial term for an additional twenty-four months by prior written notice to Cumulus.

In the event of any termination of the management agreement, Cumulus will, if requested by Holdings, either continue to provide the same management services to us or provide some but not all of the management services to us, to facilitate an orderly transition for a maximum period of six months from the effective date of the termination.

Under the management agreement, Holdings has agreed to indemnify Cumulus, its subsidiaries and its and their respective directors, officers, employees, agents and representatives for any actions, claims, losses, damages, liabilities or costs arising out of or in connection with the management services contemplated by the management agreement, except to the extent they have resulted from the indemnified party’s gross negligence or willful misconduct or they apply to claims arising out of employment matters of Cumulus or its affiliates.

Equityholders’ Agreement

In connection with the closing of the Acquisition, Media Partners, Cumulus and the Sponsors entered into an equityholders’ agreement that governs the economic and voting characteristics of the units representing limited liability company membership interests in Media Partners and, if an initial public offering of the common stock of Holdings occurs (at which time it is contemplated that the common stock of Holdings held by Media Partners would be distributed to Cumulus and the Sponsors), of common stock of Holdings.

Board Representation.  The equityholders agreement provides that the boards of directors of Media Partners and Holdings will each be comprised of eight members: two directors designated by each of Cumulus and each of the Sponsors, and Cumulus and the Sponsors will agree to vote for the board nominees of the others. In connection with an initial public offering of Holdings, the board of directors of Holdings may be reconstituted, subject to compliance with applicable law and the listing rules of the applicable securities exchange. Generally, any significant action taken by the board of directors of Media Partners or Holdings during the three years following the closing of the Acquisition will need the approval of a director designated by Cumulus and the approval of directors designated by at least two of the Sponsors and, thereafter, a majority of the directors present at the board meeting and the approval of directors designated by at least two of the Sponsors.

Preemptive Rights; Restrictions on Transfer.  Prior to the occurrence of certain events, Cumulus and the Sponsors will have preemptive rights with respect to any new issuance of equity securities by Media Partners or Holdings, subject to certain exceptions. In addition, the parties may not transfer their equity interests in Media Partners or Holdings, except under certain circumstances.

Right of First Offer; Tag-Along and Drag-Along Rights.  Cumulus and the Sponsors also have rights of first offer, “tag-along” rights and “drag-along” rights in the event of proposed transfers of equity interests in Media Partners.

Corporate Opportunities.  The equityholders’ agreement also provides that Media Partners will have the right to pursue first any business opportunities involving radio broadcasting operations in a market or markets primarily relating to the top 50 radio broadcasting markets in the United States, referred to as “large markets”. If Media Partners declines such an opportunity, then Cumulus will have the right to pursue it. With regard to business opportunities involving U.S. markets other than large markets, Media Partners must allow Cumulus the right to pursue first any such opportunity. If Cumulus declines such an opportunity, then Media partners will have the right to pursue it. These provisions do not restrict the ability of the Sponsors to pursue business opportunities outside the large markets. The provisions of the equityholders’ agreement relating to corporate opportunities will cease to be effective with respect to Cumulus upon the expiration of the two year period following the termination of the Cumulus management agreement and with respect to each of the Sponsors upon the expiration of the three-month period following the date that such Sponsor’s equity ownership in Media Partners first falls below 25% of such Sponsor’s initial equity ownership.

Registration Rights Agreement

In connection with the closing of the Acquisition, Media Partners, Holdings, Cumulus and the Sponsors entered into a registration rights agreement. Pursuant to the agreement, following the initial public offering of Holdings, Cumulus and the Sponsors will be entitled to customary demand and piggyback registration rights with respect to the registration and sale of their shares of common stock of Holdings.

Advisory Services Agreement

In connection with the closing of the Acquisition, Media Partners, Holdings, CMP and the Sponsors entered into an advisory services agreement. Under this agreement, in consideration for the Sponsors having performed the financial analysis, due diligence investigations, other advice and assistance necessary for the consummation of the Transactions, we paid each of the Sponsors a transaction and advisory fee equal to approximately $3.5 million at the closing of the Transactions. In addition, each of the Sponsors agreed to provide certain ongoing advisory and consulting services for an aggregate cash annual fee equal to the greater of $1.0 million or 1% of Holdings’ consolidated free cash flows (as described in the Cumulus management agreement), payable on a quarterly basis, which will be allocated among the Sponsors pro rata according to their weighted average ownership interest in Media Partners. Such ongoing advisory fee does not include direct payment or reimbursement for customarily reimbursable expenses in connection with services provided by the Sponsors. Any installment of the ongoing advisory fee not paid on the scheduled due date will bear interest at the per annum rate of 10%. The Sponsors are entitled to receive additional fees for any investment banking or other financial advisory service relating to any specific acquisition, divestiture, refinancing or recapitalization by us or any of our affiliates. This agreement will terminate with respect to each Sponsor on the earliest to occur of (i) the consummation of an initial public offering of common stock of Holdings or (ii) the date on which affiliates of such Sponsor own less than 20% of the number of units in Media Partners held by it immediately following the closing of the Transactions.

Non-Solicitation Agreement

In connection with the closing of the Acquisition, Media Partners, Cumulus and the Sponsors entered into a non-solicitation agreement. This agreement provides that (i) each of the Sponsors will not solicit for employment any employee of Media Partners or Cumulus or hire any executive of Cumulus having a title of Vice President or above other than any executive who spends a majority of his or her time on matters relating to Media Partners, (ii) Cumulus will not solicit for employment any employee of Media Partners; and (iii) Media Partners will not solicit for employment any employee of Cumulus or hire any executive or regional manager of Cumulus having a title of Vice President or above other than any executive who spends a majority of his or her time on matters relating to Media Partners. These covenants will be effective with respect to each of the Sponsors until the expiration of the three-month period following the date such Sponsor’s ownership in Media Partners first falls below 25% of the Sponsor’s initial equity ownership and with respect to Cumulus and Media Partners, until the expiration of the three-month period following the date that Cumulus’s ownership in Media Partners first falls below 25% of its initial equity ownership; provided that such period will be extended, in each case, until such later date as is six months following termination of the Cumulus management agreement.

Service Mark License

In connection with the closing of the Acquisition, Cumulus granted to Media Partners a non-exclusive, royalty-free license to use the trademark, service mark and trade name “Cumulus” for a term of ten years, subject to automatic renewal for additional periods of ten years each, unless earlier terminated. Media Partners may grant a sublicense of the “Cumulus” mark to its subsidiaries without the prior written consent of Cumulus.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

In connection with the Transactions, we entered into a senior secured credit agreement with Deutsche Bank Securities Inc., as co-lead arranger and joint bookrunner, UBS Securities LLC, as co-lead arranger and joint bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunner and co-

documentation agent, Goldman Sachs Credit Partners L.P., as joint book runner and co-documentation agent, UBS Loan Finance, as syndication agent, and Deutsche Bank Trust Company Americas, as administrative agent.

The senior secured credit facilities provide senior secured financing of $800 million, consisting of:

•	a $700 million term loan B facility; and

•	a $100 million revolving credit facility.

The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans, and will be available in U.S. dollars. We did not utilize any of the borrowings under the revolving credit facility at the closing of the Transactions. In addition, subject to receipt of additional commitments from participating lenders and certain other conditions, the senior secured credit facilities permit us to incur up to an additional $200 million of term loans or revolving loans.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the corporate base rate of interest of Deutsche Bank Trust Company Americas and (2) the federal funds rate plus 0.50% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for borrowings may be reduced subject to our attaining certain leverage ratios.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees.

Prepayments

The senior secured credit agreement requires us to prepay outstanding loans under the term facility, subject to certain exceptions, with:

•	50% (which percentage may be reduced based on leverage) of our annual excess cash flow;

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Radio Holdings and its subsidiaries (including insurance and condemnation proceeds) if we do not commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months of the receipt of such proceeds, or within 180 days of a binding commitment (which binding commitment must be made within such 15-month period) to reinvest such proceeds; and

•	100% of the net cash proceeds of any incurrence of debt other than debt permitted under the senior secured credit agreement.

The foregoing mandatory prepayments will be applied pro rata to the outstanding loans under the term facility and to installments of the term loan B facility in direct order of maturity.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay installments on the loans under the term loan B facility in quarterly principal amounts of 0.25% of their funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the senior secured credit facilities.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities.

Guarantees and Security

All obligations under the senior secured credit agreement will be unconditionally guaranteed by Radio Holdings and, subject to certain exceptions, each of our existing and future domestic wholly owned subsidiaries referred to, collectively, as Guarantors.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, will be secured by:

•	a pledge of 100% of our capital stock, 100% of the capital stock of each of our existing and future domestic wholly owned subsidiaries and 65% of the capital stock of each of our wholly owned foreign subsidiaries that are directly owned by us or one of the Guarantors; and

•	a security interest in, and mortgages on, substantially all material tangible and intangible assets of us, Radio Holdings, and our subsidiary guarantors.

Certain Covenants and Events of Default

The senior secured credit agreement will contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and the ability of our guarantors to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	make capital expenditures;

•	repay subordinated indebtedness (including the notes);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing subordinated indebtedness (including the senior subordinated notes);

•	change our lines of business; and

•	change the status of Radio Holdings as a passive holding company.

In addition, the senior secured credit agreement requires us to maintain the following financial covenants:

•	a maximum total net leverage ratio;

•	a minimum interest coverage ratio; and

•	an annual maximum on capital expenditures.

The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

THE EXCHANGE OFFER

General

We hereby offer to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $250,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about [ • ], 2007. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 360 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on May 5, 2006. As a result of the exchange offer not having been consummated by April 30, 2007, commencing on May 1, 2007, additional interest with respect to the notes began to accrue at a rate of 0.25% per annum (which rate shall be increased by an additional 0.25% per annum for each subsequent 90 day period prior to consummation of the exchange offer, provided that the maximum amount of additional interest that accrues pursuant to the registration rights agreement may in no event exceed 1.00% per annum). Upon completion of the exchange offer, such additional interest shall cease to accrue.

Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for two years or such shorter period ending when all outstanding notes or exchange notes covered by the statement have been sold in the manner set forth and as contemplated in the statement or to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised. These circumstances include:

•	if applicable law or interpretations of the staff of the SEC do not permit us and our guarantors to effect this exchange offer;

•	if for any other reason the exchange offer is not consummated within 360 days of the issue date of the outstanding notes;

•	any initial purchaser or any other holder of the outstanding notes that is not able to participate in the exchange offer due to applicable law so requests at any time prior to the commencement of the exchange offer; or

•	if any holder of the outstanding notes notifies us prior to the 15th day following consummation of the exchange offer that it is prohibited by law or SEC policy from participating in the exchange offer or does not receive exchange notes that may be sold without restriction (other than due solely to the status of such holder as one of our affiliates).

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section “Exchange Offer; Registration Rights” for more details regarding the registration rights agreement.

Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

•	any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

•	such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	such holder is not one of our affiliates, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution”.

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not one of our “affiliates,” as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are one of our affiliates, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $5,000 and integral multiples of $1,000. We will issue $5,000 principal amount or an integral multiple of $1,000 in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. For a description of the indenture, please see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $250,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on [ • ], 2007. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us;

•	all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering Outstanding Notes”; and

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal; or

•	prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Acceptance of Exchange Notes

In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, each holder will represent to us that, among other things:

•	the holder is acquiring the exchange notes in the ordinary course of its business;

•	the holder does not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	the holder is not one of our affiliates within the meaning of Rule 405 under the Securities Act; and

•	the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

If the holder is not acquiring the exchange notes in the ordinary course of its business, or if the holder does have an arrangement or understanding with any person to participate in, or is engaging in or intends to engage in, a distribution of the exchange notes, or if the holder is one of our affiliates , then:

•	the holder cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, nor the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, without cost to the holder, unless otherwise provided in the letter of transmittal, as soon as practicable after the expiration date.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s)of such outstanding notes and the principal amount of outstanding notes tendered;

•	stating that the tender is being made thereby;

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at one of the addresses set forth below under “— Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt, of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account maintained with the book-entry transfer facility as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, N.A. has been appointed as the exchange agent for the exchange offer for the notes. Wells Fargo also acts as trustee under the indenture governing the outstanding notes, which is the same indenture that will govern the exchange notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agents addressed as follows:

By registered mail or certified mail:	By regular mail or overnight courier:	By Hand:
Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517 Attn.: Reorg.	Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations Sixth & Marquette Avenue Minneapolis, MN 55479 Attn.: Reorg.	Wells Fargo Bank, N.A. Northstar East Building - 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402 Attn.: Reorg.

Facsimile (eligible institutions only): (612) 667-4927
Telephone Inquiries: (800) 344-5128

If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent. We may make additional solicitations by facsimile, telephone or in person by our officers and regular employees and our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related, reasonable out-of-pocket expenses.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $700,000. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer as prepaid debt issuance costs and expense them over the remaining life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the staff of the SEC, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any holder that is an “affiliate” of CMP within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is acquiring the exchange notes in the ordinary course of its business;

•	the holder does not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

Any holder who tenders outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

General

This Issuer issued the outstanding notes, and will issue the exchange notes described in this prospectus, under an indenture dated May 5, 2006 (the “Indenture”) among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The outstanding notes were, and the exchange notes will be, issued as a separate series, but, except as otherwise provided below, are or will be, as applicable, treated as a single class for all purposes under the Indenture. Except as set forth herein, the terms of the Notes will be substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. For more information, please review the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, unless otherwise indicated, (i) the terms “we,” “our” and “us” each refer to CMP Susquehanna Corp. (the “Issuer”) and not any of its Subsidiaries, (ii) the term “Radio Holdings” refers to CMP Susquehanna Radio Holdings Corp., a Delaware corporation and the holder of 100% of the capital stock of the Issuer, (iii) the term “Holdings” refers to CMP Susquehanna Holdings Corp., a Delaware corporation and the holder of 100% of the capital stock of Radio Holdings, and (iv) the term “Notes” refers to both the outstanding notes and the exchange notes.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Summary — Additional Information.”

The form and terms of the exchange notes and the outstanding notes are identical in all material respects, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the Registration Rights Agreement.

Brief Description of Notes

The Notes:

•	are unsecured senior subordinated obligations of the Issuer;

•	are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuer;

•	are effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer; and

•	are guaranteed on an unsecured senior subordinated basis by our direct parent, Radio Holdings, and each Restricted Subsidiary that guarantees the Senior Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Our direct parent, Radio Holdings, and each of our Restricted Subsidiaries guarantee the Notes. Each Guarantee of the Notes is a general unsecured obligation of each Guarantor, is subordinated in right of payment to all existing and future Senior Indebtedness of each such entity and is effectively subordinated to all secured Indebtedness of each such entity, including each Guarantor’s guarantee of our obligations under the Senior Credit Facilities. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

As of the Issue Date, all of the Issuer’s Subsidiaries guaranteed the Notes. No future Subsidiaries of the Issuer that are Foreign Subsidiaries or non-Wholly Owned Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any such non-guarantor Subsidiary, such non-guarantor Subsidiary will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.”

Each Guarantee provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “— Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) delivery by such Guarantor to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Ranking

Senior Indebtedness Versus the Notes

The payment of the principal of, premium, if any, and interest on and all other Obligations owing in respect of the Notes and the payment of any Guarantee will be subordinated in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities. The Notes and the Guarantees are effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of March 31, 2007, the Issuer had $669.8 million of Senior Indebtedness to which the Notes are subordinate, all of which is secured Indebtedness, consisting entirely of secured Indebtedness under the Senior Credit Facilities. We also have an additional $100 million of borrowing capacity under the revolving portion of the Senior Credit Facilities.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The paying agent and registrar for the Notes is the Trustee.

The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

We agreed in the Indenture that the Issuer and the Subsidiary Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior

Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other Obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” or “— Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire or acquire for cash or property any Notes (collectively, “pay the Notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been discharged or paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above (but subject to the subordination provisions of the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Issuer and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or be made, the basis for the commencement of a subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during such initial Payment Blockage Period, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation, insolvency or bankruptcy, or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes; and

(2) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities.

If a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes will be required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the Representative thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee are subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of Notes agrees to be bound by the provisions described in this section and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” or “— Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions and the respective deposit in the trust was otherwise made in accordance with such provisions.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $250,000,000 of Notes. The Notes will mature on May 15, 2014. Subject to compliance with the covenant described below under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2006 to the Holders of Notes of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360 day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as described under “— Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to May 15, 2010.

At any time prior to May 15, 2010, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 15, 2010 the Issuer may redeem the Notes, in whole or in part, upon notice as described under “— Repurchase at the Option of Holders — Selection and Notice” at the redemption prices

(expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage

2010	104.938%
2011	102.469%
2012 and thereafter	100.000%

In addition, at any time prior to May 15, 2009, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be purchased in the manner described under “— Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “— Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the registered address of such Holder (or otherwise delivered in accordance with the procedures of DTC) with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (which must be equal to $1,000 or an integral multiple thereof); and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture. The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

The Indenture provides that in the event a Change of Control occurs at a time when the Issuer is prohibited by the terms of any Senior Indebtedness from purchasing Notes, then prior to the mailing of the notice of a Change of Control to holders of Notes but in any event within 45 days following any Change of Control, the Issuer undertakes to (1) repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other Senior Indebtedness, the terms of which require repayment and/or termination of commitments upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Senior Credit Facilities and all other such Senior Indebtedness and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer or

(2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes. If such a consent is not obtained or borrowings repaid, the Issuer will remain prohibited from purchasing the Notes.

The Issuer shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase Notes pursuant to the provisions described above. The Issuer’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send a notice of Change of Control as a result of the prohibition in the preceding paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (1), under “Events of Default” below.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 390 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Indebtedness, and to correspondingly reduce commitments with respect thereto,

(b) Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary,

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

The Issuer and its Restricted Subsidiaries shall not be required to comply with this covenant if the Issuer or any of its Restricted Subsidiaries is required to transfer any asset into a trust for FCC regulatory purposes and such trust is then required by the FCC or other governmental entity to sell or otherwise dispose of such asset, so long as in each case any Net Proceeds received by the Issuer and its Restricted Subsidiaries are applied in accordance with this covenant.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $10.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness (which shall be selected at the direction of the Issuer) to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address (or otherwise delivered in accordance with the procedures of DTC), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (6) and (7) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Leverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5), (6), (7)(a) and (b), (8), (10), (11), (12) and (14) of the next succeeding paragraph), is less than the sum of (without duplication):

(a) (i) the aggregate EBITDA of the Issuer for the period (taken as one accounting period) from the beginning of the first full fiscal quarter following the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the event aggregate EBITDA for such period is a deficit, then minus such deficit) less (ii) 1.4 times the aggregate Cash Interest Expense of the Issuer for the same period; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property (other than StationCo (or any assets of StationCo as in existence on the Issue Date) or any successor thereto) received by the Issuer since immediately after the Issue Date (other than any such net cash proceeds used to incur Contribution Indebtedness) from the issue or sale of: (i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (5) of the next succeeding paragraph; and

(y) Designated Preferred Stock, and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (5) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash contributed and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property (other than StationCo (or any assets of StationCo as in existence on the Issue Date) or any successor thereto) to the capital of the Issuer following the Issue Date (other than any such net cash proceeds used to incur Contribution Indebtedness) (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $20.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent such Investment constituted a Permitted Investment;

provided, however, that, to the extent the property received under clause (b) or contributed under clause (c) includes a “stick” station or stations or Equity Interests of a Person whose assets include a “stick” station or stations, the fair market value of such property shall have been determined in writing by an Independent Financial Advisor.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (7) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) Restricted Payments to Holdings for the payment to Cumulus Media Inc., a Delaware corporation, pursuant to the Management Agreement of (i) management fees in an aggregate amount in any fiscal year not to exceed the amount of the management fee set forth in the Management Agreement (which shall in no event exceed the greater of $4.0 million or 4% of “Adjusted EBITDA” (as defined in the Management Agreement as in effect on the Issue Date) for such fiscal year) for any fiscal year, (ii) any related expenses, including professional and similar third party expenses payable under the Management Agreement, (iii) any termination fees pursuant to the Management Agreement not to exceed the amount set forth in the Management Agreement as in effect on the Issue Date and (iv) any amounts described in (i) above, the payment of which has been deferred as set forth in the Management Agreement as in effect on the Issue Date, and interest accrued thereon;

(5) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (5) do not exceed in any calendar year $5.0 million (which shall increase to $10.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (5);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Cash Interest Expense”;

(7) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (7), that (x) such dividends are included in the definition of “Cash Interest Expense” and (y) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Leverage Ratio of no more than 7.50 to 1.00;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $30.0 million or (y) 2.5% of Total Assets at the time made;

(12) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes validly tendered by Holders in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(14) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) reasonable fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

provided, however, that, at the time of and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (11), (13) and (15) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would not have been greater than 7.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $800.0 million outstanding at any one time, less the aggregate of mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder after the Issue Date with Net Proceeds from an Asset Sale or series of related Asset Sales;

(2) the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof) not to exceed $10.0 million at any time outstanding, together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (4);

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any collateral agent under the Credit Facilities) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any collateral agent under the Credit Facilities) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness or exchange rate risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Contribution Indebtedness;

(13) the incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (4) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness.

(14) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Test, or

(b) the Leverage Ratio of the Issuer and the Restricted Subsidiaries is less than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (5) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(20) Indebtedness of the Issuer or any Subsidiary Guarantor incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer or such Subsidiary Guarantor of property used or useful in a Similar Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger, amalgamation or consolidation with, any Person owning such assets); provided that, after giving pro forma effect to such transaction and any related transactions, the Issuer and its Restricted Subsidiaries on a consolidated basis, for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, (A) would have had a Leverage Ratio of not greater than the Leverage Ratio on the Issue Date and (B) would have had a Leverage Ratio lower than the Leverage Ratio for such period immediately prior to giving pro forma effect to such transaction and any related transactions; and

(21) incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Test, or

(b) the Leverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would not be greater than the Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment to the applicable Affiliates of members of the Consortium pursuant to the Advisory Services Agreement of (i) co-advisory fees in an aggregate amount in any fiscal year not to exceed the amount of the ongoing advisory fee set forth in the Advisory Services Agreement as in effect on the Issue Date for such fiscal year, (ii) related expenses payable thereunder (calculated, solely for the purpose of this clause (3), assuming that such fees and related expenses had not been paid, when calculating Net Income), (plus any unpaid advisory fees within such amount, accrued interest thereon and related expenses accrued in any prior year), and (iii) any termination fees pursuant to the Advisory Services Agreement not to exceed the amount set forth in the Advisory Services Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this prospectus;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(10) payments by the Issuer or any of its Restricted Subsidiaries to any of the members of the Consortium made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(11) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(12) investments by the members of the Consortium in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(13) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; and

(14) transactions with Cumulus or any of its Affiliates involving or for the benefit of the Issuer and its Subsidiaries, including without any limitation any transactions regarding use of programming, network programming and sales, sales commissions, compensation to radio stations or the employment or compensation of personnel and contractors, including on air talent, in each case, in the ordinary course of business, which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the majority of disinterested members of the board of directors of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(j) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(k) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any other Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering

The Indenture will provide that the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Notes or such Subsidiary Guarantor’s Guarantee of the Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2006, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Radio Holdings; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Radio Holdings, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its final Stated Maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its final Stated Maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final Stated Maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative under the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes have been given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer deliver to the Trustee annually a statement regarding compliance with the Indenture, and that the Issuer, within five Business Days, upon becoming aware of any Default, deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant

Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the date of Stated Maturity or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each Holder of Notes, an amendment or waiver may not:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change in the subordination provisions thereof that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Advisory Services Agreement” means the advisory services agreement dated as of the Issue Date among Holdings, the Issuer, Cumulus Media Partners, LLC, a Delaware limited liability company, and affiliates of the members of the Consortium named therein, as amended, restated, supplemented or otherwise modified.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 15, 2010 (each such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required interest payments due on such Note through May 15, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture; and

(k) the licensing of intellectual property.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully and unconditionally guaranteed by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (6) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into United States dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the cash component of consolidated interest expense determined in accordance with GAAP of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding, without limitation, original issue discount, non-cash interest expense, amortization and write-off of debt issuance costs, the interest component of any deferred payment obligations and net payments, if any, pursuant to Hedging Obligations; plus

(2) the cash component of consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any cash interest payment on Indebtedness of another person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon and limited to the amount of such Guarantee or the fair market value of the property secured by such Lien, as the case may be.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any Additional Interest, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to December 31, 2006), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness,

issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consortium” means Bain Capital Partners, LLC, The Blackstone Group, Thomas H. Lee Partners, L.P. and Cumulus Media Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Subsidiary Guarantor after the Issue Date; provided that such Contribution Indebtedness:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Issuer or such Subsidiary Guarantor, as applicable, the amount of such excess shall be (A)(x) Subordinated Indebtedness (other than Secured Indebtedness) or (y) Senior Subordinated Indebtedness (other than Secured Indebtedness) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(2) (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of the incurrence thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $25.0 million or more and that has been specifically designated by the Issuer in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture.

“Dickey Family” means Lewis W. Dickey, Jr. and John W. Dickey.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of advisory fees and related expenses (other than pursuant to the Management Agreement or any replacement thereof) paid in such period to members of the Consortium (or their Affiliates, as applicable) to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”; plus

(j) the amount of loss incurred by the Issuer or any Restricted Subsidiary in connection with acquiring “stick” stations or commencing operations under an owned, but not operated, license, in each case as a direct result of the acquisition of such station or initiation of such license within 24 months of the acquisition of the applicable station or initiation of operations in respect of the applicable license in an aggregate amount for all such stations and licenses not to exceed $5.0 million in any four fiscal quarter period,

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds or marketable securities received by the Issuer from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“FCC” means the U.S. Federal Communications Commission.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means Radio Holdings and each Subsidiary Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., UBS Securities LLC, Goldman, Sachs & Co. and Banc of America Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means May 5, 2006.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $20.0 million (unless otherwise expressly stated).

“KC Divestiture Trust” means KCHZ Trust, a Delaware trust the sole assets of which are the FCC radio broadcast license for KCHZ-FM and related assets contributed thereto on the Issue Date.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the city in which the Corporate Trust Office or Paying Agent is located.

“Leverage Ratio” means, with respect to any specified Person on any date of determination (the “Calculation Date”), the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness plus the aggregate liquidation preference of all outstanding Disqualified Stock and Preferred Stock (except Preferred Stock issued to the Issuer or a Restricted Subsidiary) of such Person and its Restricted Subsidiaries as of the Calculation Date determined on a consolidated basis in accordance with GAAP to (2) the EBITDA of such Person and its Restricted Subsidiaries attributable to continuing operations and businesses for the four full fiscal quarters ended most recently prior to the Calculation Date.

For purposes of calculating the Leverage Ratio:

(1) acquisitions, including Investments, that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, and any incurrence or repayment of other Indebtedness or preferred stock, at any time subsequent to the beginning of the four quarter reference period and on or prior to the date of determination, as if such incurrence or issuance, or the repayment, as the case may be, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period),

(2) For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an officers’ certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or merger (including, to the extent applicable, from the Transaction) and (2) all adjustments used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote (8) to the “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period,

(3) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the four-quarter reference period;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of EBITDA, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding clause (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the management agreement dated as of the Issue Date between Cumulus Media Inc., a Delaware corporation, and Holdings, as amended, restated, supplemented or otherwise modified.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders — Asset Sales” covenant.

“Permitted Holders” means (i) each of the members of the Consortium on the Issue Date, (ii) members of the Dickey Family, (iii) members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies); provided that if such members of management own beneficially or of record more than 10% of the outstanding voting stock of the Issuer in the aggregate, they shall be treated as Permitted Holders of only 10% of the outstanding voting stock of the Issuer at such time, and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, persons identified in clauses (i) and (ii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitation on Restricted Payments”;

(9) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(11) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(12) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(13) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices; and

(14) Investments in Permitted Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14), that are at that time outstanding not to exceed 1.0% of Total Assets at the time of such Investment (with the fair market value being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Joint Ventures” means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Similar Businesses in respect of which the Issuer or a Restricted Subsidiary (a) beneficially owns at least 20% of the Equity Interests of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be the Issuer or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $7.5 million at any one time outstanding;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Credit Agreement to be entered into as of the Issue Date by and among the Issuer, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof);

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness is incurred under any of the Credit Facilities, and the holder(s) of such Indebtedness of their agent or representative shall have received a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the provisions of the Indenture.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuer; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of the Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“StationCo” means CMP KC, LLC, a Delaware limited liability company.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

“Transaction Agreement” means (i) the Agreement and Plan of Merger dated as of October 31, 2005 among the Issuer, CMP Merger Co., a Delaware corporation, Susquehanna Pfaltzgraff Co., a Delaware corporation, and the stockholders’ representative named therein and (ii) the Asset Purchase Agreement dated as of October 31, 2005 among CMP KC Corp., a Delaware corporation, Susquehanna Radio Corp., a Pennsylvania corporation, 1051FM, LLC, a Kansas limited liability company, Susquehanna Kansas City Partnership, a Pennsylvania partnership, and the stockholders named therein, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2010; provided, however, that if the period from the Redemption Date to May 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Leverage Test; or

(2) the Leverage Ratio for the Issuer its Restricted Subsidiaries would not be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

EXCHANGE OFFER; REGISTRATION RIGHTS

CMP, the guarantors of the notes and the initial purchasers entered into a registration rights agreement on the original issue date of the notes. In the registration rights agreement, each of CMP and the guarantors agreed that they would, at their expense, for the benefit of the holders of the notes, (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new exchange notes guaranteed by the guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions), and (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act and to consummate the exchange offer within 360 days of the original issue date of the notes. Upon the exchange offer registration statement being declared effective, we will offer the exchange notes (and the related guarantees) in exchange for surrender of the notes. We will keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders. For each of the notes surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive a related exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such note, from the original issue date of the notes.

Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes and the related guarantees will be freely transferable by holders thereof (other than our affiliates) after the applicable exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that, at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act, (iii) that it is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of ours, (iv) if such holder is not a broker-dealer, that is not engaged in, and does not intend to engage in, the distribution of exchange notes and (v) if such holder is a broker-dealer, that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect an exchange offer, (ii) an exchange offer is not consummated within 360 days of the original issue date of the notes, (iii) in certain circumstances, certain holders of unregistered exchange notes so request, or (iv) in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), then, in each case, we will (x) promptly deliver to the holders and applicable trustee written notice thereof and (y) at our sole expense, (a) promptly file a shelf registration statement covering resales of the notes and (b) use our reasonable best efforts to keep effective such shelf registration statement until the earliest of (i) two years after the original issue date of the notes, (ii) such time as all of the notes have been sold thereunder or (iii) the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144. We will, in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

The registration rights agreement provides that if (A) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer on or prior to the 360th day after the original issue date of the notes or (B) if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the 361st day after the original issue date of the notes, in the case of (A) above, or (y) the day such shelf registration statement ceases to be effective, in the case of (B) above; provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above), additional interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue. As a result of the exchange offer not having been consummated by April 30, 2007, additional interest did begin to accrue pursuant to the foregoing requirement. Upon completion of the exchange offer, such additional interest shall cease to accrue.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the notes is payable.

The exchange notes will be accepted for clearance through The Depository Trust Company.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor, and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of the any other taxing jurisdictions.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit employee benefit plans and certain other retirement plans, accounts and arrangements that are subject to Title I of ERISA or Section 4975 of the Code (“ERISA Plans”) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes (or exchange notes) by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes or exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes (and exchange notes) should not be purchased or held by any person investing “plan assets” of any plan, unless such purchase and holding (and the exchange of the notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable laws or regulations that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (collectively, “Similar Laws”).

Accordingly, by acceptance of a note (or an exchange note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (or exchange notes) constitutes assets of any Plan or (ii) the purchase and holding of the notes (and exchange notes) and the exchange of notes for exchange notes, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the notes (and the exchange of the notes for exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the guarantees will be passed upon by Jones Day, Atlanta, Georgia. In rendering this opinion, Jones Day will rely upon the opinion of Krieg DeVault as to all matters governed by the laws of the State of Indiana and Kolesar & Leatham, Chtd. as to all matters governed by the laws of the State of Nevada.

EXPERTS

The consolidated financial statements and schedule of CMP Susquehanna Radio Holdings Corp. and subsidiaries as of December 31, 2006 and for the period from May 5, 2006 (date of inception) through December 31, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Susquehanna Pfaltzgraff Co. and subsidiaries as of December 31, 2005 and for the period from January 1, 2006 through May 4, 2006 and the years ended December 31, 2005 and 2004, have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Annual Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”)	F-2
Independent Auditors’ Report (Susquehanna Pfaltzgraff Co. “Predecessor”)	F-3
Consolidated Balance Sheets as of December 31, 2006 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”) and 2005 (Susquehanna Pfaltzgraff Co. “Predecessor”)	F-4
Consolidated Statements of Operations for the Period from May 5, 2006 (date of inception) through December 31, 2006 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”), the Period from January 1, 2006 through May 4, 2006, and the Years Ended December 31, 2005 and 2004 (Susquehanna Pfaltzgraff Co. “Predecessor”)
F-5
Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) for the Period from May 5, 2006 (date of inception) through December 31, 2006 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”), the Period from January 1, 2006 through May 4, 2006, and the Years Ended December 31, 2005 and 2004 (Susquehanna Pfaltzgraff Co. “Predecessor”)
F-6
Consolidated Statements of Cash Flows for the Period from May 5, 2006 (date of inception) through December 31, 2006 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”), the Period from January 1, 2006 through May 4, 2006, and the Years Ended December 31, 2005 and 2004 (Susquehanna Pfaltzgraff Co. “Predecessor”)
F-7
Notes to Consolidated Financial Statements (CMP Susquehanna Radio Holdings Corp. “Radio Holdings” and Susquehanna Pfaltzgraff Co. “Predecessor”)	F-9

Unaudited Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006, (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”)	F-39
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2007 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”) and the Three Months Ended March 31, 2006 (Susquehanna Pfaltzgraff Co. “Predecessor”)
F-40
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 (CMP Susquehanna Radio Holdings Corp. “Radio Holdings”) and the Three Months Ended March 31, 2006 (Susquehanna Pfaltzgraff Co. “Predecessor”)
F-41
Notes to Unaudited Condensed Consolidated Financial Statements (CMP Susquehanna Radio Holdings Corp. “Radio Holdings” and Susquehanna Pfaltzgraff Co. “Predecessor”)	F-42

Report of Independent Registered Public Accounting Firm

The Board of Directors
CMP Susquehanna Radio Holdings Corp.:

We have audited the accompanying consolidated balance sheet of CMP Susquehanna Radio Holdings Corp. and subsidiaries (“Radio Holdings”) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the period from May 5, 2006 (date of inception) through December 31, 2006. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule of consolidated valuation accounts for the period from May 5, 2006 (date of inception) through December 31, 2006. These consolidated financial statements and financial statement schedule are the responsibility of Radio Holdings’ management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CMP Susquehanna Radio Holdings Corp. and subsidiaries as of December 31, 2006 and the results of their operations and their cash flows for the period from May 5, 2006 (date of inception) through December 31, 2006 in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  KPMG LLP

Atlanta, GA
April 30, 2007

Independent Auditors’ Report

The Board of Directors
CMP Susquehanna Radio Holdings Corp. (formerly Susquehanna Pfaltzgraff Co., the Predecessor):

We have audited the accompanying consolidated balance sheet of Susquehanna Pfaltzgraff Co. and subsidiaries (“Susquehanna”) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the period from January 1, 2006 through May 4, 2006 and the years ended December 31, 2005 and 2004. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule of consolidated valuation accounts for the period from January 1, 2006 through May 4, 2006 and the years ended December 31, 2005 and 2004. These consolidated financial statements and financial statement schedule are the responsibility of Susquehanna’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Susquehanna’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Susquehanna Pfaltzgraff Co. and subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the period from January 1, 2006 through May 4, 2006 and the years ended December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  KPMG LLP

Harrisburg, PA
February 23, 2007

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	Radio Holdings	Predecessor
	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,848	$7,337
Accounts receivable, less allowance for doubtful accounts of $1,509 in 2006 and $878 in 2005	50,329	46,112
Deferred income taxes	927	24,948
Prepaid expenses and other current assets	2,714	2,965
Assets held for sale, discontinued operations	—	384,933

Total Current Assets	61,818	466,295

Property, plant and equipment, net	41,389	36,006

Intangible assets, net (including goodwill of $550,163 in 2006 and $6,456 in 2005)	1,364,424	352,400

Other assets	36,230	24,095

	$1,503,861	$878,796

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,023	$5,166
Current portion of long-term debt	7,000	9,236
Accrued interest	6,437	7,030
Accrued income taxes	2,355	27,597
Other current liabilities	11,401	58,381
Liabilities held for sale	—	367,099

Total Current Liabilities	29,216	474,509

Long-term debt	924,500	246,092

Other liabilities	8,689	162

Deferred income taxes	250,716	52,887

Minority interest	—	31,028

Total Liabilities	1,213,121	804,678
Stockholders’ equity
CMP Susquehanna Radio Holdings Corp. Common stock — Voting $.01 par value, authorized 1,000 shares and issued 100 shares	—	—
Susquehanna Pfaltzgraff Co. and subsidiaries Common stock — Voting $.01 par value, authorized 40,000,000 shares	—	182
Susquehanna Pfaltzgraff Co. and subsidiaries Common stock — Class “A” Non-voting, $.01 par value, authorized 10,000,000 shares	—	20
Susquehanna Pfaltzgraff Co. and subsidiaries ESOP common stock — $.01 par value, authorized 50,000,000 shares	—	66
Additional paid-in capital	309,161	162,197
Retained earnings (accumulated deficit)	(18,603)	45,106
Susquehanna Pfaltzgraff Co. and subsidiaries Unearned ESOP Shares	—	(124,489)
Accumulated other comprehensive income (loss)	182	(8,964)

Total Stockholders’ Equity	290,740	74,118

Total liabilities and stockholders’ equity	$1,503,861	$878,796

The accompanying notes are an integral part of the consolidated financial statements.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

CONSOLIDATED STATEMENTS OF OPERATIONS

		(In thousands)
	Radio Holdings
	May 5, 2006	Predecessor
	through	January 1, 2006
	December 31,	through May 4,	Year Ended December 31,
	2006	2006	2005	2004
Net revenues	$156,704	$65,987	$231,587	$231,058

Operating expenses:
Station operating expense excluding depreciation amortization and including non-cash contract termination costs of $6,723 for the period May 5, 2006 through December 31, 2006	92,660	49,510	152,542	147,608
Corporate general and administrative expenses	4,106	31,029	24,708	20,297
Depreciation and amortization , including pre-sold advertising amortization of $23,023 for the period May 5, 2006 through December 31, 2006	30,963	2,421	7,401	7,759
Gain on sale of assets	—	—	(300)	(10,151)
Costs related to sale of business, principally advisory fees	—	14,513	—	—

Total operating expenses	127,729	97,473	184,351	165,513

Operating income (loss) from continuing operations	28,975	(31,486)	47,236	65,545
Non-operating income (expense) from continuing operations:
Interest expense, net	(54,061)	(4,638)	(17,141)	(19,841)
Loss on early extinguishment of debt	—	(6,492)	—	(3,024)
Other income (expense)	(1,702)	—	—	261

Income (loss) from continuing operations before income taxes and minority interest	(26,788)	(42,616)	30,095	42,941
Provision (benefit) for income taxes	(8,185)	(16,640)	4,541	17,543
Minority interest income (expense)	—	(1,368)	1,795	(8,507)

Earnings (loss) from continuing operations	(18,603)	(27,344)	27,349	16,891

Discontinued operations:
Gain (loss) from operations of discontinued operations (including gain on sale of $498,387 in 2006)	—	502,718	(19,659)	(12,866)
Provision (benefit) for income taxes	—	195,647	(9,765)	(2,321)
Minority interest income (expense)	—	(73,966)	(1,446)	(997)

Gain (loss) on discontinued operations	—	233,105	(11,340)	(11,542)

Net income (loss)	$(18,603)	$205,761	$16,009	$5,349

The accompanying notes are an integral part of the consolidated financial statements.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
for the period May 5, 2006 through December 31, 2006
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)
for the period January 1, 2006 through May 4, 2006 and years ended December 31, 2005 and 2004

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

			Retained	Accumulated
		Additional	Earnings	Comprehensive	Unearned	Total
	Common	Paid-In	(Accumulated	Income	ESOP	Stockholders’
	Stock	Capital	Deficit)	(Loss)	Shares	Equity
	(In thousands)

Balance as of January 1, 2004	$273	$145,248	$37,510	$—	$(143,641)	$39,390
Net income and other comprehensive income	—	—	5,349	—	—	5,349
Class “A” common shares repurchased	—	(30)	(21)	—	—	(51)
ESOP common shares repurchased	(1)	(2,764)	(2,354)	—	—	(5,119)
Allocation of ESOP common shares	—	10,713	—	—	9,576	20,289
Cash dividends	—	—	(2,293)	—	—	(2,293)

Balance as of December 31, 2004	$272	$153,167	$38,191	$—	$(134,065)	$57,565
Net income	—	—	16,009	—	—	16,009
Other comprehensive income (loss):
Additional minimum pension liability, net of income taxes	—	—	—	(8,964)	—	(8,964)

Total comprehensive income (loss)			16,009	(8,964)		7,045

Class “A” common shares repurchased	(1)	(1,825)	(1,885)	—	—	(3,711)
Tax benefit of lapse in restrictions on class “A” common shares	—	6,161	—	—	—	6,161
Common shares repurchased	(2)	(34)	(1,941)	—	—	(1,977)
ESOP common shares repurchased	(1)	(3,773)	(2,700)	—	—	(6,474)
Allocation of ESOP common shares	—	8,501	—	—	9,576	18,077
Cash dividends	—	—	(2,568)	—	—	(2,568)

Balance as of December 31, 2005	$268	$162,197	$45,106	$(8,964)	$(124,489)	$74,118
Net income	—	—	205,761	—	—	205,761
Cash dividends	—	—	(268)	—	—	(268)
Distribution of net equity in subsidiaries to Trusts	—	887	(129,884)	8,964	—	(120,033)
Purchase of Radio minority interest from control group	—	—	(59,959)	—	—	(59,959)
ESOP shares repurchased	(1)	(35)	(22)	—	—	(58)
Return of ESOP shares	(2)	(10,558)	—	—	10,560	—
Stock options	—	186	—	—	—	186

Balance as of May 4, 2006	265	152,677	60,734	—	(113,929)	99,747

Eliminate Predecessor balances upon acquisition	(265)	(152,677)	(60,734)	—	113,929	(99,747)

Subtotal	—	—	—	—	—	—
Contribution of assets	—	9,233	—	—	—	9,233
Contributed capital, net	—	299,928	—	—	—	299,928

Balance as of May 5, 2006	—	309,161	—	—	—	309,161
Net loss	—	—	(18,603)	—	—	(18,603)
Other comprehensive income: Change in fair value of derivative	—	—	—	182	—	182

Total comprehensive income (loss)	—	—	(18,603)	182	—	(18,421)

Balance as of December 31, 2006	$—	$309,161	$(18,603)	$182	$—	$290,740

The accompanying notes are an integral part of the consolidated financial statements.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

CONSOLIDATED STATEMENTS OF CASH FLOWS

		(In thousands)
	Radio Holdings	Predecessor
	May 5, 2006	January 1,
	through	2006 to	Year Ended
	December 31,	May 4,	December 31,
	2006	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(18,603)	$205,761	$16,009	$5,349
Adjustments to reconcile net income(loss) to net cash provided (used in) by operating activities:
Depreciation and amortization	30,963	15,143	49,033	50,425
Non-cash contract termination charge	6,723	—	—	—
ESOP benefit expense	—	—	13,962	15,296
Cable Performance Share Plan	—	—	—	2,401
Radio Employee Stock Plan	—	118	—	289
Pfaltzgraff restructuring and closing costs	—	—	—	3,431
Loss on impairment	—	—	10,631	—
Loss on extinguishment of debt	—	6,492	—	2,690
Loss (gain) on sale of properties	—	—	1,436	1,735
Loss (gain) on sale of WABZ-FM,
SusQtech and Pfaltzgraff	—	(498,528)	1,590	(10,151)
Deferred income taxes	(11,025)	2,633	5,753	14,092
Minority interests	—	75,334	(349)	9,505
Deferred financing amortization	2,314	197	902	1,574
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	(7,774)	825	2,844	3,908
Decrease (increase) in inventories	—	—	(5,665)	7,996
Decrease (increase) in prepaid and other current assets	(2,727)	(8,694)	3,966	(1,978)
Decrease (increase) in other assets	5,065	—
Increase(decrease) in accounts payable	1,481	(28,643)	(5,625)	(65)
Increase (decrease) in accrued interest	6,437	(6,775)	(572)	2,897
Increase (decrease) in accrued income taxes	2,355	(5,461)	(9,924)	2,425
Increase (decrease) in other liabilities	1,966	(20,125)	(19,777)	(1,027)
Increase (decrease) in other current liabilities	5,481	57,714	(3,723)	9,111

Net cash provided by(used in) operating activities	22,656	(204,009)	60,491	119,903

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(472)	(8,522)	(35,018)	(44,658)
(Acquisitions) dispositions	(1,220,043)	728,328	—	(125,404)
Proceeds from sale of Pfaltzgraff assets	—	—	32,500	—
Proceeds from sale of WABZ-FM	—	—	300	11,500
Proceeds from sale of real estate properties	—	—	2,878	2,077
Increase in FCC Licenses due to judgment	—	—	—	(10,000)
Decrease (increase) in intangible assets, investments and other assets	—	—	(3,851)	(3,383)

Net cash provided by (used in) investing activities	(1,220,515)	719,806	(3,191)	(169,868)

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

CONSOLIDATED STATEMENTS OF CASH FLOWS
 — (Continued)

		(In thousands)
	Radio Holdings	Predecessor
	May 5, 2006	January 1,
	through	2006 to
	December 31,	May 4,	Year Ended December 31,
	2006	2006	2005	2004
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in revolving credit borrowings	—	—	(33,338)	(15,594)
Increase in cash overdrafts	—	2,214	—	—
Long-term borrowings	700,000	(466,219)	248,750	400,000
Subordinated debt	250,000	—	—	—
Increase in revolving credit facilities	—	113,200	—	—
Construction loan repayments	—	—	(931)	(543)
Redemption of Senior Subordinated Notes	—	—	—	(150,000)
Repayment of long-term debt	(18,500)	—	(252,767)	(175,324)
Capital contributions	299,928	—	—	—
Payment of debt issuance costs	(25,721)	—	—	—
Subsidiary common stock transactions	—	—	(3,256)	(5,113)
Repurchase of ESOP shares	—	(58)	(6,474)	(5,119)
Proceeds from stock options	—	186	—	—
Repurchase of common stock	—	—	(1,977)	—
Class “A” common stock transactions	—	—	(3,711)	(51)
Payment of dividends	—	(268)	(2,568)	(2,293)
Distribution of cash accounts to Trusts	—	(48,579)	—	—
Purchase of minority interest	—	(123,610)	—	—
Payments to minority interests	—	—	(494)	(494)

Net cash provided by (used in) by financing activities	1,205,707	(523,134)	(56,766)	45,469

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,848	(7,337)	534	(4,496)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	7,337	8,708	13,204

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,848	$—	$9,242	$8,708

Supplemental disclosures of cash flow information
Interest paid	$44,017	$17,309	$35,100	$33,800
Taxes paid	$—	$219,600	$2,200	$5,500
Non-cash distribution to Trusts	$—	$81,305	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Formation, Nature of Operations and Financial Statement Presentation

Formation and Nature of Operations of CMP Susquehanna Radio Holdings Corp.

CMP Susquehanna Radio Holdings Corp. and Subsidiaries ( “Radio Holdings” ) is a radio broadcasting corporation incorporated in the state of Delaware, focused on acquiring, operating and developing commercial radio stations in the top 50 radio markets in the United States. Radio Holdings is a second — tier subsidiary of Cumulus Media Partners LLC (“CMP”). CMP came into existence on October 31, 2005, when Cumulus Media Inc., (“Cumulus”) together with Bain Capital Partners (“Bain”), The Blackstone Group (“Blackstone”) and Thomas H. Lee Partners (“THLee”), formed a new private partnership. Cumulus, Bain, Blackstone and THLee entered into a definitive capital contribution agreement with CMP in order to provide for the capitalization of CMP and its subsidiaries. CMP was created by Cumulus and the equity partners to acquire the radio broadcasting business of Susquehanna Pfaltzgraff Co. and subsidiaries (“Predecessor”) through one of its subsidiaries. Each of the equity partners initially holds a 25% equity ownership in CMP. A total of one hundred common shares were issued and distributed equally to the equity partners in the ratio of their capital contributions.

In connection with the formation of CMP, Cumulus contributed four radio stations (including related licenses and assets) in the Houston, Texas and Kansas City, Missouri markets with a fair value of approximately $75 million plus $6.2 million in cash, in exchange for its 25% initial membership interest. The other partners contributed approximately $243.8 million in cash for the remaining 75% (25% each) equity interest in CMP. In connection with the transaction, CMP paid $14.2 million to the partners for their equity raising efforts; these payments were netted against the contributed capital.

Radio Holdings is a second — tier subsidiary of CMP and the 100% owner of CMP Susquehanna Corp. (“CMPSC”), which is the principal operating subsidiary of CMP. Radio Holdings received and recorded as equity: the capital raised as described above, one radio station contributed by Cumulus with a fair value of approximately $9.2 million, and proceeds from third party financing of the three radio stations contributed by Cumulus (approximately $64.1 million) and established in a separate second-tier subsidiary (CMP KC, LLC). Radio Holdings acquired Predecessor on May 5, 2006 (see Note 8). Subsequent to the acquisition, Radio Holdings allocated the purchase price to the acquired tangible and intangible assets of the Predecessor. The acquired assets were allocated based upon standard valuation methodology (primarily discounted cash flow for intangibles and actual value of the tangible assets). Management is responsible for the value assigned to the assets, and was assisted by an independent external appraiser. This purchase accounting allocation established the new basis of accounting. For tax purposes, Radio Holdings assumed the tax basis of the Predecessor which was substantially less than the acquisition price.

Nature of Operations and Sales of Businesses of Susquehanna Pfaltzgraff Co.

Susquehanna Pfaltzgraff Co. (“Predecessor”) had two major subsidiaries, Susquehanna Media Co. (Media”) and TPC York Inc., formerly The Pfaltzgraff Co. (“Pfaltzgraff”).

Media had two major subsidiaries, Susquehanna Radio Corp. (“Radio”) and Susquehanna Cable Co. (“Cable”). Radio operated radio stations in major domestic markets. Cable operated cable television systems in Pennsylvania, Maine, Mississippi, Illinois, New York and Indiana. Pfaltzgraff sold the majority of its assets in 2005. Pfaltzgraff formerly manufactured, wholesaled and retailed dinnerware and complementary housewares, primarily in the United States.

A Predecessor operation developed commercial and residential real estate and leased real estate to businesses and individuals (“Real Estate”), and another operation provided consulting services (“SusQtech”).

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 31, 2005, the Predecessor agreed to sell its Cable assets to Comcast, Inc., which owned 30% of Cable.

On October 31, 2005 the Predecessor’s shareholders entered into a definitive agreement to sell its Radio business to CMP. Prior to the merger transaction, the Predecessor sold, or otherwise disposed of, any non-Radio assets and liabilities, including the distribution to other entities (Trusts) owned by the Predecessor’s former shareholders. In addition, minority interests of the Predecessor’s Radio operations were acquired by Radio from parties related to the Predecessor’s controlling shareholder group. This transaction was accounted for at historical cost and the difference of approximately $60 million was treated as an equity transaction.

Since Predecessor’s stockholders agreed to sell Predecessor’s Radio operations in a stock transaction, Radio and general corporate activities are classified as continuing operations. All other operations are classified as discontinued operations. Prior periods have been reclassified for comparability. The statement of cash flows includes both continuing and discontinued operations.

Financial Statement Presentation

The Predecessor’s financial statements have been presented since Radio Holdings did not previously have its own operations. The post-acquisition financial statements of Radio Holdings reflect the new basis of accounting. The principal intangibles arising from the acquisition are broadcast licenses, goodwill and pre-sold advertising contracts. Radio Holdings and Predecessor together are referred to as “Company” or “Companies.”

2.	Significant Accounting Policies

The Companies’ significant policies are as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Companies and their wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, intangible assets, derivative financial instruments, income taxes, and contingencies and litigation. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and Concentration of Credit Risks

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

existing accounts receivable. The Company determines the allowance based on historical write-off experience and trends. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible accounts receivable are maintained.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Property, plant and equipment acquired in business combinations are recorded at their estimated fair values on the date of acquisition under the purchase method of accounting. Equipment under capital leases is stated at the present value of minimum lease payments.

Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining term of the lease. Routine maintenance and repairs are expensed as incurred.

Accounting for National Advertising Agency Contract

During the fourth quarter of 2006, Radio Holdings was released from its pre-existing national advertising sales agency contract and engaged Katz Media Group, Inc (“Katz”) as its new national advertising sales agent The contract has several economic elements which principally reduce the overall expected commission rate below the stated base rate. Radio Holdings estimates the overall expected commission rate over the entire contract period and applies that rate to commissionable revenue throughout the contract period with the goal of estimating and recording a stable commission rate over the life of the contract.

The following are the principal economic elements of the contract that can affect the base commission rate:

•	A $6.7 million non-cash charge recorded by Radio Holdings related to the termination of our contract with our former national advertising agent.

•	Potential commission rebates from Katz should national revenue not meet certain targets for certain periods during the contract term. These amounts are measured annually with settlement to occur shortly thereafter. The rebate amounts currently deemed probable of settlement relate to the first year of the contract.

•	Potential additional commissions in excess of the base rates if Katz should exceed certain revenue targets. No additional commission payments have been assumed.

The potential commission adjustments are estimated and combined in the balance sheet with the contractual termination liability. That liability is accreted to commission expense to effectuate the stable commission rate over the course of the Katz contract.

Radio Holdings’ accounting for and calculation of commission expense to be realized over the life of the Katz contract requires management to make estimates and judgments that affect reported amounts of commission expense. Actual results may differ from management’s estimates. Over the course of Radio Holdings’ contractual relationship with Katz, management will continually update its assessment of the effective commission expense attributable to national sales in an effort to record a consistent commission rate over the term of the Katz contract.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Values of Financial Instruments

The carrying values of receivables, payables, and accrued expenses approximate fair value due to the short maturity of these instruments. The carrying value of our term loan long term debt approximates its fair value. At December 31, 2006, the senior subordinated debt had a fair value of 99.5% of face value.

Valuation of Long-Lived and Indefinite-Lived Intangible Assets

The Company evaluates the recoverability of its long-lived assets including property, plant and equipment and intangible assets subject to amortization whenever events or circumstances suggest their carrying values may not be recoverable. Analyses based on undiscounted cash flows generated by the related operations and appraisals, trends or other indicators of fair value are used in these evaluations. If an asset’s carrying value exceeds the indicated fair value, a loss is recognized for the difference between the indicated fair value and the asset’s carrying value.

The Company evaluates the recoverability of its indefinite-lived intangible assets and goodwill annually or more frequently if events or changes in circumstances suggest that an asset may be impaired. Federal Communications Commission (“FCC”) radio broadcast licenses are considered indefinite-lived intangible assets. Their values are determined at acquisition by valuation techniques. Indefinite-lived intangible assets are generally evaluated using discounted cash flow analyses, projections, trends, appraisals, and multiples evidenced in the reporting units’ businesses. Comparable current market transactions, estimated future operating results, appraisals, trends and other profitability information may be utilized in these evaluations. If the carrying value of an asset is greater than its indicated fair value, an impairment charge is recognized to reduce carrying value to indicated fair value.

Derivative Financial Instruments

Derivative financial instruments are used solely to limit interest rate exposure on variable rate debt. No derivative financial instruments are held for trading purposes. The Company is not a party to any leveraged instruments. Interest swaps and floors may either be treated as hedges or marked-to-market as elected on a contract-by-contract basis. The Company enters into interest rate swaps and floors to limit its exposure to interest rate changes on a portion of its variable rate debt. The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. Fair value changes are recorded in income for any contracts not classified as qualifying hedging instruments. For derivatives qualifying as cash flow hedge instruments, the effective portion of the derivative fair value change must be recorded through other comprehensive income, a component of stockholders’ equity.

Debt Issuance Costs

The costs related to the issuance of debt are capitalized and amortized to interest expense over the life of the related debt. For the periods from acquisition through December 31, 2006, the period from January 1, 2006 through May 4, 2006, and the years ended December 31, 2005 and 2004, the Company recognized amortization expense of debt issuance costs of $2.3 million, $0.2 million, $0.9 million and $1.6 million, respectively.

Revenue

Revenue is derived primarily from the sale of commercial airtime to local and national advertisers. Revenue is recognized as advertisements are broadcast.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Station Operating Expenses

Station operating expenses include direct operating, selling and general and administrative expenses incurred at the market cluster excluding depreciation and amortization expense. Station operating expenses do not include corporate general and administrative expenses for centralized corporate business support and other expenses not directly incurred at the market cluster level. Prior to May 5, 2006, ESOP expense and other retirement costs for station employees are included in station operating expenses.

Advertising

Advertising costs are expensed as incurred.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting comprehensive income. Comprehensive income includes net income as currently reported under accounting principles generally accepted in the United States of America, and also considers the effect of additional economic events that are not required to be reported in determining net income, but rather are reported as a separate component of stockholders’ equity. Radio Holdings reports changes in the fair value of derivatives qualifying as cash flow hedges as a component of comprehensive income.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock-Based Compensation

Compensation expense is recognized in accordance with Statement of Financial Accounting Standard No. 123R, Share-Based Payment, which was implemented on January 1, 2006. Compensation expense on options was recognized using “minimum value”, which excludes any volatility. Since the Predecessor previously adopted SFAS 123, Accounting for Stock-Based Compensation, and all outstanding options were fully vested as of December 31, 2005, no transition provisions apply and furthermore, management did not intend to modify previously granted, repurchased or cancelled options after adopting SFAS 123R. Subsequent to the acquisition there have been no share-based arrangements entered into nor are their any outstanding.

Extinguishment of Debt

The Predecessor’s losses on extinguishment of debt have been reflected as a component of income (loss) from continuing operations, consistent with the provisions of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Losses recognized during 2006 and 2004 relate to the retirement of certain term loan borrowings under the Predecessor’s credit facilities.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements

FIN 48. In July 2006, the FASB issued SFAS Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of SFAS Statement No. 109. FIN 48 applies to all “tax positions” accounted for under SFAS 109. FIN 48 refers to “tax positions” as positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements. FIN 48 further clarifies a tax position to include the following:

•	a decision not to file a tax return in a particular jurisdiction for which a return might be required,

•	an allocation or a shift of income between taxing jurisdictions,

•	the characterization of income or a decision to exclude reporting taxable income in a tax return, or

•	a decision to classify a transaction, entity, or other position in a tax return as tax exempt.

FIN 48 clarifies that a tax benefit may be reflected in the financial statements only if it is “more likely than not” that a company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it should be measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. This is a change from current practice, whereby companies may recognize a tax benefit only if it is probable a tax position will be sustained.

This statement is effective and will be adopted by Radio Holdings in the first quarter of 2007.

SFAS No. 155.  In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for all financial instruments acquired or issued after the beginning of Radio Holdings’ fiscal year 2007 and is not expected to have a material impact on its consolidated financial statements.

SFAS 157.  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. SFAS 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements. However, it eliminates inconsistencies in the guidance provided in previous accounting pronouncements.

SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. All valuation adjustments will be recognized as cumulative-effect adjustments to the opening balance of retained earnings for the fiscal year in which SFAS 157 is initially applied. Radio Holdings is currently evaluating the impact that SFAS 157 will have on its consolidated financial statements.

SFAS No. 159.  In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, which becomes effective for fiscal periods beginning after November 15, 2007. Under SFAS No. 159 companies may elect to measure specified financial instruments and warranty and insurance contracts at fair value on a contract-by-contract basis, with changes in fair value recognized in earnings each reporting period. The election called

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the “fair value option” will enable some companies to reduce volatility in reported earnings caused by measuring related assets and liabilities differently. Radio Holdings does not expect this issue to have a material impact on its consolidated financial statements.

SAB No. 108.  In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in the current year financial statements. The SAB requires registrants to quantify misstatements using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 does not change the guidance in SAB 99, Materiality, when evaluating the materiality of misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006. Upon initial application, SAB 108 permits a one-time cumulative effect adjustment to beginning retained earnings. Effective May 5, 2006, Radio Holdings adopted SAB 108 which did not have an impact on its 2006 consolidated financial statements.

3.	Discontinued Operations of the Predecessor

Discontinued operations of the Predecessor include Cable, Pfaltzgraff, SusQtech and Real Estate. Continuing operations include radio broadcasting and certain general corporate overhead.

2006

On May 1, 2006, the Predecessor sold the assets of its cable business to Comcast Corporation (“Comcast”) for approximately $772 million cash. Cable subsequently redeemed Susquehanna’s stock ownership for approximately $185 million cash. A pretax gain of approximately $490 million and related income taxes of approximately $190 million were recognized related to the sale.

Pursuant to the terms of the acquisition merger agreement (Note 1), substantially all non-Radio assets and liabilities were distributed to entities (Trusts) owned by the Predecessor’s former shareholders prior to May 4, 2006.

Included in the gain from operations of discontinued subsidiaries for the period from January 1, 2006 through May 4, 2006 are (in thousands):

Revenues from discontinued operations	$70,394
Interest expense, net	$6,065

Disposals included in discontinued operations for the period from January 1, 2006 through May 4, 2006 are as follows (in thousands):

Gain on disposal of businesses included in discontinued operations before income taxes and minority interests	$498,387
Income taxes related to gain on disposal of businesses included in discontinued operations	(194,371)

Gain on disposal of business, net	$304,016

2005

Based on indications that the fair value of certain long-lived assets might be impaired, the Predecessor evaluated the goodwill and property, plant and equipment of its SusQtech operation for impairment as of June 30, 2005. Based on that impairment review, a $1.9 million goodwill impairment charge was recognized at

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2005. A $0.2 million impairment of SusQtech’s property, plant and equipment was also recognized. Fair value was based upon estimated selling prices for these assets. The value of SusQtech’s accounts receivable and other current assets was also reduced by $0.7 million (estimated realizable value at June 30, 2005). All SusQtech assets were subsequently sold without further loss.

On July 11, 2005, the Predecessor sold most of the assets of its wholesale and retail Pfaltzgraff business to Lifetime Brands, Inc. (“Lifetime”) for $32.5 million cash. Pfaltzgraff’s manufacturing facilities and its distribution center were not included in the sale of assets to Lifetime. A pretax loss of approximately $6.9 million was recognized on the sale. In November 2005, the Predecessor sold manufacturing equipment for $1.5 million cash and recognized a $2.2 million loss.

On October 1, 2005, the Predecessor sold its general partnership interest in Susquehanna Adelphia Business Solutions to the other general partner for approximately $2.3 million cash. A $0.5 million gain was recognized on the sale. Coincident with the closing of this transaction, Cable leased 80% of the fiber optic network formerly leased by the partnership to the other general partner for $4.0 million cash. No gain or loss was recognized. The lease had a twenty-year term and required the Predecessor to purchase approximately $1.2 million in services over the next two years.

Items included in loss from discontinued operations for the years ended December 31, 2005 and 2004 are shown below (in thousands):

	2005	2004

Revenues from discontinued operations	$259,019	$333,161
Depreciation and amortization	41,632	42,666
Impairment losses	10,631	—
ESOP expense	3,601	5,454
Interest expense, net	17,533	18,018
Loss from early extinguishment of debt	—	6,040

Disposals included in discontinued operations are as follows (in thousands):

2005

Losses on disposal of businesses included in loss from discontinued operations before income taxes and minority interests	$(11,193)
Benefit for income taxes on disposal of businesses	4,029

Loss on disposal of businesses	$(7,164)

There were no disposals in discontinued operations in 2004.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The carrying amounts of the major classes of assets and liabilities included in discontinued operations as of December 31, 2005 are shown below (in thousands):

2005

ASSETS
Cash and cash equivalents	$1,905
Accounts receivable, net	6,305
Prepaid income taxes	29,389
Property, plant and equipment, net	178,352
Intangible assets, net	156,297
Investments and other assets	8,957
Other	3,728

Total assets held for sale	$384,933

LIABILITIES
Accounts payable	$7,132
Other current liabilities	16,223
Long-term debt	305,843
Deferred income taxes	26,214
Minority interests	7,651
Other liabilities	4,036

Total liabilities held for sale	$367,099

The Susquehanna Cable Co. Performance Share Plan was a non-qualified deferred compensation plan for certain key employees. Participants were granted performance share rights that were purchased by deferring compensation. Cable performance shares (“Shares”) were accounted for as stock appreciation rights. Share value changed annually on April 1. Share value was based on Cable’s value in the Predecessor’s annual ESOP valuation. Changes in Share value were recognized as general and administrative expenses for discontinued operations in the consolidated statement of operations. Based on Cable’s values in the Predecessor’s ESOP valuations performed as of December 31, 2004 and 2003, a $1.9 million expense and $2.4 million expense reduction were recognized in discontinued operations as of April 1, 2005, and 2004, respectively. The asset sale agreement for Cable requires the redemption of all Shares prior to closing. On December 6, 2005, the Board approved the redemption of all outstanding Shares for $19.6 million. All outstanding Shares were redeemed for cash before December 31, 2005. Existing credit facilities were utilized to fund the redemption.

As of December 31, 2005, cash and cash equivalents classified as discontinued operations include $3.5 million restricted cash that collateralized letters of credit required to self-insure Pennsylvania workers compensation coverage.

In July 2005, the New York State Department of Environmental Conservation (“DEC”) issued a Record of Decision with respect to remediation of industrial contamination of Lake Onondaga. Syracuse China, a former Pfaltzgraff subsidiary sold in 1995, was previously notified that it was considered a potentially responsible party in the lake’s contamination. As part of the Syracuse China sales agreement, Pfaltzgraff retained responsibility for up to $4.2 million of Syracuse China’s environmental liability related to this matter. Although it was probable that Syracuse China would be a party to the remediation of Lake Onondaga, it was not possible to estimate Pfaltzgraff’s share of costs. Pfaltzgraff did not share in initial costs related to this matter.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31, 2006 and 2005 (in thousands):

	Estimated Useful	Radio Holdings	Predecessor
	Life	2006	2005
Land		$6,420	$5,766
Machinery and equipment	3 to 20 years	30,949	59,599
Buildings and improvements	10 to 40 years	7,794	21,179
Construction in progress		—	518

		45,163	87,062
Less accumulated depreciation		(3,774)	(51,056)

		$41,389	$36,006

Depreciation expense for continuing operations was $3.8 million, $2.2 million, $7.1 million, and $7.3 million for the period May 5 through December 31, 2006, January 1 through May 4, 2006, and the years 2005 and 2004, respectively.

5.	Long-term Debt

Total long-term debt for continuing and discontinued operations as of December 31, included (in thousands):

	Radio Holdings	Predecessor
	2006	2005
9.875% Senior subordinated notes	$250,000	$—
Term loan	681,500	—
7.375% Senior subordinated notes	—	150,000
Term loan “A”	—	150,000
Term loan “C”	—	248,125
Radio notes payable	—	3,484
Other	—	9,563

Total	$931,500	$561,172

Debt classified as continuing operations:
9.875% Senior subordinated notes	$250,000	$—
Term loan	681,500	—
7.375% Senior subordinated notes	—	68,793
Term loan “A”	—	68,793
Term loan “C”	—	113,796
Radio notes payable	—	3,484
Other	—	462

Total	931,500	255,328
Less amounts payable within one year	7,000	9,236

	$924,500	$246,092

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the future maturities of long-term debt for continuing operations follows (in thousands):

2007	$7,000
2008	7,000
2009	7,000
2010	7,000
2011	7,000
Thereafter	896,500

$931,500

2006

Pursuant to the acquisition of Predecessor, CMPSC raised $250 million in senior subordinated notes and established a $700 million term loan and $100 million in revolving bank facilities. At the acquisition closing, only the $700 million term loan was drawn on and $3.3 million in letters of credit were issued to cover pre-existing workers’ compensation claims, reducing revolving bank facilities capacity to $96.7 million. CMPSC is charged a commitment fee of 0.5% on the unused portion of the revolver. All proceeds of the financing were used to fund the acquisition of the Predecessor stock. In connection with the acquisition and closing $208.1 million outstanding under Predecessor’s credit facilities were repaid and a loss on extinguishment of debt was recorded for the unamortized deferred loan costs.

As of December 31, 2006, there were no outstanding amounts on the revolving credit facility. The revolving loan rate is variable based on the levels of leverage, and range from 1.75% to 2.25% above LIBOR and from 0.75% to 1.25% above the alternate base rate. The spreads for the term loan are 2% above LIBOR (5.438% at December 31, 2006) or 1% above the alternate base rate. At December 31, 2006, CMPSC’s effective interest rate, excluding the interest rate swap discussed below, on the loan amounts outstanding under CMPSC’s credit facilities was 8.052%. In August, 2006 CMPSC entered into an interest rate swap agreement that effectively fixed the interest rate, based on LIBOR, on $225.0 million of floating rate bank borrowings for a one year period. As a result, including the fixed component of the swap at December 31, 2006, CMPSC’s effective interest rate on the loan amounts outstanding under the credit agreement was 7.509%.

CMPSC’s obligations under the credit facility are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property and all of the capital stock of Radio Holdings’ direct and indirect domestic subsidiaries. In addition, CMPSC’s obligations under the credit facility are guaranteed by its subsidiaries.

The term loan has a repayment schedule which requires quarterly principal payments of 0.25% of the original loan beginning September 30, 2006. The term loan also has required payments based on the excess cash flow as defined in the agreement. The unpaid balance of the term loan is due May, 2013 and the revolving loan is due May, 2012.

The senior subordinated notes have a rate of 9.875% and mature in May, 2014. Pursuant to the registration rights agreement entered into with respect to the senior subordinated notes at the time of original issuance, because CMPSC did not consummate a registered exchange offer for such notes within 360 days after their issue date, commencing on May 1, 2007 additional interest began to accrue at a rate of 0.25% per annum, subject to certain additional upward adjustments until the exchange offer is consummated. Upon completion of the exchange offer, any such additional interest shall cease to accrue.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The senior subordinated notes are unsecured and the bank term loan is secured by a blanket lien over all assets of Radio Holdings. Under the bank credit agreement, there are a number of standard financial covenants that restrict CMPSC’s ability to incur additional indebtedness, pay dividends, sell off pledged assets and make capital expenditures. CMPSC’s long-term debt is subject to various covenants, restrictions and other requirements. As of December 31, 2006, CMPSC was in compliance with all covenants for its long-term debt. The terms of the bank credit agreement, and the indenture governing the notes, require that the Company deliver audited financial statements accompanied by an unqualified opinion of its independent registered public accounting firm by certain specified dates. Because the Company did not deliver the required information within the required dates, CMPSC technically was not in compliance with the bank credit agreement and the indenture governing the notes. Under the bank credit agreement and the indenture, the non-compliance would not have constituted an event of default until the giving of notice and expiration of the applicable cure period. The Company will cure any non-compliance under those agreements with the filing with the Securities and Exchange Commission of these consolidated financial statements and the accompanying report of the independent registered public accounting firm. At December 31, 2006 the senior subordinated notes had a fair value of 99.5% of face value.

A committed bridge line was terminated with the closing of the senior subordinated notes and a $1.7 million commitment fee was expensed in May, 2006. In connection with the new credit facilities, Radio Holdings capitalized approximately $25.1 million of debt issuance costs, which is being amortized to interest expense over the life of the debt.

2005

The Media, Pfaltzgraff and Real Estate businesses of Predecessor were separately financed. Media debt allocated to continuing operations and to discontinued operations was determined based on each business’s intercompany balances and included a pro rata share of each shared Media borrowing.

Media’s $150.0 million, 8.5% senior subordinated notes were due in 2009. Interest was payable semi-annually. Media called the 8.5% senior subordinated notes (“Notes”) as of May 15, 2004. On May 17, 2004, a total of $162.75 million was paid to bondholders. The amount paid included the Notes’ $150.0 million principal balance, a $6.375 million call premium and $6.375 million of accrued interest. Continuing operations recognized a $3.0 million loss on debt extinguishment which included a $0.9 million charge for unamortized deferred financing costs. The redemption was funded using Media’s “Facilities” described below.

Media funded an acquisition on March 9, 2004 utilizing credit facilities from a group of banks (“Facilities”) totaling $600 million that replaced its prior $450 million senior credit facilities (“Old Facilities”). Proceeds from the Facilities were used to repay all of the Old Facilities (approximately $195 million) and to repurchase the 8.5% notes in May 2004. The Facilities, effective March 9, 2004, included a $200 million revolving credit loan commitment, a $150 million term “A” loan, a $250 million term “B” loan and an unused incremental $200 million term “C” loan.

The Facilities’ Amendment No. 1 and Waiver to Credit Agreement (“Amendment”) became effective December 21, 2005. The Amendment increased the term “C” loan facility from $200 million to $248.75 million, allowed the Facilities to remain in place prior to closing of the CMP merger transaction and allowed the proceeds from borrowings under term “C” loan to repay term “B” loan borrowings without penalty. Deferred financing costs incurred for this amendment were approximately $0.5 million.

The Facilities’ revolving credit loan and term “A” loan borrowings bore interest based on either a base rate plus an applicable margin (0.0% — 1.0%) or on LIBOR plus an applicable margin (1.00% — 2.25%) based on leverage. Term “B” loan borrowings bore interest based on either a base rate plus an applicable margin (0.50% — 0.75%) or LIBOR plus an applicable margin (1.75% — 2.00%) based on leverage. Interest on all loans was payable quarterly or on the maturity of a LIBOR-based borrowing. The effective interest rate

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on the term “A” loan was 5.62% as of December 31, 2005. The effective interest rate on term “C” loan (LIBOR plus 1.5%) was 5.87% as of December 31, 2005.

Media’s revolving credit loan did not amortize and was scheduled to mature in March 2011. The term “A” loan was scheduled to begin amortizing in June 2006 and to mature in March 2011. The term “C” loan began amortizing in 2005 and was scheduled to mature in March 2012. As of December 31, 2005, $200.0 million was available for borrowing under the revolving credit loan.

The Facilities’ covenants required Media to maintain ratios such as interest coverage, leverage, and fixed charges coverage at prescribed levels. Media had agreed to restrict its payment of dividends and management fees, investment transactions with affiliates, ownership changes, the sale of assets and the issuance of additional debt. The Facilities were guaranteed by Media’s subsidiaries and were collateralized by Media’s assets (except for real estate and vehicles), a pledge of Media’s equity in all subsidiaries and a pledge of the Predecessor’s stock of Media.

On April 23, 2003, Media issued $150.0 million of 7.375% senior subordinated notes (“Notes”) at par. The Notes were due in 2013. Interest was payable semi-annually. In June 2003, Media exchanged the notes for senior subordinated exchange notes, with the same terms and maturity, which were registered with the Securities and Exchange Commission. The fair value of the notes was $160.5 million as of December 31, 2005.

On February 1, 2006, Media redeemed all the Notes for $162.3 million. The $12.3 million in redemption cost over face value, the $1.4 million charge for unamortized deferred financing costs and $0.2 million in associated costs were recognized as a loss on early extinguishment of debt in the period from January 1, 2006 through May 4, 2006.

Unamortized deferred financing expense for continuing operations was $4.1 million at December 31, 2005.

6.	Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. Derivative value changes are recorded in income for any contracts not classified as qualifying hedging instruments. For derivatives qualifying as cash flow hedge instruments, the effective portion of the derivative fair value change must be recorded through accumulated other comprehensive income, a component of stockholders’ equity. Derivative financial instruments are used solely to limit interest rate exposure and are not used for trading purposes.

CMPSC entered into an interest rate swap arrangement in August, 2006 to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of LIBOR. The transaction has an effective date of November 9, 2006 and locks in the future interest expense at 5.2075% for the first $225.0 million of bank borrowings through November 9, 2007. The transaction is accounted for as a qualifying cash flow hedge of the future variable rate interest payments in accordance with SFAS No. 133. As of December 31, 2006 the fair value of the derivative was $0.2 million.

The fair value of the August 2006 Swap is determined periodically by obtaining quotations from the financial institution that is the counterparty to the swap arrangement. The fair value represents an estimate of the net amount that CMPSC would receive if the agreement was transferred to another party or cancelled as of the date of the valuation. Changes in the fair value of the August 2006 Swap are reported in accumulated other comprehensive income, or AOCI, which is an element of stockholders’ equity.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2005, the Predecessor was party to swaps with notional values totaling $50 million, expiring in 2007. The Predecessor was also party to a 2.5% interest floor with a $50 million notional value. The Predecessor did not elect hedge accounting for these instruments. As of December 31, 2005, the fair values of these instruments were recognized as a $0.6 million asset. Interest expense increased (decreased) for the years ended December 31, 2005, and 2004 by $(1.0) million, and $0.1 million, respectively, due to the changes in fair value of these instruments. On February 1, 2006, the Predecessor settled its interest swap and floor at a gain of $0.6 million.

7.	Income Taxes

Total income tax expense (benefit) for the years were allocated as follows (in thousands):

	Radio Holdings		Predecessor
	Period from May 5,	Period from January 1,
	2006 through	2006 through
	December 31,	May 4,
	2006	2006	2005	2004
Income tax expense (benefit) from continuing operations	$(8,185)	$(16,640)	$4,541	$17,543
Income tax expense (benefit) from discontinued operations	—	195,647	(9,765)	(2,321)

Total income tax expense (benefit)	$(8,185)	$179,007	$(5,224)	$15,222

Income taxes for continuing operations are summarized as follows (in thousands):

	Radio Holdings		Predecessor
	Period from May 5,	Period from January 1,
	2006 through	2006 through
	December 31,	May 4,
	2006	2006	2005	2004
Current:
Federal	$557	$4,839	$555	$12,092
State	2,283	854	169	722

Total current	2,840	5,693	724	12,814

Deferred:
Federal	(9,455)	(18,983)	(309)	5,596
State	(1,570)	(3,350)	4,126	(867)

Total deferred	(11,025)	(22,333)	3,817	4,729

Income tax expense (benefit)	$(8,185)	$(16,640)	$4,541	$17,543

Prior to the acquisition on May 5, 2006, all members of the Predecessor’s consolidated federal income tax returns were party to a tax sharing agreement. The tax sharing agreement required each member’s federal income taxes to be computed initially on a separate return basis. Consolidated return member losses utilized in the consolidated return could reduce other members’ tax payments. A member’s income taxes receivable or payable were required to be settled on exit from the federal consolidated return group. Income taxes on continuing operations and discontinued operations have been calculated separately for the Predecessor.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In 2005, the Predecessor Board removed restrictions on the Predecessor’s previously-issued Class “A” common stock. The lapse of these restrictions created a $45.6 million compensation deduction for tax purposes of which $28.0 million affected income taxes for continuing operations.

On October 23, 2004, a Radio subsidiary received a $2.1 million state income tax refund that included approximately $0.6 million of interest on the refund. The refund represented settlement of an income tax audit covering the years 1997 through 2000. Due to significant uncertainties concerning the audit’s outcome, no income tax benefit was previously recognized.

Reconciliations of the difference between income taxes at the U.S. statutory rate and the effective book income tax rate for continuing operations follow (in thousands):

	Radio Holdings		Predecessor
	Period from May 5, 2006	Period from January 1,
	through	2006 through
	December 31,	May 4,
	2006	2006	2005	2004
U.S. statutory rate	$(9,376)	$(14,916)	$10,533	$15,029
Permanent differences	727
State income taxes, net of Federal income tax effect	464	(1,622)	2,799	945
Compensation deduction	—	—	(9,840)	—
Other	—	(102)	1,049	1,569

Income tax expense (benefit)	$(8,185)	$(16,640)	$4,541	$17,543

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2006 and 2005, deferred tax assets and liabilities for continuing operations resulted from the following temporary differences (in thousands):

	Radio Holdings	Predecessor
	2006	2005
Current deferred tax assets:
Allowance for doubtful accounts	$581	$450
Accrued expenses	346	3,824

Current deferred tax assets	927	4,274
Valuation Allowance	—	—

Net current deferred tax assets	927	4,274
Non-current deferred tax assets:
Non-cash contract termination cost	2,273	1,180
Net operating loss and other carryforwards	16,621	34,749
Pension benefits & deferred compensation	—	12,926
Tangible assets	—	188

Noncurrent deferred tax assets	18,894	49,043
Valuation Allowance	(16,621)	(16,755)

	2,273	32,288

Deferred tax liabilities:
Pension benefits	—	6,434
Tangible assets, primarily property & equipment	5,765	3,973
Intangible assets	247,224	51,035
Investments in flow-through entities	—	2,833
Other liabilities	—	226

Noncurrent deferred tax liabilities	252,989	64,501

Net Noncurrent deferred tax liabilities	$250,716	$32,213

Net deferred tax liabilities	$249,789	$27,939

As of December 31, 2006, Radio Holdings had no federal net operating loss carryforwards and $190.0 million of state net operating loss carryforwards. A utilization of the state net operating loss carryforwards was uncertain and a full valuation allowance was recorded. The valuation allowance decreased by $0.1 million for the period from May 5, 2006 to December 31, 2006.

Management believes that it is more likely than not that the results of future operations will generate significant taxable income to realize the deferred tax assets. Taxable income for the period May 5, 2006 through December 31, 2006 was approximately $3.9 million.

8.	Acquisitions and Dispositions

Acquisition of Predecessor

On May 5, 2006, a subsidiary of Radio Holdings acquired the stock of the Predecessor with only radio assets remaining, for approximately $1.2 billion. This acquisition gave Radio Holdings station platforms in 7 of the top 50 radio markets in the country. Subsequent to the acquisition, Radio Holdings allocated the

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purchase price to the tangible and intangible assets of the Predecessor, according to fair value appraisals performed after the closing. The difference between purchase price and the appraised values assigned to tangible and intangibles assets was recorded as goodwill. This purchase accounting allocation of the acquisition price established the new basis of accounting. Included in intangible assets are FCC licenses and goodwill, neither of which are amortized. Other intangibles consist primarily of pre-sold advertising contracts which were substantially fully amortized by December 31, 2006.

The purchase price and the purchase price allocation for the acquisition are summarized below (in thousands):

Purchase price	$1,207,991
Acquisition costs	12,052

Total purchase price consideration	$1,220,043
Allocated to:
Current assets	(47,776)
Property, plant & equipment, net	(44,081)
Broadcast licenses, non-amortizable	(795,572)
Other intangible assets, amortizable	(37,612)
Investments & other assets (including assets held for sale of $13,500)	(17,640)
Current liabilities and long-term liabilities	6,294
Income tax holdback	5,692
Deferred income taxes	260,815

Allocation of excess purchase price
over the assets acquired	$550,163

The table below reflects unaudited pro forma results of Radio Holdings for the years ended December 31, 2006 and 2005 as if the acquisition and related financing had taken place on January 1. The pro-forma results are not necessarily indicative of the results that would have occurred if the acquisition had been in effect for the periods presented. In addition, the pro-forma results are not intended to be a projection of future results. Radio Holdings results of operations for 2006 include 4 months of the acquired operations of the Predecessor.

	(In thousands)
	2006	2005

Net revenues	$223,109	$233,089
Loss before cumulative effect of change in accounting principle	(65,205)	(49,359)
Net loss	$(65,205)	$(49,359)

The net loss for 2006 and 2005 includes non-recurring amortization of approximately $16.0 million net of taxes.

As indicated above, Radio Holdings acquired the stock of the Predecessor on May 5, 2006. Proceeds for the May 5, 2006 acquisition were derived from bank financing, high yield unsecured notes, and $250 million in sponsor equity. In addition, Radio Holdings obtained $64 million of cash as equity from the asset-based financing, by a third party, of CMP KC, LLC’s radio assets which were three radio stations contributed by Cumulus as part of their equity contribution to CMP. Management consulted the guidelines issued by the SEC staff under Staff Accounting Bulletin 73 and determined the cash from CMP KC, LLC constituted equity in Radio Holdings.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, Radio Holdings recognized approximately $1.5 million in exit activity costs for employee severance, and contract termination costs. In accordance with the guidance set forth in Emerging Issue Task Force 95-3 Recognition of Liabilities in Connection with a purchase business combination Radio Holdings capitalized these costs on the consolidated balance sheet and at December 31, 2006 had paid out approximately $1.0 million.

In conjunction with the acquisition, management made the decision to sell the programming assets of a station consisting of: (i) intellectual property rights and goodwill, (ii) rights to music library and (iii) rights to certain other assets for $5.0 million. The transaction was completed on September 20, 2006 and recorded as a reduction of goodwill. Radio Holdings also has recorded in purchase accounting an asset held for sale for $8.5 million, relating primarily to a note receivable from another radio company.

Concurrently with the consummation of the acquisition, the parent company of Radio Holdings entered into a management agreement with Cumulus pursuant to which Cumulus’ management manages the operations of CMP’s subsidiaries. The agreement provides for CMP’s subsidiaries to, on a quarterly basis, pay a management fee that is 4% of CMP’s annual EBITDA or $4.0 million, whichever is greater. For the year ended December 31, 2006, Radio Holdings recognized approximately $2.6 million in management fee expense. CMP’s subsidiaries also have an agreement with the equity investors, excluding Cumulus, under which the total of the greater of $1.0 million or 1% of EBITDA is paid to cover ongoing investor expenses. This payment is made quarterly.

Acquisitions and Dispositions

The Company has entered into an agreement to exchange a station for another company’s oldies station in Cincinnati. The Company anticipates the exchange will be completed during the second quarter of 2007.

On November 12, 2004, the Predecessor’s radio subsidiary sold the assets of radio station WABZ-FM, licensed to Albemarle, North Carolina for $11.5 million cash. A $10.2 million gain on the sale was recognized. An additional $0.3 million gain was recognized in 2005 after resolution of a gain contingency.

The Predecessor’s radio subsidiary purchased Jesscom Inc.’s (“Jesscom”) sixty percent in 1051FM, LLC for $14.8 million cash. Predecessor’s radio subsidiary then completely owned and operated KCJK-FM, formerly KFME-FM. Existing credit facilities were used to fund the acquisition. Under the terms of a prior joint operating agreement that terminated April 1, 2004, Media sold commercial airtime on the station and Jesscom programmed and operated the station. KCJK-FM is licensed to Garden City, Missouri and serves the Kansas City market.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Intangible Assets

Intangible assets of continuing operations are comprised of the following at December 31, (in thousands):

	Radio Holdings	Predecessor
	2006	2005
Indefinite-lived, at carrying value:
Federal Communications Commission licenses (including KCHZ-FM)	$803,741	$344,688
Goodwill	550,163	6,456

Subtotal	1,353,904	351,144

Definite-lived Favorable leases	2,413	3,348
Other, primarily pre-sold advertising	35,295	1,278

	37,708	4,626
Less accumulated amortization	(27,188)	(3,370)

Subtotal	10,520	1,256

	$1,364,424	$352,400

Changes in the carrying value of the Predecessor’s goodwill and indefinite-lived intangible assets for continuing operations were as follows (in thousands):

	Predecessor
	Federal Communications	Predecessor
	Commission Licenses	Goodwill

Balance January 1, 2005	$340,771	$6,456
Acquisitions	3,917	—

Ending Balance December 31, 2005	$344,688	$6,456

Favorable leases and pre-sold advertising contracts are amortized using the straight-line method over their respective terms. Total amortization for continuing operations for the periods from May 5, 2006 through December 31, 2006, from January 1, 2006 through May 4, 2006, and the years ended December 31, 2005 and 2004, was approximately $27.2 million, $0.2 million, $0.2 million, and $0.5 million, respectively.

Amortization expense relative to intangible assets, for the periods shown, are estimated to be as follows (in thousands):

Years ended December 31,
2007	$4,094
2008	1,717
2009	774
2010	530
2011	466
Thereafter	2,939

$10,520

In connection with the acquisition of the Predecessor discussed in Note 8, Radio Holdings allocated portions of the purchase price to identifiable intangible assets consisting of (1) broadcast licenses, (2) pre-sold commercial advertising contracts, (3) on-air talent agreements, (4) favorable transmitter site leasehold interests

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and (5) others. Radio Holdings also recorded a deferred tax liability of $260.8 million for the difference between the fair value of book basis for the assets acquired and their tax basis. In addition to the identifiable intangibles, goodwill has been recorded in the amount by which the purchase price exceeded the fair value of the net assets acquired, including identified intangibles.

Radio Holdings accounts for goodwill and intangible assets in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS No. 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets, (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value may be impaired), and (iii) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill.

At December 31, 2006, goodwill and intangible assets consist of (in thousands):

Goodwill	$550,163
Intangible assets:
Broadcast licenses	803,741
Pre-sold commercial advertising contracts	23,125
On-air talent agreements	8,326
Favorable transmitter site leasehold interests	2,413
Other	3,844
Less: accumulated amortization	(27,188)

Goodwill and intangible assets, net	$1,364,424

Amortization expense related to intangible assets (excluding broadcast licenses) was $27.2 million for the period from May 5, 2006 to December 31, 2006. The majority of amortization expense is related to pre-sold advertising contracts which were fully amortized as of December 31, 2006.

10.	Other Current Liabilities

Other current liabilities classified as continuing operations are comprised of the following (in thousands):

	Radio Holdings	Predecessor
	2006	2005
Accrued employee-related costs	$1,887	$42,745
Deferred income	114	888
Judgment payable	—	10,134
Trade expense payable	1,171	—
Other accrued expenses	8,229	4,614

	$11,401	$58,381

The liability pertaining to the summary judgment ordered by the United States District Court for the Northern District of Georgia awarding BCI $10.0 million was not assumed by Radio Holdings, see discussion below for further details.

Radio moved WHMA-FM from Anniston, Alabama in 2001 to serve the Atlanta, Georgia metropolitan area based upon a FCC Report and Order. The original purchase agreement provided that if a Final Order was received by May 2003, Media would pay the sellers an additional $10.0 million. A Final Order was not issued by that date. On July 29, 2004, Bridge Capital Investors II (“BCI”) sued Radio for $10.0 million alleging

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

breach of contract and unjust enrichment in connection with the acquisition of Radio Station WHMA-FM. On January 26, 2005, the United States District Court for the Northern District of Georgia granted summary judgment in favor of BCI against Radio. The summary judgment granted BCI $10.0 million plus interest at 9% per annum from January 22, 2001 and recovery of attorney’s costs. Indefinite-lived intangible assets (FCC licenses) for continuing operations were increased by $10.0 million as of December 31, 2004. On February 22, 2005, Predecessor appealed the judgment. Oral arguments were heard on March 14, 2006 and the grant of summary judgement was affirmed by the appellate court on August 1, 2006. Under the SPC Merger Agreement, we placed into an escrow account at the closing of the Acquisition an amount estimated to be sufficient to cover anticipated losses relating to this litigation matter. On or around August 15, 2006, a satisfaction of judgment, costs, attorneys’ fees and expenses were paid in full out of the escrow agreement with the remaining amount in escrow distributed to the SPC selling stockholders, and satisfaction of judgment was filed with the United States District Court in the Atlanta Division of the Northern District of Georgia on August 16, 2006. Continuing operations for the period from January 1, 2006 through May 4, 2006, and the year ended December 31, 2005 includes $1.2 million and $0.9 million of interest expense, respectively, related to this judgment. As of December 31, 2005, a $10.1 million liability was included in other current liabilities for continuing operations. Accrued interest for continuing operations as of December 31, 2005 included $4.5 million related to this judgment.

11.	Predecessor Employee Stock Plan

Prior to the acquisition, the Predecessor maintained an Employee Stock Plan (the “Plan”) as described below, all the shares of which were redeemed in conjunction with the acquisition by Radio Holdings. The Plan allowed certain key employees to purchase Susquehanna Radio Corp. Class “B” non-voting common stock at a formula value set by the Plan. With each share purchased, a participant received an immediately-vested option to purchase two additional shares at the same price. Total shares and options offered could not exceed 4,000,000 shares. Options expired ten years and one month after grant date. Options awarded may be subject to settlement in cash. Shares were subject to repurchase by Radio, generally at values determined annually by the Plan agreement. Radio had a right of first refusal to purchase outstanding shares and could require a terminated employee to resell outstanding shares at then current value. An employee who died or became disabled, who retired on or after the age of 60, or who terminated employment at or after age 60 may require Radio to repurchase his/her Plan shares. Participants could require Radio to repurchase Plan shares on a change of control. The Plan’s transaction year was April 1 through March 31. Although Radio could modify, suspend or terminate the Plan at any time, previously offered purchase rights or options were not subject to adverse change.

Plan share value was based generally on Radio’s value based upon the Predecessor’s annual independent valuation for ESOP purposes. Share value changed annually on April 1 based on the prior year’s December 31 valuation. The $4.0 million decrease and $5.3 million increase in the value of outstanding Radio Employee Stock Plan shares as of April 1, 2005 and 2004 respectively were recognized as minority interests for continuing operations in the consolidated statement of operations.

As of December 31, 2005 the total value of outstanding Plan shares for continuing operations was approximately $36.3 million. The total liability as of December 31, 2005 was included in accrued employee-related costs. The Predecessor redeemed approximately $5.2 million of Plan shares in 2005 from retirees and employees. Approximately $1.9 million of redeemed Plan shares were exchanged for notes payable included in long-term debt for continuing operations. Existing credit facilities were utilized to fund the cash redemptions.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Predecessor Employee Benefits

Prior to the acquisition, the Predecessor had two noncontributory qualified defined benefit pension plans as described below, whereby the Plan’s liabilities were distributed to other entities (Trusts) owned by Predecessor’s former shareholders prior to May 4, 2006.

Certain full-time employees of the Predecessor were covered by two noncontributory qualified defined benefit pension plans. Benefits under the Plans were based on employees’ years of service and earnings over part or all of their careers through April 30, 1999, when benefit accruals ceased. The ESOP was created as of May 1, 1999. Only the Salaried Plan (“Plan”) covered employees in continuing operations. The Hourly Plan covered only Pfaltzgraff employees and was classified with discontinued operations.

A plan curtailment occurred due to a decrease in plan participants resulting from the July 11, 2005 sale of Pfaltzgraff (Note 3). Prior to the curtailment, the discount rate and assumed long-term rate of return on assets were 5.74% and 8.75% respectively. After the curtailment, the discount rate and assumed rate of return on assets was 5.28% and 4.00%, respectively. The Predecessor Board voted on September 22, 2005 to terminate the Plan effective December 31, 2005.

As of December 31, 2005, the Plan’s accumulated benefit obligation exceeded Plan assets. Accordingly, an additional minimum pension liability of approximately $15.0 million and an intangible asset of $0.4 million were recognized. An additional minimum pension liability charge (other comprehensive loss) of $14.6 million, net of a $5.6 million tax benefit, was recognized for the year ended December 31, 2005.

The funded status of the Plan as of December 31 was as follows (in thousands):

2005

Reconciliation of Funded Status
Projected Benefit Obligation (PBO)	$(40,210)
Fair value of Plan assets	37,430

PBO (in excess of) or less than Plan assets	(2,780)
Unrecognized prior service cost	383
Unrecognized net loss	14,609

Net amount recognized	$12,212

Amounts Recognized in the Consolidated Balance Sheet
Prepaid benefit cost	$12,212
Accumulated other comprehensive loss	(14,992)

Net amount recognized	$(2,780)

Projected Benefit Obligation	$40,210
Accumulated Benefit Obligation	40,210
Fair Value of Assets	37,430

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net periodic pension cost for the year ended December 31, 2005 was as follows (in thousands):

	2005	2004

Net Periodic Pension Cost
Service cost	$201	$180
Interest cost	2,054	2,005
Expected return on assets	(2,442)	(3,303)
Amortization of prior service cost	39	44
Amortization of loss	534	156

Net Periodic Pension Cost	386	(918)
Curtailment Charge	109	—

Total	$495	$(918)

Other Comprehensive Loss
Change in intangible asset	$(383)	$—
Additional minimum pension liability	14,992	—

Total	$14,609	$—

Changes in the Plan’s projected benefit obligation and fair value of assets for the year ended December 31, 2005 was as follows (in thousands):

2005

Reconciliation of Changes in Benefit Obligation
Projected benefit obligation, beginning of year	$36,226
Service cost	—
Interest cost	2,054
Actuarial losses	3,701
Benefits paid	(1,771)

Projected benefit obligation, end of year	$40,210

Reconciliation of Changes in Fair Value of Assets
Fair value of assets, beginning of year	$38,701
Actual Return on Plan Assets	500
Contributions by the Employer	—
Benefits Paid	(1,771)

Fair Value of Assets, end of year	$37,430

The Plan’s liabilities were distributed to other entities (Trusts) owned by the Predecessor’s former shareholders prior to May 4, 2006.

The Predecessor’s funding policy was to make contributions as required by various regulations, not to exceed the maximum amounts deductible for federal income tax purposes. No contributions were made in 2005 or 2004. A contribution of approximately $4.0 million was made in the first quarter of in 2006. Plan assets are held by independent trustees.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Actuarial Assumptions Used to Determine Plan
Benefit Obligations as of December 31,	2005	2004

Discount rate	5.28%	5.74%
Compensation increases	N/A	N/A
Measurement Date	12/31/2005	12/31/2004
Expected long-term return on assets	4.00%	8.75%

Actuarial Assumptions Used to Determine Net Periodic Benefit Cost for Years Ended December 31,
Discount rate	5.74%	6.10%
Compensation increases	N/A	N/A
Expected long-term return on assets	4.00%	8.75%

The discount rate as of December 31, 2005 reflected the expected cost of annuities to settle the Plan.

The Predecessor historically employed a building block approach in determining the long-term rate of return for plan assets. Historical markets were studied and long-term historical relationships between equities and fixed-income are preserved consistent with the widely accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates were evaluated before long-term capital market assumptions were determined. The long-term portfolio return was established via building block approach with proper consideration of diversification and rebalancing. Peer data and historical returns were reviewed to check for reasonability and appropriateness.

Net Plan assets available as of December 31, 2005 were (in thousands)

2005

Cash and Money Market	$37,084
Other	346

Total	$37,430

The Predecessor also sponsored a defined contribution (401k) plan, which covered all full-time employees. The Predecessor matched 75% of the first 2% of a participant’s eligible compensation. The Predecessor’s continuing operations contributed approximately $0.8 million to this plan for each of the years ended December 31, 2005 and 2004, respectively.

13.	Predecessor’s Employee Stock Ownership Plan and Class “A” Nonvoting Common Stock

The Predecessor had an Employee Stock Ownership Plan (“ESOP”) as described below, which was disbanded and all outstanding shares were purchased in the CMP merger transaction on May 5, 2006.

In 2004, substantially all full-time employees participated in the Susquehanna Pfaltzgraff Co. ESOP. Effective January 1, 2005, only Media and Corporate employees participated in the ESOP.

The Predecessor accounted for the ESOP in accordance with the American Institute of Certified Public Accountants Statement of Position 93-6 “Employer’s Accounting for Employee Stock Ownership Plans” (SOP 93-6”). ESOP shares were released annually to participant accounts at their fair value for dividends and for current compensation. Shares released for dividends on allocated shares were recorded as dividends. Shares released for compensation were distributed based on participants’ eligible compensation and their businesses’ operating results. Shares released for compensation were charged to expense in the statement of operations.

The ESOP borrowed $175.3 million at 6% from the Predecessor in 1999 and $14.6 million at 6 1/2% from the Predecessor in 2001. Both notes were due in 2018 and were payable in equal installments of principal and interest annually on December 30.

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Remaining unallocated ESOP shares were scheduled for release in fourteen annual installments of 353,432 shares through 2018. Allocated shares were subject to required repurchase by the Predecessor at their fair market value. There were 1,968,413 allocated shares in the ESOP trust as of December 31, 2005. Total compensation expense recognized for both continuing operations and discontinued operations for 2005 and 2004 was $14.0 million and $15.3 million, respectively. The total value of allocated shares subject to mandatory repurchase by the Predecessor as of December 31, 2005 was $85.0 million. General and administrative expenses for continuing operations includes ESOP expense of $10.0 million and $9.0 million for the years ended December 31, 2005 and 2004, respectively.

Terminated participants could require the Predecessor to repurchase ESOP shares at fair value. During 2005, the Predecessor repurchased and retired 140,611 ESOP shares at a cost of $6.5 million. Regular common dividends declared for the year ended December 31, 2005 were $0.04 per share. ESOP common shares received an additional $1.04 special dividend per share in 2005. ESOP shares were entitled to annual special dividends through 2008.

The fair value of unearned ESOP shares as of December 31, 2005 was $198.5 million.

The Predecessor’s Class “A” common non-voting shares were subject to mandatory repurchase by the Predecessor. Shares are subject to repurchase generally at values determined annually by the plan agreement. The Predecessor had a right of first refusal to purchase outstanding shares and could require a terminated employee to resell outstanding shares at the current formula value. An employee who died or became disabled, who retired on or after the age of 60, or who terminated employment at or after age 60 could require the Predecessor to repurchase outstanding shares. Redemption of shares may be required on a change of control. The plan’s transaction year is April 1 through March 31. Although the Predecessor may modify, suspend, or terminate the plan at any time, previously offered purchase rights or options were not subject to change. In 2005, Media’s former president retired and redeemed 82,654 Class “A” common shares for $3.7 million. There were no options outstanding as of December 31, 2005. As of December 31, 2005, issued and outstanding Class “A” nonvoting shares had a fair value of $86.8 million.

The number of common shares issued and outstanding for the Predecessor as of December 31, 2005 were:

2005

Voting common stock	18,195,185
Class “A” non voting common stock	2,047,932
ESOP voting common stock	6,564,448

14.	Lease Commitments

Total operating lease expense for continuing operations was $3.8 million, $1.8 million, $5.3 million and $5.1 million for the period from May 5, 2006 through December 31, 2006, the period from January 1, 2006

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

through May 4, 2006, the years ended December 31, 2005 and 2004, respectively. Annual aggregate minimum rental commitments under non-cancelable operating leases as are as follows (in thousands):

Year Ending December 31,
2007	$4,753
2008	4,879
2009	4,456
2010	4,328
2011	3,290
Thereafter	14,223

15.	Commitments and Contingencies

Radio Holdings is a defendant from time to time in various lawsuits, which are generally incidental to its business. Radio Holdings is vigorously contesting all matters and believes that their ultimate resolution will not have a material adverse effect on its condensed consolidated financial position, results of operations or cash flow. Radio Holdings is not a party to any lawsuit or proceeding, which, in our opinion, is likely to have a material adverse effect on the Company’s consolidated financial statements.

Radio Holdings is a limited partner in San Francisco Baseball Associates L.P. On June 7, 2004, the Predecessor renewed its broadcast rights to broadcast San Francisco Giants games for the 2005 through 2009 baseball seasons. Required rights fees range from $7.6 million in 2005 to $8.7 million in 2009. The Company concurrently invested an additional $1.5 million in the partnership that owns the Giants. The Company expensed rights payments of $8.0 million, $7.6 million and $6.0 million during the 2006, 2005 and 2004 baseball seasons.

Radio Holdings has the broadcast rights for the Kansas City Chiefs NFL franchise through the 2009 football season. The contract requires minimum rights payments of $2.8 million, $2.9 million, and $3.0 million for the 2007, 2008 and 2009 football seasons, respectively.

The radio broadcast industry’s principal ratings service is Arbitron, which publishes periodic ratings surveys for domestic radio markets. Radio Holdings has a five-year agreement with Arbitron under which we receive programming ratings materials in a majority of our markets. Radio Holdings remaining obligation under the agreement with Arbitron totals approximately $12.4 million as of December 31, 2006 and will be paid in accordance with the agreement through March 2010.

The contract with Katz contains termination provisions which, if exercised by Radio Holdings during the term of the contract, would obligate Radio Holdings to pay a termination fee to Katz, calculated based upon a formula set forth in the contract.

16.	Segment Information for Continuing Operations

After the acquisition Radio Holdings’ new management has identified one segment, which is consistent with the new management of the business and its internal reporting structure.

Prior to the acquisition, the Predecessor continuing operations were comprised of two segments, Radio and Other. Radio includes all radio broadcasting operations and corporate general and administrative costs allocated to Radio based on management’s best estimates of percentage of effort expended on radio-related tasks or incremental costs incurred, whichever is deemed most appropriate in the circumstances. Other represents corporate general and administrative activities classified as continuing operations. The business

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)
And SUSQUEHANNA PFALTZGRAFF CO. AND SUBSIDIARIES (“Predecessor”)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

segments were consistent with the Predecessor’s management of its businesses and its internal financial reporting structure. Consolidated revenues are Radio revenues. Segment information for the year ended December 31, 2004 has been reclassified for comparability with 2005.

Segment information for the Predecessor’s continuing operations follows (in thousands):

	Radio	Other	Total

For the Year Ended December 31, 2005
Operating income (loss)	$60,230	$(13,294)	$46,936
Interest expense	4,142	12,999	17,141
Depreciation and amortization	6,165	1,236	7,401
Income (loss) before income taxes and minority interests	56,387	(26,292)	30,095
Identifiable assets	447,463	46,400	493,863
Capital expenditures	6,944	294	7,238
For the Year Ended December 31, 2004
Operating income (loss)	$64,022	$(8,628)	$55,394
Interest expense	7,975	11,866	19,841
Depreciation and amortization	6,605	1,154	7,759
Income (loss) before income taxes and minority interests	64,379	(21,438)	42,941
Identifiable assets	441,206	43,816	485,022
Capital expenditures	6,772	1,048	7,820

17.	Guarantor and Non Guarantor Financial Information

In connection with the sale of our $250 million 9.875% senior subordinated notes due 2014, all except one of our wholly-owned subsidiaries (the “Guarantor Companies”) jointly, severally and unconditionally guaranteed the payment obligations under the senior subordinated notes. The following supplemental financial information sets forth on a consolidating basis the balance sheet, statement of operations and cash flow information for Radio Holdings, for the Guarantor Companies and for Radio Holdings’ other subsidiary (“Non-guarantor Company”).

The supplemental condensed consolidating financial information has been prepared pursuant to the rules and regulations for condensed financial information and does not include all disclosures included in annual financial statements, although we believe that the disclosures made are adequate to make the information presented not misleading. The principal eliminating entries eliminate investments in subsidiaries and intercompany balances; there are no intercompany revenues and expenses. Allocation of the income taxes was made on a basis of specific income / (loss) by guarantor and non-guarantor companies.

CMP Susquehanna Radio Holdings Corp.
Supplemental Condensed Consolidating Balance Sheet
As of December 31, 2006

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$7,898	$(49)	$—	$7,848
Accounts receivable, net	—	49,041	1,289	—	50,329
Deferred income taxes & prepaids	—	4,115	(474)	—	3,641
Intercompany receivable	—	180,374	248	(180,622)	—

Total Current Assets	—	241,427	1,013	(180,622)	61,818
PROPERTY, PLANT AND EQUIPMENT, AT COST
Property and equipment, net	—	40,851	538	—	41,389
Goodwill and intangible assets, net	—	1,356,251	8,173	—	1,364,424
Receivable from CMP	—	—	—	—	—
Other assets	—	36,230	—	—	36,230
Intercompany investment	290,740	—	—	(290,740)	—

TOTAL ASSETS	$290,740	$1,674,759	$9,724	$(471,362)	$1,503,861

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$—	$2,023	$—	$—	$2,023
Current portion of long-term debt	—	7,000	—	—	7,000
Other current liabilities	—	20,136	57	—	20,193
Intercompany payable	—	180,374	248	(180,622)	—

Total Current Liabilities	—	209,533	305	(180,622)	29,216
LONG-TERM DEBT	—	924,500	—	—	924,500
PAYABLE TO AFFILIATE, CMP KC LLC	—	—	—	—	—
PAYABLE TO PARENT CO	—	—	—	—	—
OTHER LIABILITIES	—	8,598	91	—	8,689
DEFERRED INCOME TAXES	—	250,625	91	—	250,716

TOTAL LIABILITIES	—	1,393,256	487	(180,622)	1,213,121
STOCKHOLDERS’ EQUITY
Common stock			—	—	—
Additional paid-in capital	309,161	299,928	9,233	(309,161)	309,161
Retained earnings/(Accumulated deficit)	(18,603)	(18,607)	3	18,604	(18,603)
Accumulated other comprehensive loss	182	182	—	(182)	182

Total Stockholders’ Equity	290,740	281,503	9,237	(290,740)	290,740

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$290,740	$1,674,759	$9,724	$(471,362)	$1,503,861

CMP Susquehanna Radio Holdings Corp.
Supplemental Condensed Consolidating Statement of Operations
For the period from May 5, 2006 (date of inception) to December 31, 2006

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

Net revenues	$—	$155,607	$1,097	$—	$156,704
Operating expenses:
Station operating expenses, excluding depreciation and amortization	—	91,870	790	—	92,660
Corporate general and administrative	—	4,106	—	—	4,106
Depreciation and amortization	—	30,798	165	—	30,963

Total operating expenses	—	126,774	955	—	127,729

Operating income	—	28,833	142	—	28,975

Non-operating income (expense):
Interest expense, net	—	(54,061)	—		(54,061)
Other income (expense), net	(18,603)	(1,667)	(35)	18,603	(1,702)

Total non-operating expenses, net	(18,603)	(55,728)	(35)	18,603	(55,763)

Income before income taxes	(18,603)	(26,895)	107	18,603	(26,788)

Income tax benefit (expense)	—	8,276	(91)	—	8,185

Net income (loss)	$(18,603)	$(18,619)	$16	$18,603	$(18,603)

CMP Susquehanna Radio Holdings Corp.
Supplemental Condensed Consolidating Statement of Cash Flows
For the period from May 5, 2006 (date of inception) to December 31, 2006

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

Net cash provided by operating activities	$—	$22,705	$(49)	$—	$22,656

Cash flows from investing activities:					—
Investment in subsidiary	(299,928)	—	—	299,928	—
Acquisitions	—	(1,220,043)	—	—	(1,220,043)
Acquisition costs	—	—	—	—	—
Loans to affiliates	—	—	—	—	—
Capital expenditures	—	(472)	—	—	(472)

Net cash used in investing activities	(299,928)	(1,220,515)	—	299,928	(1,220,515)

Cash flows from financing activities:
Proceeds from bank credit facility	—	700,000	—	—	700,000
Proceeds from senior subordinated notes	—	250,000	—	—	250,000
Repayments of borrowings from credit facility	—	(18,500)	—	—	(18,500)
Proceeds from affiliate borrowings	—	—	—	—	—
Payments for debt issuance costs	—	(25,721)	—	—	(25,721)
Proceeds from contributed capital	299,928	299,928	—	(299,928)	299,928

Net cash provided by (used in) financing activities	299,928	1,205,707	—	(299,928)	1,205,707

Net increase (decrease) in cash and cash equivalents	—	7,898	(49)	—	7,848
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$7,898	$(49)	$—	$7,848

CMP SUSQUEHANNA RADIO HOLDINGS CORP. AND SUBSIDIARIES (“Radio Holdings”)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

(Unaudited)

	Radio Holdings
	March 31,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,762	$7,848
Accounts receivable, less allowance for doubtful accounts of $2,012 in 2007 and $1,509 in 2006	41,211	50,329
Deferred income taxes	4,460	927
Prepaid expenses and other current assets	7,092	2,714

Total Current Assets	55,525	61,818

Property, plant and equipment, net	40,144	41,389
Intangible assets, net (including goodwill of $550,163 in 2007 and $550,163 in 2006)	1,363,014	1,364,424
Other assets	34,935	36,230

Total assets	$1,493,618	$1,503,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,310	$2,023
Current portion of long-term debt	7,000	7,000
Accrued interest	12,340	6,437
Accrued income taxes	510	2,355
Other current liabilities	9,749	11,401

Total Current Liabilities	30,909	29,216

Long-term debt	912,750	924,500
Other liabilities	9,220	8,689
Deferred income taxes	252,393	250,716

Total liabilities	1,205,272	1,213,121
STOCKHOLDERS’ EQUITY:
Common Stock — Voting $.01 par value, authorized 1,000 shares and issued 100 shares	—	—
Additional paid-in capital	309,161	309,161
Retained earnings/(Accumulated deficit)	(20,927)	(18,603)
Accumulated other comprehensive income	112	182

Total Stockholders’ Equity	288,346	290,740

Total Liabilities and Stockholders’ Equity	$1,493,618	$1,503,861

The accompanying notes are an integral part of the condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
(Unaudited)

	Radio Holdings	Predecessor
	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2007	2006
Net revenues	$46,667	$49,211
Operating expenses:
Station operating expense excluding depreciation amortization	26,813	31,771
Corporate general and administrative expenses	1,683	6,254
Depreciation and amortization	2,834	1,790

Total operating expenses	31,330	39,815

Operating income from continuing operations	15,337	9,396
Non-operating income (expense) from continuing operations:
Interest expense, net	(19,508)	(4,466)
Loss on early extinguishment of debt	—	(6,492)
Other income (expense)	(9)	225

Loss from continuing operations before income taxes and minority interest	(4,180)	(1,337)
Provision (benefit) for income taxes	(1,856)	109
Minority interest income (expense)	—	(471)

Loss from continuing operations	(2,324)	(1,917)

Discontinued operations:
Gain from operations of discontinued operations	—	3,922
Provision for income taxes	—	1,725
Minority interest income	—	37

Gain on discontinued operations	—	2,234

Net income (loss)	$(2,324)	$317

The accompanying notes are an integral part of the condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Radio Holdings	Predecessor
	March 31,	March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,324)	$317
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,834	2,013
Loss (gain) on sale of properties	—	472
Deferred income taxes	(1,856)	(15,975)
Minority interests	—	434
Loss on equity investments	—	188
Deferred financing amortization	1,225	183
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	9,118	8,927
Decrease (increase) in other assets	(4,377)	(2,828)
Increase (decrease) in accounts payable and accrued expenses	3,539	(4,362)
Increase (decrease) in prepaid and accrued income taxes	(1,845)	18,675
Increase (decrease) in other liabilities	529	(149)
Increase (decrease) in other current liabilities	—	(3,460)

Net cash provided by operating activities	6,843	4,435
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(179)	(6,098)
Intangible assets, investments and other assets	—	(1,872)

Net cash used in investing activities	(179)	(7,970)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in revolving credit borrowings	—	156,301
Construction loan repayments	—	(209)
Repayment of long-term debt	(11,750)	(152,674)
Subsidiary common stock transactions	—	(7,050)
Payment of dividends	—	(254)

Net cash used in financing activities	(11,750)	(3,886)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,086)	(7,422)

CASH AND CASH EQUIVALENTS, at beginning of period	7,848	9,242

CASH AND CASH EQUIVALENTS, at end of period	$2,762	$1,820

Supplemental disclosures of cash flow information
Interest paid	$12,846	$5,768
Income taxes paid	$—	$—

The accompanying notes are an integral part of the condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Interim Financial Data and Basis of Presentation

Interim Financial Data

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of CMP Susquehanna Radio Holdings Corp. and subsidiaries (“Radio Holdings”) and Susquehanna Pfaltzgraff Co. and subsidiaries (“Predecessor” or “SPC”; and, together with Radio Holdings, the “Company”) and the notes thereto included in the Company’s consolidated audited financial statements for the year ended December 31, 2006 appearing elsewhere in this prospectus. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the three months ended March 31, 2007 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 2007.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, intangible assets, derivative financial instruments, income taxes, restructuring and contingencies and litigation. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates under different assumptions or conditions.

Since Predecessor’s stockholders agreed to sell Predecessor’s Radio operations in a stock transaction, Radio and general corporate activities are classified as continuing operations. All other operations are classified as discontinued operations.

Radio Holdings is a second-tier subsidiary of Cumulus Media Partners, LLC (“CMP”) and the 100% owner of CMP Susquehanna Corp. (“CMPSC”), which is the principal operating subsidiary of CMP.

Financial Statement Presentation

The Predecessor’s financial statements have been presented since Radio Holdings did not previously have its own operations. The post-acquisition financial statements of Radio Holdings reflect the new basis of accounting. The principal intangibles arising from the acquisition are broadcast licenses, goodwill and pre-sold advertising contracts. Radio Holdings and Predecessor together are referred to as “Company” or “Companies”. In accordance with SEC guidance, the Predecessor company elected not to prepare the 2006 Statement of Cash Flows on a discontinued operations basis. Therefore, certain items such as depreciation expense and cash will differ from financial statements prepared on a discontinued operations basis.

  Recent Accounting Pronouncement

FIN 48.  In July 2006, the FASB issued SFAS Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of SFAS Statement No. 109. FIN 48 applies to all “tax positions” accounted for under SFAS 109. FIN 48 refers to “tax positions” as positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements. FIN 48 further clarifies a tax position to include the following:

•	a decision not to file a tax return in a particular jurisdiction for which a return might be required,

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

•	an allocation or a shift of income between taxing jurisdictions,

•	the characterization of income or a decision to exclude reporting taxable income in a tax return, or

•	a decision to classify a transaction, entity, or other position in a tax return as tax exempt.

FIN 48 clarifies that a tax benefit may be reflected in the financial statements only if it is “more likely than not” that a company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it should be measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. This is a change from prior practice, whereby companies were able to recognize a tax benefit only if it is probable a tax position will be sustained.

The Company adopted the provisions of FIN 48 on January 1, 2007. The Company classifies interest and penalties relating to uncertain tax positions in income taxes. The Company files numerous income tax returns at the United States federal jurisdiction and for various state jurisdictions. Radio Holdings is indemnified by Predecessor’s selling stockholders against realized tax uncertainties for periods prior to acquisition (May 5, 2006). Radio Holdings has evaluated its exposure for tax uncertainties considering these indemnities. Consequently, it has recorded no reserve for tax uncertainties as it believes all of its net open positions are “more likely than not” to be sustained based on technical merits. Accordingly, it expects no change in its unrecognized tax benefits for the next 12 months. Due to the presence of net operating losses incurred in recent years, Radio Holdings is subject to examination for prior years. Its liability resulting from any examinations would consider of the indemnities described above.

2.	Discontinued Operations of the Predecessor

Discontinued operations of the Predecessor include Cable, Pfaltzgraff, SusQtech and Real Estate. Continuing operations include radio broadcasting and certain general corporate overhead.

On May 1, 2006, the Predecessor sold the assets of its cable business to Comcast Corporation (“Comcast”) for approximately $772 million cash. Substantially all of the gain from operations of discontinued subsidiaries is attributable to the operations of Cable.

Included in the gain from operations of discontinued subsidiaries for the three months ended March 31, 2006 are (in thousands):

Revenues from discontinued operations	$53,221

Interest expense, net	$4,738

3.	Long-term Debt

The Company’s long-term debt consisted of the following at March 31, 2007 and December 31, 2006 included (in thousands):

	Radio Holdings
	March 31,	December 31,
	2007	2006

Debt classified as continuing operations:
9.875% Senior subordinated notes	250,000	250,000
Term loan	669,750	681,500

Total	919,750	931,500
Less amounts payable within one year	7,000	7,000

	912,750	924,500

As of March 31, 2007, there were no outstanding amounts under the revolving credit facility. The revolving loan rate is variable based on the levels of leverage, and range from 1.75% to 2.25% above LIBOR

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

and from 0.75% to 1.25% above the alternate base rate. The spreads for the term loan are 2% above LIBOR (5.4% at March 31, 2007) or 1% above the alternate base rate. At March 31, 2007, CMPSC’s effective interest rate, excluding the interest rate swap discussed below, on the loan amounts outstanding under CMPSC’s credit facilities was 7.4%. In August, 2006 CMPSC entered into an interest rate swap agreement that effectively fixed the interest rate, based on LIBOR, on $225.0 million of floating rate bank borrowings for a one year period. As a result, including the fixed component of the swap at March 31, 2007, CMPSC’s effective interest rate on the loan amounts outstanding under CMPSC’s credit facilities was 7.56%.

CMPSC’s obligations under the credit facility are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property and all of the capital stock of Radio Holdings’ direct and indirect domestic subsidiaries. In addition, CMPSC’s obligations under the credit facility are guaranteed by its subsidiaries.

The term loan has a repayment schedule which requires quarterly principal payments of 0.25% of the original loan which began on September 30, 2006. The term loan also has required payments based on the excess cash flow as defined in the agreement. The unpaid balance of the term loan is due May, 2013 and the revolving loan is due May, 2012.

The senior subordinated notes have a rate of 9.875% and mature in May, 2014. Pursuant to the registration rights agreement entered into with respect to the senior subordinated notes at the time of original issuance, because CMPSC did not consummate a registered exchange offer for such notes within 360 days after their issue date, commencing May 1, 2007 additional interest began to accrue at a rate of 0.25% per annum, subject to certain additional upward adjustments until the exchange offer is consummated. Upon completion of the exchange offer, any such additional interest shall cease to accrue.

The senior subordinated notes are unsecured and the bank term loan is secured by a blanket lien over all assets of Radio Holdings. Under the bank credit agreement, there are a number of standard financial covenants that restrict CMPSC’s ability to incur additional indebtedness, pay dividends, sell off pledged assets and make capital expenditures. CMPSC’s long-term debt is subject to various covenants, restrictions and other requirements. The terms of the bank credit agreement, and the indenture governing the notes, require that the Company deliver audited financial statements accompanied by an unqualified opinion of its independent registered public accounting firm by certain specified dates. Because the Company did not deliver the required information within the required dates, CMPSC technically was not in compliance with the bank credit agreement and the indenture governing the notes. Under the bank credit agreement and the indenture, the non-compliance would not have constituted an event of default until the giving of notice and expiration of the applicable cure period. The Company will cure any non-compliance under those agreements with the filing with the Securities and Exchange Commission of Radio Holdings’ audited consolidated financial statements for 2006 and the accompanying report of its independent registered public accounting firm at December 31, 2006.

4.	Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. Derivative value changes are recorded in income for any contracts not classified as qualifying hedging instruments. For derivatives qualifying as cash flow hedge instruments, the effective portion of the derivative fair value change must be recorded through Accumulated Other Comprehensive Income (“AOCI”), a component of stockholders’ equity. The Company uses derivative financial instruments solely to limit interest rate exposure and none are used for trading purposes.

Radio Holdings entered into an interest rate swap arrangement in August, 2006, to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of LIBOR. The transaction has an effective date of November 9, 2006 and locks in the future interest expense at 5.2% for the first $225.0 million of bank borrowings through November 9, 2007. The transaction is accounted for as a qualifying cash flow hedge of the future variable rate interest payments in accordance with SFAS No. 133. As

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

of March 31, 2007 and December 31, 2006, the fair value of the derivative was $0.1 million and $0.2 million, respectively.

The fair value of the August 2006 Swap is determined periodically by obtaining quotations from the financial institution that is the counterparty to the swap arrangement. The fair value represents an estimate of the net amount that Radio Holdings would receive if the agreement was transferred to another party or cancelled as of the date of the valuation. Changes in the fair value of the August 2006 Swap are reported in AOCI.

During the three months ended March 31, 2006, the Predecessor was party to swaps with notional values totaling $50 million, expiring in 2007. The Predecessor was also party to a 2.5% interest floor with a $50 million notional value. The Predecessor did not elect hedge accounting for these instruments. On February 1, 2006, the Predecessor settled its interest swap and floor at a gain of $0.6 million.

5.	Contingencies

The Company is a defendant from time to time in various lawsuits, which are generally incidental to its business. Radio Holdings is vigorously contesting all matters and believes that their ultimate resolution will not have a material adverse effect on its condensed consolidated financial position, results of operations or cash flow. Radio Holdings is not a party to any lawsuit or proceeding, which, in our opinion, is likely to have a material adverse effect on the Company’s consolidated financial statements.

The Company’s national advertising sales agency contract with Katz Media Group, Inc. (“Katz”) contains termination provisions which, if exercised by Radio Holdings during the term of the contract, would obligate Radio Holdings to pay a termination fee to Katz, calculated based upon a formula set forth in the contract.

6.	Related Party

Concurrent with the consummation of the acquisition, CMP Susquehanna Holdings Corp., the parent company of Radio Holdings (“Holdings”), entered into a management agreement with Cumulus Media Inc. (“Cumulus”) to manage the operations of CMP’s subsidiaries. The agreement provides for Holdings to pay a management fee that is expected to be approximately 4% of Holdings’ and its subsidiaries’ annual EBITDA or $4.0 million, whichever is greater. In addition, Holdings also pays an investor fee of $1.0 million or 1% of EBITDA to cover ongoing investor expenses.

7.	Guarantor and Non Guarantor Financial Information

In connection with the sale of our $250 million 9.875% senior subordinated notes due 2014, all except one of our wholly-owned subsidiaries (the “Guarantor Companies”) jointly, severally and unconditionally guaranteed the payment obligations under the senior subordinated notes. The following supplemental financial information sets forth on a consolidating basis the balance sheet, statement of operations and cash flow information for Radio Holdings, for the Guarantor Companies and for Radio Holdings’ other subsidiary (“Non-guarantor Company”).

The supplemental condensed consolidating financial information has been prepared pursuant to the rules and regulations for condensed financial information and does not include all disclosures included in interim financial statements, although we believe that the disclosures made are adequate to make the information presented not misleading. The principal eliminating entries eliminate investments in subsidiaries and intercompany balances; there are no intercompany revenues and expenses. Allocation of the income taxes was made on a basis of specific income/ (loss) by guarantor and non-guarantor companies.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$3,001	$(239)	$—	$2,762
Accounts receivable, net	—	40,755	456	—	41,211
Deferred income taxes & prepaids	—	10,598	1,111	(157)	11,552
Intercompany receivable	—	266,439	312	(266,751)	—

Total Current Assets	—	320,793	1,641	(266,909)	55,525
PROPERTY, PLANT AND EQUIPMENT, AT COST
Property and equipment, net	—	39,643	501	—	40,144
Goodwill and intangible assets, net	—	1,354,844	8,170	—	1,363,014
Receivable from CMP	—	—	—	—	—
Other assets	—	34,935	—	—	34,935
Intercompany investment	288,346	—	—	(288,346)	—

	$288,346	$1,750,215	$10,312	$(555,255)	$1,493,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	—	1,310	—	—	1,310
Current portion of long-term debt	—	7,000	—	—	7,000
Other current liabilities	—	22,508	91	—	22,599
Intercompany payable	—	266,145	763	(266,909)	—

Total Current Liabilities	—	296,964	854	(266,909)	30,909
LONG-TERM DEBT	—	912,750	—	—	912,750
PAYABLE TO AFFILIATE, CMP KC LLC	—	—	—	—	—
PAYABLE TO PARENT CO	—	—	—	—	—
OTHER LIABILITIES	—	9,128	92	—	9,220
DEFERRED INCOME TAXES	—	252,268	125	—	252,393

Total Liabilities	—	1,471,109	1,071	(266,909)	1,205,272
STOCKHOLDERS’ EQUITY
Common stock		—	—		—
Additional paid-in capital	309,161	299,928	9,233	(309,161)	309,161
Retained earnings/(Accumulated deficit)	(20,927)	(20,935)	8	20,927	(20,927)
Accumulated other comprehensive income	112	112	—	(112)	112

Total Stockholders’ Equity	288,346	279,105	9,241	(288,346)	288,346

Total Liabilities and Stockholders’ Equity	$288,346	$1,750,215	$10,312	$(555,255)	$1,493,618

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

Net Revenues	$—	$46,126	$541	$—	$46,667
Operating Expenses:
Station operating expenses, excluding depreciation and amortization	—	26,553	$260	—	26,813
Corporate general and administrative	—	1,683	$—	—	1,683
Depreciation and amortization	—	2,794	$40	—	2,834

Total operating expenses	—	31,030	300	—	31,330

Operating income	—	15,096	241	—	15,337

Non-operating income (expense):
Interest expense, net	—	(19,508)	—		(19,508)
Other income (expense), net	(2,324)	(9)	—	2,324	(9)

Total non-operating expenses, net	(2,324)	(19,517)	—	2,324	(19,517)

Income before income taxes	(2,324)	(4,421)	241	2,324	(4,180)

Income tax benefit (expense)	—	2,093	(237)	—	1,856

Net income (loss)	$(2,324)	$(2,328)	$4	$2,324	$(2,324)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	(In thousands)
	Parent	Guarantor	Non-guarantor
	Company	Companies	Company	Eliminations	Consolidated

Net cash provided by operating activities	$—	$7,033	$(189)		$6,843
Cash flows from investing activities:					—
Investment in subsidiary				—	—
Acquisitions		—			—
Acquisition costs					—
Loans to affiliates					—
Capital expenditures		(179)	—		(179)

Net cash used in investing activities	—	(179)	—	—	(179)

Cash flows from financing activities:
Proceeds from bank credit facility		—			—
Proceeds from senior subordinated notes		—			—
Repayments of borrowings from credit facility		(11,750)			(11,750)
Proceeds from affiliate borrowings			—	—	—
Payments for debt issuance costs					—
Proceeds from contributed capital					—

Net cash provided by (used in) financing activities	—	(11,750)	—	—	(11,750)

Net increase (decrease) in cash and cash equivalents	—	(4,897)	(189)	—	(5,086)
Cash and cash equivalents, beginning of period	—	7,898	(49)	—	7,848
Cash and cash equivalents, end of period	$—	$3,001	$(239)	$—	$2,762

Schedule II

CMP Susquehanna Radio Holdings Corp.
Financial Statement Schedule
Valuation and Qualifying Accounts

	(In thousands)
	Balance at	Provision for
	Beginning of	Doubtful		Balance at
	Year	Accounts	Write-offs	End of Year

Fiscal Year
2006, May 5 through December 31
Allowance for Doubtful Accounts for Radio Holdings	$578	1,010	(79)	$1,509
2006, January 1 through May 4
Allowance for Doubtful Accounts for Predecessor	$878	207	(507)	$578
2005
Allowance for Doubtful Accounts for Predecessor	$1,136	371	(629)	$878
2004
Allowance for Doubtful Accounts for Predecessor	$1,152	976	(992)	$1,136

S-1

PROSPECTUS

Offer to Exchange

$250,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all outstanding 9 7/8% Senior Subordinated Notes due 2014

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

(a) CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., CMP KC Corp., Susquehanna Media Co., Susquehanna Pfaltzgraff Co., Bay Area Radio Corp., and KNBR, Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the certificates of incorporation and/or the bylaws of the above-named Delaware corporations each provide for indemnification of any person who is or was a director, officer, employee or agent of the corporation to the full extent permitted by the Delaware law, as amended from time to time.

(b) CMP Houston-KC, LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The LLC agreement of CMP Houston-KC LLC provides that any members or managers of the company shall not be held liable to the company for any action taken in managing the business or affairs of the company if such duties are performed in a manner that the members or managers believe in good faith to be in the best interests of the company and with such care as an ordinarily prudent person in a like position would exercise under similar circumstances. The members or managers of the company shall not be liable to the company for any loss or damage sustained by the company, except loss or damage resulting from (i) intentional misconduct or knowing violation of law, (ii) a transaction in which the members or managers received a personal benefit in violation or breach of the provisions of the LLC agreement, or (iii) a failure to act in good faith and in a manner reasonably believed to be in the best interests of the company.

(c) Radio San Francisco, Inc. is incorporated under the laws of California.

Under Section 317 of the California General Corporation Law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

Neither the articles of incorporation nor the bylaws of Radio San Francisco, Inc. contain provisions indemnifying controlling persons, directors or officers of the company in any manner against liability incurred in their capacity as such.

(d) Sunnyside Communications, Inc., Radio Indianapolis, Inc., Indianapolis Radio License Co., and S.C.I. Broadcasting, Inc. are each incorporated under the laws of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (a) had reasonable cause to believe the individual’s conduct was lawful; or (b) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The bylaws of Sunnyside Communications, Inc. and S.C.I. Broadcasting, Inc., provide for indemnification of current and former directors, officers and employees, and certain others, for reasonable expenses, including attorney’s fees, actually incurred in defense of a suit or proceeding, except in relation to matters which are adjudged in such action that such person is liable for negligence or misconduct in his duties. The bylaws also provide for indemnification for settlement expenses if it is determined by a majority of directors not involved in the matter that it was to the interests of the company for the settlement to be made, and that the person to be indemnified was not guilty of negligence or misconduct.

The bylaws of Radio Indianapolis, Inc., provide for indemnification of directors, officers, or employees of the company against acts taken by them in good faith if such persons (i) exercised the same degree of care that a prudent man would have exercised in the circumstances in the conduct of his own affairs, (ii) took or omitted to take such action on advice of counsel for the company or statements made or information furnished by officers or other employees of the company which he had reasonable grounds to believe, or based on a financial statement prepared by an officer or employee of the corporation or certified by a public accountant or an accounting firm, or (iii) in good faith considered the assets to be of their book value or followed what he believed to be sound accounting or business practices. The articles of incorporation of Radio Indianapolis, Inc., provide for indemnification of current and former officers, directors, employees and certain others, against reasonable expenses incurred in the defense of a suit or proceeding, including attorneys’ fees, except in connection with a proceeding in which it is adjudged that such person is liable for negligence of willful misconduct in the performance of his corporate duties. The bylaws also provide for indemnification against settlement expenses if it is determined by a majority of directors not involved in the matter that it was to the interests of the company for the settlement to be made, and that the person to be indemnified was not guilty of negligence or willful misconduct.

Neither the articles of incorporation nor the bylaws of Indianapolis Radio License Co. contain provisions indemnifying controlling persons, directors or officers of the company against liability incurred in their capacity as such.

(e) WSBA Lico, Inc., WVAE Lico, Inc., WNNX Lico, Inc., Radio Metroplex, Inc., KRBE Broadcasting, Inc., KLIF Broadcasting, Inc., KFFG Lico, Inc., KPLX Lico, Inc., WRRM Lico, Inc., WFMS Lico, Inc., Indy Lico, Inc., KRBE Lico, Inc., KNBR Lico, Inc., and KLIF Lico, Inc. are each incorporated under the laws of Nevada.

Section 78.7502 of the Nevada Revised Statutes (the “NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreements, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s officers, directors, employees or agents, or any persons serving in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

The bylaws of each of the above-named Nevada corporations provide for indemnification to the fullest extent authorized by Nevada law, provided that the company will indemnify any person to be indemnified in connection with a proceeding initiated by that person only if such proceeding is authorized by the board of directors of the company. The bylaws provide for the advancement of expenses upon an undertaking by such individual to repay all such expenses if it is determined in a final judicial decision that such person is not entitled to be indemnified for such expenses, as well as for the right of such person to bring suit against the company for the unpaid amount of a claim within a certain time period after a written claim for those expenses has been received by the company.

(f) Radio Cincinnati, Inc. is incorporated under the laws of Ohio.

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

Neither the articles of incorporation nor the bylaws of Radio Cincinnati, Inc. contain provisions indemnifying controlling persons, directors or officers of the company against liability incurred in their capacity as such.

(g) Susquehanna Radio Corp. and Susquehanna Radio Services, Inc. are both incorporated under the laws of Pennsylvania.

Sections 1741 and 1742 of the Pennsylvania Business Corporations Law (the “PBCL”) provide that a corporation may indemnify, under specified circumstances, persons who were or are directors, officers or employees of the corporation or who served or serve other business entities at the request of the corporation. Under these provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of the defense and any liability incurred are to be indemnified under these provisions only where independent legal counsel or another disinterested person selected by the board of directors determines that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Any expense incurred with respect to any claim may be advanced by the corporation if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not entitled to be indemnified.

Section 1746 of the PBCL provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. Section 1746 also provides for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the PBCL described above.

Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the act or omission giving rise to a claim constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director’s responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

The bylaws of Susquehanna Radio Corp. provide for indemnification for current or former directors or officers and certain others against reasonable costs and expenses, including amounts paid in settlement and attorneys’ fees, incurred in connection with any civil, criminal or other action to which such person is made a party, except for those expenses attributable to such portions(s) of the matters involved as to which it is adjudged in such proceeding that such party has been liable for gross negligence or misconduct in the performance of his or her duties.

The bylaws of Susquehanna Radio Services, Inc., provide for indemnification for current or former directors or officers and certain others to the fullest extent provided by Pennsylvania law.

(h) Susquehanna License Co., LLC is a limited liability company organized under the laws of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Law (the “PLLCL”) provides that, subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, except that indemnification shall not be made where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Any such indemnification may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in Section 8945 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company.

Section 8945 of the PLLCL also provides that expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under Section 8945 may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

In accordance with these provisions, the limited liability company agreement of Susquehanna License Co., LLC provides for indemnification of any manager or member against any claims or demands to the fullest extent of the law, except that no indemnification may be made to such person if a final adjudication adverse to that person establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or (ii) such person gained personally a financial profit or other advantage to which he or she was not legally entitled. The agreement also provides for advancement of expenses and provides protection regardless of whether such person remains a manager, member, employee or agent of the company.

(i) Texas Star Radio, Inc., KPLX Radio, Inc., KLIF Radio, Inc., and KRBE Radio, Inc. are each incorporated under the laws of Texas.

Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) permits a Texas corporation to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position. However, such reimbursement of reasonable expenses is limited to those actually incurred where (a) a person is found liable on the basis that a personal benefit was improperly received or (b) the person is found liable in a derivative suit brought on behalf of the corporation and the person was not liable for willful or intentional misconduct. Under the TBCA, a director or officer must be indemnified in cases in which he is wholly successful on the merits or in the defense of the proceedings. The TBCA authorizes corporations to maintain insurance to cover indemnification expenses on behalf of any person who is or was a director, officer, agent or employee of the corporation or was serving at the request of the corporation, regardless of whether the corporation would have the power to indemnify such person against liability under Article 2.02-1 of the TBCA.

The bylaws of KBRE Radio, Inc. provide for indemnification of current and former officers, directors, and certain other persons against reasonable costs and expenses incurred in connection with any suit or proceeding, except expenses attributable to portions of matters as to which it is adjudged that such person is liable for gross negligence or misconduct in the performance of his duties.

The bylaws of KPLX Radio, Inc. and KLIF Radio, Inc., indemnify current and former officers and directors, employees, and certain others to the fullest extent authorized by Texas law; provided that the corporation will indemnify any such person in connection with a proceeding initiated by that person only if such proceeding is authorized by the board of directors of the company. The bylaws provide for the advancement of expenses upon an undertaking by such individual to repay all such expenses if it is determined in a final judicial decision that the person is not entitled to be indemnified for such expenses, as well as the right of such person to bring suit against the company for the unpaid amount of the claim within a certain time period after a written claim for those expenses has been received by the company.

The bylaws of Texas Star Radio, Inc., indemnify current and former officers and directors, employees, and certain others to the fullest extent authorized by Texas law, provided that the corporation will indemnify any such person in connection with a proceeding initiated by that indemnitee only if such proceeding is authorized by the board of directors of the corporation, The bylaws also provide for the advancement of expenses upon an undertaking by such individual to repay all such expenses if it is determined in a final judicial decision that the person is not entitled to be indemnified for such expenses.

(j) KPLX Limited Partnership, KRBE Limited Partnership, and KLIF Broadcasting Limited Partnership are each limited partnerships organized under the laws of Texas.

Under the Texas Revised Limited Partnership Act (the “TRLPA”), a general partner must be indemnified by the limited partnership in cases in which the general partner is wholly successful on the merits or in the defense of the proceedings. Section 11.02 of the TRLPA provides that a limited partnership may indemnify a person who was, is, or is threatened to be named a defendant in a proceeding only if that person (1) acted in good faith; (2) reasonably believed: (A) in the case of conduct in the person’s official capacity as a general partner of the limited partnership, that the person’s conduct was in the limited partnership’s best interests; and (B) in all other cases, that the person’s conduct was at least not opposed to the limited partnership’s best interests; and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The TRLPA allows a Texas limited partnership to indemnify anyone who was, is or is threatened to be made a defendant or respondent in a proceeding and allows a limited partnership to purchase and maintain liability insurance, whether or not the partnership would have the power to indemnify such person against such liability.

The partnership agreements of KPLX Limited Partnership, KBRE Limited Partnership, and KLIF Broadcasting Limited Partnership do not specifically address indemnification of their partners or other controlling persons, but state that any matter not specifically covered in such agreements shall be governed by the applicable provisions of the TRLPA.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp., as amended
3.2	Bylaws of CMP Susquehanna Guarantor Corp. (former name of CMP Susquehanna Radio Holdings Corp.)
3.3	Certificate of Incorporation of CMP Susquehanna Corp.
3.4	Bylaws of CMP Susquehanna Corp.
3.5	Certificate of Incorporation of CMP KC Corp.
3.6	Bylaws of CMP KC Corp.
3.7	Certificate of Formation of CMP Houston-KC, LLC, as amended
3.8	Limited Liability Company Declaration of CMP Houston-KC, LLC
3.9	Certificate of Incorporation of CMP Merger Co. (former name of Susquehanna Pfaltzgraff Co.)
3.10	Bylaws of CMP Merger Co. (former name of Susquehanna Pfaltzgraff Co.)
3.11	Certificate of Incorporation of Susquehanna Media Co., as amended
3.12	Bylaws of Susquehanna Media Co., as amended
3.13	Articles of Incorporation of Susquehanna Radio Corp., as amended
3.14	Bylaws of Susquehanna Radio Corp.
3.15	Articles of Incorporation of Susquehanna Radio Services, Inc.

Exhibit No.	Description

3.16	Bylaws of Susquehanna Radio Services, Inc., as amended
3.17	Articles of Incorporation of Sunnyside Communications, Inc.
3.18	Code of Bylaws of Sunnyside Communications, Inc., as amended
3.19	Articles of Incorporation of WSBA Lico, Inc.
3.20	Bylaws of WSBA Lico, Inc., as amended
3.21	Articles of Incorporation of Radio San Francisco, Inc.
3.22	Bylaws of Radio San Francisco, Inc.
3.23	Articles of Incorporation of WVAE Lico, Inc.
3.24	Bylaws of WVAE Lico, Inc., as amended
3.25	Certificate of Organization of Susquehanna License Co., LLC
3.26	Limited Liability Company Declaration of Susquehanna License Co., LLC
3.27	Articles of Incorporation of WNNX Lico, Inc.
3.28	Bylaws of WNNX Lico, Inc., as amended
3.29	Articles of Incorporation of Radio Metroplex, Inc., as amended
3.30	Bylaws of Radio Metroplex, Inc.
3.31	Articles of Incorporation of Radio Cincinnati, Inc., as amended
3.32	Code of Regulations of Radio Cincinnati, Inc., as amended
3.33	Articles of Incorporation of KRBE Broadcasting, Inc.
3.34	Bylaws of KRBE Broadcasting, Inc., as amended
3.35	Articles of Incorporation of Radio Indianapolis, Inc.
3.36	Code of Bylaws of Radio Indianapolis, Inc.
3.37	Certificate of Incorporation of Bay Area Radio Corp.
3.38	Bylaws of Bay Area Radio Corp., as amended
3.39	Articles of Incorporation of Indianapolis Radio License Co.
3.40	Bylaws of Indianapolis Radio License Co., as amended
3.41	Articles of Incorporation of KLIF Broadcasting, Inc.
3.42	Bylaws of KLIF Broadcasting, Inc., as amended
3.43	Articles of Incorporation of Texas Star Radio, Inc., as amended
3.44	Bylaws of Hispanic Coalition, Inc. (former name of Texas Star Radio, Inc.)
3.45	Articles of Incorporation of S.C.I. Broadcasting, Inc.
3.46	Code of Bylaws of S.C.I. Broadcasting, Inc., as amended
3.47	Articles of Incorporation of KFFG Lico, Inc.
3.48	Bylaws of KFFG Lico, Inc., as amended
3.49	Articles of Incorporation of KPLX Lico, Inc.
3.50	Bylaws of KPLX Lico, Inc., as amended
3.51	Certificate of Limited Partnership of KPLX Limited Partnership
3.52	Amended and Restated Partnership Agreement of KPLX Limited Partnership
3.53	Articles of Incorporation of KPLX Radio, Inc.
3.54	Bylaws of KPLX Radio, Inc., as amended
3.55	Articles of Incorporation of WRRM Lico, Inc.
3.56	Bylaws of WRRM Lico, Inc., as amended
3.57	Articles of Incorporation of WFMS Lico, Inc.
3.58	Bylaws of WFMS Lico, Inc., as amended
3.59	Certificate of Incorporation of KNBR, Inc., as amended

Exhibit No.	Description

3.60	Bylaws of GE Subsidiary, Inc. II (former name of KNBR, Inc.)
3.61	Articles of Incorporation of Indy Lico, Inc.
3.62	Bylaws of Indy Lico, Inc., as amended
3.63	Articles of Incorporation of KRBE Lico, Inc.
3.64	Bylaws of KRBE Lico, Inc., as amended
3.65	Articles of Incorporation of KNBR Lico, Inc.
3.66	Bylaws of KNBR Lico, Inc., as amended
3.67	Articles of Incorporation of KLIF Lico, Inc.
3.68	Bylaws of KLIF Lico, Inc., as amended
3.69	Articles of Incorporation of KLIF Radio, Inc.
3.70	Bylaws of KLIF Radio, Inc., as amended
3.71	Certificate of Limited Partnership of KRBE Limited Partnership
3.72	Amended and Restated Agreement of Limited Partnership of KRBE Limited Partnership
3.73	Articles of Incorporation of KRBE Radio, Inc., as amended
3.74	Bylaws of KRBE Radio, Inc.
3.75	Certificate of Limited Partnership of KLIF Broadcasting Limited Partnership
3.76	Amended and Restated Agreement of Limited Partnership of KLIF Broadcasting Limited Partnership
4.1	Indenture, dated May 5, 2006, among CMP Susquehanna Corp., the Guarantors party thereto, and Wells Fargo Bank, National Association, as trustee
4.2	Registration Rights Agreement, dated May 5, 2006, among CMP Susquehanna Corp., the Guarantors party thereto, and the initial purchasers of the Notes
5.1	Opinion of Jones Day
5.2	Opinion of Krieg DeVault
5.3	Opinion of Kolesar & Leatham, Chtd.
10.1	Credit Agreement, dated as of May 5, 2006, among CMP Susquehanna Corp., CMP Susquehanna Radio Holdings Corp., Deutsche Bank Trust Company Americas, as administrative agent, and the other lenders party thereto
10.2	Guarantee Agreement, dated as of May 5, 2006, among CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., the subsidiaries of CMP Susquehanna Corp. identified therein and Deutsche Bank Trust Company Americas, as administrative agent
10.3	Security Agreement, dated as of May 5, 2006, among CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., the subsidiaries of CMP Susquehanna Corp. identified therein and Deutsche Bank Trust Company Americas, as collateral agent
10.4	Management Agreement, dated as of May 3, 2006, by and between CMP Susquehanna Holdings Corp. and Cumulus Media Inc.
10.5	Agreement and Plan of Merger, dated as of October 31, 2005, among CMP Susquehanna Corp., CMP Merger Co., Susquehanna Pfaltzgraff Co. and the Stockholders’ Representative
10.6	Asset Purchase Agreement, dated as of October 31, 2005, among CMP KC Corp, 1051FM, LLC, Susquehanna Kansas City Partnership and Susquehanna Radio Corp.
12.1	Computation of Ratios
21.1	Subsidiaries
23.1	Consent of Jones Day (included as part of Exhibit 5.1)
23.2	Consents of KPMG LLP
23.3	Consent of Krieg DeVault (included as part of Exhibit 5.2)
23.4	Consent of Kolesar & Leatham, Chtd. (included as part of Exhibit 5.3)
24.1	Powers of Attorney (included in signature pages of this registration statement)

Exhibit No.	Description

25.1	Form T-1 Statement of Eligibility
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery

(b)  Financial Statement Schedules

Schedule II: Valuation and Qualifying Accounts

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMP Susquehanna Radio Holdings Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr., Martin R. Gausvik and Richard S. Denning, each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

/s/ John Connaughton John Connaughton	Director	June 6, 2007

/s/ Michael Goody Michael Goody	Director	June 6, 2007

/s/ Holcombe T. Green, Jr. Holcombe T. Green, Jr.	Director	June 6, 2007

Signature	Title	Date

/s/ Ian Loring Ian Loring	Director	June 6, 2007

/s/ Soren Oberg Soren Oberg	Director	June 6, 2007

/s/ David M. Tolley David M. Tolley	Director	June 6, 2007

/s/ Kent R. Weldon Kent R. Weldon	Director	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMP Susquehanna Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

CMP SUSQUEHANNA CORP.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr., Martin R. Gausvik and Richard S. Denning, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

/s/ John Connaughton John Connaughton	Director	June 6, 2007

/s/ Michael Goody Michael Goody	Director	June 6, 2007

/s/ Holcombe T. Green, Jr. Holcombe T. Green, Jr.	Director	June 6, 2007

/s/ Ian Loring Ian Loring	Director	June 6, 2007

Signature	Title	Date

/s/ Soren Oberg Soren Oberg	Director	June 6, 2007

/s/ David M. Tolley David M. Tolley	Director	June 6, 2007

/s/ Kent R. Weldon Kent R. Weldon	Director	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMP KC Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

CMP KC CORP.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CMP Houston-KC, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

CMP HOUSTON-KC, LLC

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Pfaltzgraff Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUSQUEHANNA PFALTZGRAFF CO.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Media Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUSQUEHANNA MEDIA CO.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Radio Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUSQUEHANNA RADIO CORP.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Susquehanna Radio Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUSQUEHANNA RADIO SERVICES, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sunnyside Communications, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUNNYSIDE COMMUNICATIONS, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WSBA Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

WSBA LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radio San Francisco, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

RADIO SAN FRANCISCO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WVAE Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

WVAE LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Susquehanna License Co., LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

SUSQUEHANNA LICENSE CO., LLC

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WNNX Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

WNNX LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radio Metroplex, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

RADIO METROPLEX, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radio Cincinnati, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

RADIO CINCINNATI, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KRBE Broadcasting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KRBE BROADCASTING, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radio Indianapolis, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

RADIO INDIANAPOLIS, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bay Area Radio Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

BAY AREA RADIO CORP.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indianapolis Radio License Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

INDIANAPOLIS RADIO LICENSE CO.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KLIF Broadcasting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KLIF BROADCASTING, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Texas Star Radio, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

TEXAS STAR RADIO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, S.C.I. Broadcasting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

S.C.I. BROADCASTING, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KFFG Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KFFG LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KPLX Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KPLX LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KPLX Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KPLX LIMITED PARTNERSHIP

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KPLX Radio, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KPLX RADIO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WRRM Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

WRRM LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WFMS Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

WFMS LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KNBR, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KNBR, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indy Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

INDY LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KRBE Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KRBE LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KNBR Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KNBR LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KLIF Lico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KLIF LICO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KLIF Radio, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KLIF RADIO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KRBE Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KRBE LIMITED PARTNERSHIP

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KRBE Radio, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KRBE RADIO, INC.

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KLIF Broadcasting Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 6, 2007.

KLIF BROADCASTING LIMITED PARTNERSHIP

By:	/s/ Martin R. Gausvik
Martin R. Gausvik
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	June 6, 2007

/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 6, 2007

Exhibit List

Exhibit No.	Description

3.1	Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp., as amended
3.2	Bylaws of CMP Susquehanna Guarantor Corp. (former name of CMP Susquehanna Radio Holdings Corp.)
3.3	Certificate of Incorporation of CMP Susquehanna Corp.
3.4	Bylaws of CMP Susquehanna Corp.
3.5	Certificate of Incorporation of CMP KC Corp.
3.6	Bylaws of CMP KC Corp.
3.7	Certificate of Formation of CMP Houston-KC, LLC, as amended
3.8	Limited Liability Company Declaration of CMP Houston-KC, LLC
3.9	Certificate of Incorporation of CMP Merger Co. (former name of Susquehanna Pfaltzgraff Co.)
3.10	Bylaws of CMP Merger Co. (former name of Susquehanna Pfaltzgraff Co.)
3.11	Certificate of Incorporation of Susquehanna Media Co., as amended
3.12	Bylaws of Susquehanna Media Co., as amended
3.13	Articles of Incorporation of Susquehanna Radio Corp., as amended
3.14	Bylaws of Susquehanna Radio Corp.
3.15	Articles of Incorporation of Susquehanna Radio Services, Inc.
3.16	Bylaws of Susquehanna Radio Services, Inc., as amended
3.17	Articles of Incorporation of Sunnyside Communications, Inc.
3.18	Bylaws of Sunnyside Communications, Inc., as amended
3.19	Articles of Incorporation of WSBA Lico, Inc.
3.20	Bylaws of WSBA Lico, Inc., as amended
3.21	Articles of Incorporation of Radio San Francisco, Inc.
3.22	Bylaws of Radio San Francisco, Inc.
3.23	Articles of Incorporation of WVAE Lico, Inc.
3.24	Bylaws of WVAE Lico, Inc., as amended
3.25	Certificate of Organization of Susquehanna License Co., LLC
3.26	Limited Liability Company Declaration of Susquehanna License Co., LLC
3.27	Articles of Incorporation of WNNX Lico, Inc.
3.28	Bylaws of WNNX Lico, Inc., as amended
3.29	Articles of Incorporation of Radio Metroplex, Inc., as amended
3.30	Bylaws of Radio Metroplex, Inc.
3.31	Articles of Incorporation of Radio Cincinnati, Inc., as amended
3.32	Code of Regulations of Radio Cincinnati, Inc., as amended
3.33	Articles of Incorporation of KRBE Broadcasting, Inc.
3.34	Bylaws of KRBE Broadcasting, Inc., as amended
3.35	Articles of Incorporation of Radio Indianapolis, Inc.
3.36	Code of Bylaws of Radio Indianapolis, Inc.
3.37	Certificate of Incorporation of Bay Area Radio Corp.
3.38	Bylaws of Bay Area Radio Corp., as amended
3.39	Articles of Incorporation of Indianapolis Radio License Co.
3.40	Bylaws of Indianapolis Radio License Co., as amended
3.41	Articles of Incorporation of KLIF Broadcasting, Inc.
3.42	Bylaws of KLIF Broadcasting, Inc., as amended

Exhibit No.	Description

3.43	Articles of Incorporation of Texas Star Radio, Inc., as amended
3.44	Bylaws of Hispanic Coalition, Inc. (former name of Texas Star Radio, Inc.)
3.45	Articles of Incorporation of S.C.I. Broadcasting, Inc.
3.46	Code of Bylaws of S.C.I. Broadcasting, Inc., as amended
3.47	Articles of Incorporation of KFFG Lico, Inc.
3.48	Bylaws of KFFG Lico, Inc., as amended
3.49	Articles of Incorporation of KPLX Lico, Inc.
3.50	Bylaws of KPLX Lico, Inc., as amended
3.51	Certificate of Limited Partnership of KPLX Limited Partnership
3.52	Amended and Restated Partnership Agreement of KPLX Limited Partnership
3.53	Articles of Incorporation of KPLX Radio, Inc.
3.54	Bylaws of KPLX Radio, Inc., as amended
3.55	Articles of Incorporation of WRRM Lico, Inc.
3.56	Bylaws of WRRM Lico, Inc., as amended
3.57	Articles of Incorporation of WFMS Lico, Inc.
3.58	Bylaws of WFMS Lico, Inc.
3.59	Certificate of Incorporation of KNBR, Inc., as amended
3.60	Bylaws of GE Subsidiary, Inc. II (former name of KNBR, Inc.)
3.61	Articles of Incorporation of Indy Lico, Inc.
3.62	Bylaws of Indy Lico, Inc., as amended
3.63	Articles of Incorporation of KRBE Lico, Inc.
3.64	Bylaws of KRBE Lico, Inc., as amended
3.65	Articles of Incorporation of KNBR Lico, Inc.
3.66	Bylaws of KNBR Lico, Inc., as amended
3.67	Articles of Incorporation of KLIF Lico, Inc.
3.68	Bylaws of KLIF Lico, Inc., as amended
3.69	Articles of Incorporation of KLIF Radio, Inc.
3.70	Bylaws of KLIF Radio, Inc., as amended
3.71	Certificate of Limited Partnership of KRBE Limited Partnership
3.72	Amended and Restated Agreement of Limited Partnership of KRBE Limited Partnership
3.73	Articles of Incorporation of KRBE Radio, Inc.
3.74	Bylaws of KRBE Radio, Inc.
3.75	Certificate of Limited Partnership of KLIF Broadcasting Limited Partnership
3.76	Amended and Restated Agreement of Limited Partnership of KLIF Broadcasting Limited Partnership
4.1	Indenture, dated May 5, 2006, among CMP Susquehanna Corp., the Guarantors party thereto, and Wells Fargo Bank, National Association, as trustee
4.2	Registration Rights Agreement, dated May 5, 2006, among CMP Susquehanna Corp., the Guarantors party thereto, and the initial purchasers of the Notes
5.1	Opinion of Jones Day
5.2	Opinion of Krieg DeVault
5.3	Opinion of Kolesar & Leatham, Chtd.
10.1	Credit Agreement, dated as of May 5, 2006, among CMP Susquehanna Corp., CMP Susquehanna Radio Holdings Corp., Deutsche Bank Trust Company Americas, as administrative agent, and the other lenders party thereto

Exhibit No.	Description

10.2	Guarantee Agreement, dated as of May 5, 2006, among CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., the subsidiaries of CMP Susquehanna Corp. identified therein and Deutsche Bank Trust Company Americas, as administrative agent
10.3	Security Agreement, dated as of May 5, 2006, among CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., the subsidiaries of CMP Susquehanna Corp. identified therein and Deutsche Bank Trust Company Americas, as collateral agent
10.4	Management Agreement, dated as of May 3, 2006, by and between CMP Susquehanna Holdings Corp. and Cumulus Media Inc.
10.5	Agreement and Plan of Merger, dated as of October 31, 2005, among CMP Susquehanna Corp., CMP Merger Co., Susquehanna Pfaltzgraff Co. and the Stockholders’ Representative
10.6	Asset Purchase Agreement, dated as of October 31, 2005, among CMP KC Corp, 1051FM, LLC, Susquehanna Kansas City Partnership and Susquehanna Radio Corp.
12.1	Computation of Ratios
21.1	Subsidiaries
23.1	Consent of Jones Day (included as part of Exhibit 5.1)
23.2	Consents of KPMG LLP
23.3	Consent of Krieg DeVault (included as part of Exhibit 5.2)
23.4	Consent of Kolesar & Leatham, Chtd. (included as part of Exhibit 5.3)
24.1	Powers of Attorney (included in signature pages of this registration statement)
25.1	Form T-1 Statement of Eligibility
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery